As filed with the Securities and Exchange Commission on June 20, 2003

                                              Registration Statement No. 333-

  ===========================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             -------------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                             -------------------
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             -------------------

                      DAIMLERCHRYSLER MASTER OWNER TRUST
                             (Issuer of the Notes)
                         CARCO AUTO LOAN MASTER TRUST
                    (Issuer of the Collateral Certificate)
                   DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC
     (Depositor into CARCO Auto Loan Master Trust and Beneficiary of
                     DaimlerChrysler Master Owner Trust)
            (Exact name of registrant as specified in its charter)

   DELAWARE                     6146                         38-3523542
  (State of         (Primary Standard Industrial      (I.R.S. Employer Number)
Organization)            Classification Code             Identification No.)

                              27777 Inkster Road
                       Farmington Hills, Michigan 48334
                                (248) 427-2625
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        CHRISTOPHER A. TARAVELLA, ESQ.
                  DaimlerChrysler Services North America LLC
                              27777 Inkster Road
                       Farmington Hills, Michigan 48334
                                (248) 427-2577
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                             -------------------

                                  Copies to:
                            RENWICK D. MARTIN, ESQ.
                        Sidley Austin Brown & Wood LLP
                              787 Seventh Avenue
                           New York, New York 10019
                                (212) 839-5300

       Approximate date of commencement of proposed sale to the public:
             From time to time after this Registration Statement
             becomes effective as determined by market conditions.
                             -------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


                                             CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                      Proposed Maximum     Proposed Maximum      Amount of
              Title of each class of               Amount to be      Offering Price Per   Aggregate Offering    Registration
            Securities to be registered           registered (1)          Unit(2)                Price            Fee (4)
-----------------------------------------------------------------------------------------------------------------------------
Auto Dealer Loan Asset Backed Notes...........    $6,000,000,000            100%            $6,000,000,000        $485,400

----------------------------------------------------------------------------------------------------------------------------
Collateral Certificate (3)....................    $6,000,000,000             --                   --                 --

============================================================================================================================

     (1) With respect to notes denominated in a foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such notes are originally offered.

     (2) Estimated solely for the purpose of calculating the registration fee.

     (3) No additional consideration will be paid by the purchasers of the Auto Dealer Loan Asset Backed Notes for the Collateral Certificate, which is pledged as security for the Auto Dealer Loan Asset Backed Notes.

     (4) Pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, $138,000 of the registration fee for this Registration Statement is being offset by the registration fee already paid in connection with unsold securities registered by DaimlerChrysler Wholesale Receivables LLC under Registration Statement No. 333-73570, initially filed with the Securities and Exchange Commission on November 16, 2001.

   ------------------------------------------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                        Subject to amendment, dated [o]



DAIMLERCHRYSLER                                          Prospectus Supplement
                                                       To Prospectus dated [o]

                                     $[o]
                      DAIMLERCHRYSLER MASTER OWNER TRUST
                                    Issuer

        Floating Rate Auto Dealer Loan Asset Backed Notes, Series [o],
                                    due [o]

               DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, Seller

             DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC, Servicer


Before you decide to invest in the Series [o] notes, please read this prospectus supplement and the prospectus, especially the risk factors beginning on page S-[o] of this prospectus supplement and page [o] of the prospectus. The Series [o] notes are obligations of the issuer only and do not represent interests in or obligations of the CARCO receivables trust, DaimlerChrysler AG, DaimlerChrysler Wholesale Receivables LLC, DaimlerChrysler Services North America LLC or any of their affiliates.


Principal amount............................                         $[o]
Per annum interest rate.....................              one-month LIBOR
                                                                plus [o]%


Expected principal payment
      date..........................................................[o]
Legal final.........................................................[o]
Price to public per Series [o] note................................[o]%
Underwriting discount per Series [o] note..........................[o]%
Proceeds to seller..................................................[o]

The total price to public is $[o], the total underwriting discount is $[o] and the total amount of proceeds to the issuer is $[o].

The seller must pay expenses estimated to be [o]. The issuer will pay interest on the Series [o] notes on the 15th day of each month. The first payment date will be [o].


         We will deliver the Series [o] notes in book-entry form only on or about [o].

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Series [o] notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                        ------------------------------
                               [underwriter[s]]
                        ------------------------------
                The date of this prospectus supplement is [o].

-----------------------------------------------------------------------------
               Reading the Prospectus and Prospectus Supplement
-----------------------------------------------------------------------------

         We provide information on the offered securities in two documents that offer varying levels of detail:

         o Prospectus -- provides general information, some of which may not apply to the offered securities.

         o Prospectus Supplement -- provides a summary of the specific terms of the offered securities.

         You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

         We suggest you read this prospectus supplement and the prospectus. The prospectus supplement pages begin with "S." If the terms of the offered securities described in this prospectus supplement vary with the accompanying prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents on page S-3 in this document and on pages iv and v in the prospectus to locate the referenced sections.

Limitations on Offers or Solicitations

         We do not intend this document to be an offer or solicitation:

          o if used in a jurisdiction in which the offer or solicitation is not authorized;

          o if the person making the offer or solicitation is not qualified to do so; or

          o if the offer or solicitation is made to anyone to whom it is unlawful to make the offer or solicitation.

-----------------------------------------------------------------------------
                              Table of Contents
-----------------------------------------------------------------------------

                     Section                      Page
----------------------------------------------------------
Reading the Prospectus and Prospectus Supplement  S-2
----------------------------------------------------------
Summary of Series Terms                           S-4
----------------------------------------------------------
 o  Parties                                       S-4
----------------------------------------------------------
 o  Title of Securities                           S-4
----------------------------------------------------------
 o  Stated Principal Amount; Nominal
    Liquidation Amount                            S-4
----------------------------------------------------------
 o  Series Issuance Date                          S-4
----------------------------------------------------------
 o  Series Cut-Off Date                           S-4
----------------------------------------------------------
 o  Collateral Certificate                        S-5
----------------------------------------------------------
 o  Terms of the Series [o] Notes                 S-5
----------------------------------------------------------
 o  Legal Final                                   S-5
----------------------------------------------------------
 o  Revolving Period                              S-5
----------------------------------------------------------
 o  Accumulation Period                           S-5
----------------------------------------------------------
 o  Early Redemption Period                       S-5
----------------------------------------------------------
 o  Credit Enhancement                            S-6
----------------------------------------------------------
 o  Excess Principal Collections                  S-6
----------------------------------------------------------
 o  Monthly Servicing Fee                         S-6
----------------------------------------------------------
 o  Optional Redemption                           S-6
----------------------------------------------------------
 o  Other Series of Notes and Certificates        S-6
----------------------------------------------------------
 o  ERISA Considerations                          S-7
----------------------------------------------------------
 o  Tax Status                                    S-7
----------------------------------------------------------
 o  Note Ratings                                  S-7
----------------------------------------------------------
 o  Risk Factors                                  S-7
----------------------------------------------------------
 o  Notes Not Listed on any Exchange              S-7
----------------------------------------------------------
Risk Factors                                      S-8
----------------------------------------------------------
      o     Only some of the assets of  the
issuer will be available to make payments on the
Series [o] notes                                  S-8
----------------------------------------------------------
      o      The timing of principal payments
may not be as expected                            S-9
----------------------------------------------------------
      o     Credit enhancement is limited and
may be reduced                                    S-10
----------------------------------------------------------
      o     The CARCO receivables trust and the
issuer are dependent on DCS and DaimlerChrysler   S-10
----------------------------------------------------------
      o     Your ability to resell notes is
limited                                           S-10
----------------------------------------------------------
Glossary                                          S-10
----------------------------------------------------------

----------------------------------------------------------
                     Section                      Page
----------------------------------------------------------
Use of Proceeds                                   S-10
----------------------------------------------------------
The Dealer Floorplan Financing Business           S-10
----------------------------------------------------------
The Accounts                                      S-12
----------------------------------------------------------
DCS's Performance History                         S-13
----------------------------------------------------------
 o  Loss Experience                               S-13
----------------------------------------------------------
 o  Aging Experience                              S-15
----------------------------------------------------------
 o  Geographic Distribution                       S-15
----------------------------------------------------------
Maturity and Principal Payment Considerations     S-15
----------------------------------------------------------
Series Provisions                                 S-16
----------------------------------------------------------
 o  General                                       S-17
----------------------------------------------------------
 o  Interest                                      S-17
----------------------------------------------------------
 o  Principal                                     S-17
----------------------------------------------------------
 o  Excess Funding Account                        S-21
----------------------------------------------------------
 o  Optional Redemption by the Issuer             S-22
----------------------------------------------------------
Deposit and Application of Funds                  S-22
----------------------------------------------------------
 o  Application of Available Amounts Allocated
to Series [o]                                     S-24
----------------------------------------------------------
 o  Reduction and Reinstatement of Nominal
Liquidation Amounts                               S-24
----------------------------------------------------------
      o     Reductions                            S-25
----------------------------------------------------------
      o     Reinstatements                        S-26
----------------------------------------------------------
 o  Series [o] Overcollateralization Amount       S-26
----------------------------------------------------------
 o  Allocation Percentages                        S-27
----------------------------------------------------------
 o  Required Participation Percentage             S-28
----------------------------------------------------------
 o  Sale of Receivables                           S-28
----------------------------------------------------------
 o  Final Payment of the Series [o] Notes         S-28
----------------------------------------------------------
 o  Shared Excess Available Interest Amounts      S-30
----------------------------------------------------------
 o  Shared Excess Available Principal Amounts     S-30
----------------------------------------------------------
 o  Early Redemption Events                       S-31
----------------------------------------------------------
Underwriting                                      S-33
----------------------------------------------------------
Legal Matters                                     S-33
----------------------------------------------------------
Note Ratings                                      S-33
----------------------------------------------------------
Glossary of Principal Terms for Prospectus
Supplement                                        S-34
----------------------------------------------------------
Other Series of Notes                             A-I-1
----------------------------------------------------------
Series of Investor Certificates Issued by the
CARCO Receivables Trust                           A-II-1
----------------------------------------------------------

-----------------------------------------------------------------------------
                           Summary of Series Terms
-----------------------------------------------------------------------------

    This summary highlights selected information from this prospectus supplement and may not contain all the information that you need to consider in making an investment decision. It provides general, simplified descriptions of matters that are highly complex. You should carefully read this document and the accompanying prospectus. You will find a detailed description of the terms of the Series [o] notes following this summary and in the prospectus.


                                    Parties

  ------------------------------------------------------------

       Party                       Description
  ------------------------------------------------------------
   Issuer         o  DaimlerChrysler Master Owner Trust (the
                     "issuer")

  ------------------------------------------------------------
   Seller         o  DaimlerChrysler Wholesale Receivables
                     LLC ("DCWR"), an indirectly owned
                     subsidiary of DaimlerChrysler Services
                     North America LLC ("DCS")

                  o DCWR's executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334, and its telephone number is (248) 427-2625

  ------------------------------------------------------------
   Servicer       o  DCS, a wholly owned subsidiary of
                     DaimlerChrysler Corporation
                     ("DaimlerChrysler")

  ------------------------------------------------------------
   Indenture      o  The Bank of New York
  Trustee

  ------------------------------------------------------------
   Owner          o  Chase Manhattan Bank USA, National
  Trustee for        Association
  Issuer

  ------------------------------------------------------------
  CARCO           o  CARCO Auto Loan Master Trust (the
  Receivables        "CARCO receivables trust")
  Trust

                  o  Owns the receivables and has issued the
                     collateral certificate to the issuer
  ------------------------------------------------------------


                              Title of Securities

         Floating Rate Auto Dealer Loan Asset Backed Notes, Series [o] (the "Series [o] notes").


              Stated Principal Amount; Nominal Liquidation Amount

 Stated Principal Amount
   of Series [o]
   notes...................            $[o]
 Initial nominal
   liquidation amount of
   Series [o] notes........            $[o]
 Initial Series [o]
   overcollateralization
   amount..................            $[o]
 Initial Series [o]
   nominal liquidation
   amount..................            $[o]

o The Series [o] nominal liquidation amount will equal the portion of the invested amount of the collateral certificate allocated to Series [o]. The Series [o] notes are secured only by that portion of the collateral certificate that corresponds to the Series [o] nominal liquidation amount. The Series [o] nominal liquidation amount will be equal to the sum of (i) the nominal liquidation amount of the Series [o] notes (initially, $[o]) and (ii) the Series [o] overcollateralization amount (initially, $[o]). The Series [o] nominal liquidation amount, the nominal liquidation amount of the Series [o] notes and the Series [o] overcollateralization amount will be subject to reduction and reinstatement as described in this prospectus supplement under "Deposit and Application of Funds -- Reduction and Reinstatement of Nominal Liquidation Amounts."

                             Series Issuance Date

    o [o], 2003.

                              Series Cut-Off Date

    o [o], 2003.

                            Collateral Certificate

    The collateral certificate is an investor certificate issued by the CARCO receivables trust and represents an allocable interest in a pool of receivables arising from revolving floorplan financing agreements of selected motor vehicle dealers. The issuer's primary source of funds to make payments on the Series [o] notes will be the distributions received on the collateral certificate. However, only the portion of those distributions that are allocated to Series [o] as described in this prospectus supplement will be available to make payments on the Series [o] notes. The Series [o] noteholders will not have any recourse to any other assets of the issuer or any other person for payments on the Series [o] notes. Distributions on the collateral certificate that are allocated to other series of notes will only be available to make payments on the Series [o] notes under the limited circumstances described in this prospectus supplement and the prospectus. See "DaimlerChrysler Wholesale Receivables LLC and the CARCO Receivables Trust" and "Description of the Investor Certificates Issued by the CARCO Receivables Trust" in the prospectus.

                         Terms of the Series [o] Notes

Interest Payment Dates

    o Interest will be payable on the 15th of each month, unless the 15th is not a business day, in which case the payment will be made on the following business day. The first payment will be on [o] 15, [o].

Per Annum Interest Rate

    o [o]% above one-month LIBOR (calculated as described herein). Interest will be calculated on the basis of the actual number of days in the applicable interest period divided by 360.

Interest Periods

    o Each period from and including a payment date to but excluding the following payment date, except that the first interest period will be from and including the Series [o] issuance date to but excluding the first payment date.


Principal Payments

    o We expect to pay the principal of the Series [o] notes (but only to the extent of the outstanding nominal liquidation amount of the Series [o] notes) in full on [o].

    o However, under some circumstances we may pay principal earlier or later or in reduced amounts. See "Maturity and Principal Payment Considerations" in this prospectus supplement.

                                  Legal Final

    We will be obligated to pay the principal amount of the Series [o] notes (but only to the extent of the outstanding nominal liquidation amount of the Series [o] notes), to the extent not previously paid, by [o].

                               Revolving Period

    During the revolving period, we will not pay principal on the Series [o] notes or accumulate principal for that purpose. Instead, we will use the Series [o] share of available principal amounts to make principal payments on other series and/or pay them to the issuer to maintain the interest in the CARCO receivables trust evidenced by the collateral certificate. The revolving period will begin at the close of business on the Series [o] cut-off date and will end when the accumulation period begins. The revolving period will also end if an early redemption period begins.

                              Accumulation Period

    We will accumulate principal for the Series [o] notes during an accumulation period of no more than five months long unless an early redemption period that is not terminated begins before the start of the accumulation period. The latest date on which the accumulation period will commence is [o]. During the accumulation period we will accumulate the Series [o] share of principal collections for payment on [o]. See "Series Provisions -- Principal" in this prospectus supplement.

                            Early Redemption Period

    If an early redemption event occurs and is not cured, you will begin to receive payments of principal. We refer to this period after the occurrence of an early redemption event as the early redemption period. Early redemption events are events that might adversely affect the issuer's ability to make payments on the Series [o] notes as originally expected. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Reinvestment Events and Early Amortization Events" in the prospectus and "Deposit and Application of Funds -- Early Redemption Events" in this prospectus supplement for a description of the events that might cause an early redemption period to start.

                              Credit Enhancement

Series [o] Overcollateralization Amount

    o On the Series [o] cut-off date, the portion of the collateral certificate allocable to Series [o] will equal $[o] and will exceed the outstanding dollar principal amount of the Series [o] notes by $[o]. The amount of that excess is the initial Series [o] overcollateralization amount. This overcollateralization amount is intended to protect the Series [o] noteholders from the effect of charge-offs on defaulted receivables in the CARCO receivables trust that are allocated to Series [o] and any use of available principal amounts to pay interest on the Series [o] notes.

    o The Series [o] overcollateralization amount will equal the sum of (i) 9.89% of the nominal liquidation amount of the Series [o] notes and
        (ii) the incremental overcollateralization amount, which is based on the amount of ineligible receivables and dealer overconcentration amounts in the CARCO receivables trust. The amount in clause (ii) may fluctuate from time to time.

    o We will allocate distributions on the collateral certificate to Series [o] on the basis of the sum of the nominal liquidation amount of the Series [o] notes and the Series [o] overcollateralization amount. The Series [o] overcollateralization amount will be reduced by:

    o reallocations of available principal amounts otherwise allocable to the Series [o] over-collateralization amount to pay interest on the Series [o] notes; and

    o charge-offs resulting from uncovered defaults on receivables in the CARCO receivables trust allocated to Series [o].

    Reductions in the Series [o] overcollateralization amount will result in a reduced amount of distributions on the collateral certificate that are available to make payments on the Series [o] notes. If the Series [o] overcollateralization amount is reduced to zero, then those reallocations and charge-offs will instead reduce the nominal liquidation amount of the Series [o] notes and you may incur a loss on your Series [o] notes.

                         Excess Principal Collections

    Principal collections allocable to other series of notes, to the extent not needed to make payments in respect of those other series, will be applied to make principal payments in respect of the Series [o] notes and of other series of notes then entitled to principal payments.

                             Monthly Servicing Fee

    The monthly servicing fee is the product of 1/12 of 1.0% times the applicable nominal liquidation amount of the Series [o] notes, or less if the servicer waives any portion of the monthly servicing fee on any date. The annual Servicing Fee Rate is 1.0%.

                              Optional Redemption

    The servicer may cause the issuer to redeem the Series [o] notes on any day on or after the day on which the nominal liquidation amount of the Series [o] notes is reduced to $[o] or less.

                    Other Series of Notes and Certificates

    The issuer has previously issued three series of notes, referred to as the Floating Rate Auto Dealer Loan Asset Backed Notes, Series 2002-A, the Floating Rate Auto Dealer Loan Asset Backed Notes, Series 2002-B and the Floating Rate Auto Dealer Loan Asset Backed Notes, Series 2003-A, and may issue additional series of notes. A summary of these prior series of notes is contained in "Other Series of Notes" at the end of this prospectus supplement. The CARCO receivables trust has previously issued several series of investor certificates and may issue additional series of investor certificates. A summary of each series of investor certificates (other than the collateral certificate) currently outstanding is contained in "Series of Investor Certificates Issued by the CARCO Receivables Trust" at the end of this prospectus supplement.

                             ERISA Considerations

    It is expected that the Series [o] notes will be eligible for purchase by employee benefit plans. However, plans contemplating the purchase of Series [o] notes should consult their counsel before making a purchase. See "ERISA Considerations" in the prospectus.

                                  Tax Status

    Sidley Austin Brown & Wood LLP, as special U.S. federal tax counsel to the issuer, is of the opinion that at the time of initial issuance of the Series [o] notes for federal income tax purposes:

    o  the Series [o] notes will be characterized as debt; and

    o the issuer will not be classified as an association, or a publicly traded partnership, taxable as a corporation.

    By your acceptance of a Series [o] note, you will agree to treat your Series [o] notes as indebtedness for federal, state and local income and franchise tax purposes and Michigan single business tax purposes. See "Tax Matters" in the prospectus for additional information concerning the application of federal tax laws.

                                 Note Ratings

    The issuer will issue the Series [o] notes only if they are rated at the time of issuance in the highest long-term rating category by at least one nationally recognized rating agency.

    The rating agencies and their ratings only address the likelihood that you will timely receive your interest payments and the likelihood that you will ultimately receive all of your required principal payments by the legal final. The rating agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on the Series [o] notes prior to or after the expected principal payment date.
                                 Risk Factors

    An investment in the Series [o] notes involves material risks. See "Risk Factors" in this prospectus supplement and the prospectus.

                       Notes Not Listed on any Exchange

    The Series [o] notes will not be listed on an exchange or quoted in an automated quotation system of a registered securities association. See "Risk Factors -- Your ability to resell notes is limited" in this prospectus supplement or the prospectus.

-----------------------------------------------------------------------------
                                 Risk Factors
-----------------------------------------------------------------------------

    In this section and in the prospectus under the heading "Risk Factors," we discuss the principal risk factors of an investment in the Series [o] notes.

    Only some of the assets of the issuer will be available to make payments on the Series [o] notes.

The source of funds for payments on the notes is limited:

o The sole source of payment of principal of or interest on the Series [o] notes will be the portion of the available principal amounts and available interest amounts allocated to Series [o]. As a result, you must rely only on the particular assets allocated as security for the Series [o] notes for payment of the principal of and interest on the Series [o] notes. You will not have recourse to any other assets of the issuer or any other person for payment of your notes. See "Deposit and Application of Funds" in this prospectus supplement. If the interest rates charged on the receivables decline, the available interest amounts allocable to Series [o] might be reduced at a time when the interest rate on the Series [o] notes is not declining. Conversely, the interest rate on the Series [o] notes could increase at a time when the interest rates on the receivables are not increasing. Either situation could result in the use of available principal amounts allocable to Series [o] to pay interest on the Series [o] notes. If the overcollateralization amount is not sufficient to mitigate the effect of such a change in rates, this could result in delayed or reduced principal and interest payments to you.

     Also, following a sale of receivables due to the insolvency of DCS or DaimlerChrysler, an acceleration of the notes following an event of default, or on the legal final, as described in "Deposit and Application of Funds -- Sale of Receivables" in this prospectus supplement and "Sources of Funds to Pay the Notes -- Sale of Receivables" in the prospectus, only the proceeds of that sale allocable to the Series [o] notes will be available to make payments on the Series [o] notes. If the amount of those proceeds is not enough, you will incur a loss on your notes.

o Available principal amounts allocable to Series [o] may be reallocated to pay interest on the Series [o] notes to the extent that available interest amounts allocable to Series [o] are insufficient to make such interest payments. Also, charge-offs of uncovered defaulted receivables in the CARCO receivables trust allocated to Series [o] are generally first applied against the Series [o] overcollateralization amount and, if the Series [o] overcollateralization amount has been reduced to zero, then applied to the nominal liquidation amount of the Series [o] notes. If these reallocations and charge-offs that are allocated to the nominal liquidation amount of the Series [o] notes are not reimbursed from excess available funds, the full stated principal amount of the Series [o] notes will not be repaid. See "The Notes-- Stated Principal Amount, Outstanding Dollar Principal

     Amount and Nominal Liquidation Amount of Notes-- Nominal Liquidation Amount" in the prospectus and "Deposit and Application of Funds-- Reduction and Reinstatement of Nominal Liquidation Amounts" in this prospectus supplement.

    The timing of principal payments may not be as expected. Several factors will have an effect on the amount and timing of principal payments on the Series [o] notes. Some of those factors are described below.


You may not receive your                o  The shorter the accumulation period, the greater the chance that payment
principal on the Series [o]                in full of the Series [o] notes by their expected principal payment date
expected principal payment date            will depend on available principal amounts from other series of notes,
because of the performance of              which in turn will depend on the available principal amounts allocable to
other series:                              the collateral certificate. A series from which principal amounts are expected to be available to make payments on the Series [o] notes may enter an early redemption period before the Series [o] expected principal payment date. Available principal amounts allocable to that series will not be available to pay principal of the Series [o] notes. As a result, you may receive some of your principal later than the Series [o] expected principal payment date. On written request, the seller will give you disclosure documents relating to any other outstanding series of notes issued by the issuer and any outstanding series of investor certificates issued by the
                                           CARCO receivables trust. Those documents describe the events which could result in the start of an early redemption period or early amortization period, as applicable, for those series.


If an early redemption event            o  If an early redemption event occurs, you may receive your principal sooner or
occurs, you may receive your               later than you expected and you may not receive all of your principal. In
principal sooner or later than             particular, a significant decline in the amount of receivables generated
you expected and you may not               could cause an early redemption of the Series [o] notes. If the balance of
receive all of your                        the receivables in the CARCO receivables trust is not maintained at a
principal:                                 specified level, DCS must designate additional accounts, the receivables of which will be sold to the seller. The seller will be required to transfer those receivables to the CARCO receivables trust. If additional accounts are not designated by DCS when required, an early redemption event will occur.


                                        o  If a bankruptcy event relating to DCS or DaimlerChrysler were to occur, an early redemption event would occur. In that case additional receivables would not be transferred to the CARCO receivables trust and principal payments on the Series [o] notes would commence.



    See "The Dealer Floorplan Financing Business" in the prospectus and "Maturity and Principal Payment Considerations" and "Deposit and Application of Funds -- Early Redemption Events" in this prospectus supplement for more information about the timing of payments on the Series [o] notes.

    Credit enhancement is limited and may be reduced. As the credit enhancement is reduced, you are more likely to incur losses and to receive your principal earlier or later than you expected. Credit enhancement of the Series [o] notes will be provided by the Series [o] overcollateralization amount as described in this prospectus supplement. The amount of such credit enhancement is limited and may be reduced from time to time. See "Deposit and Application of Funds -- Series [o] Overcollateralization Amount" for more information about the credit enhancement for the Series [o] notes.

    The CARCO receivables trust and the issuer are dependent on DCS and DaimlerChrysler. The CARCO receivables trust, and therefore the issuer, are completely dependent upon DCS for the generation of new receivables. The ability of DCS to generate receivables is in turn dependent to a large extent on the sales of automobiles and light duty trucks manufactured or distributed by DaimlerChrysler. Several factors will have an effect on that dependence. If DCS does not generate sufficient receivables, an early redemption event may occur.

    Your ability to resell notes is limited. There may be no secondary market for your notes. The underwriters may participate in making a secondary market in the Series [o] notes, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your notes. Also, your notes will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, you will not have the liquidity that might be provided by that kind of listing or quotation.

-----------------------------------------------------------------------------
                                   Glossary
-----------------------------------------------------------------------------

    You can find a "Glossary of Principal Terms for Prospectus Supplement" beginning on page S-[38] in this prospectus supplement.

-----------------------------------------------------------------------------
                               Use of Proceeds
-----------------------------------------------------------------------------

    From the net proceeds of the Series [o] notes, we will pay $[o] to DCWR. DCWR will use the proceeds to purchase receivables from DCS or to repay amounts previously borrowed to purchase receivables. DCS will use the portion of the proceeds paid to it for general corporate purposes.

-----------------------------------------------------------------------------

                   The Dealer Floorplan Financing Business
-----------------------------------------------------------------------------

    You can read about the dealer floorplan financing business under "The Dealer Floorplan Financing Business" in the prospectus. The receivables sold to the CARCO receivables trust were or will be selected from extensions of credit and advances made by DaimlerChrysler and DCS to approximately 3,060 domestic motor vehicle dealers.

     o DCS financed 56.4% of the total number of all DaimlerChrysler-franchised dealers as of March 31, 2003.

     o As of March 31, 2003, approximately 43.8% of the dealers to which DCS had extended credit lines were DaimlerChrysler-franchised dealers that operated only DaimlerChrysler franchises, approximately 39.7% were DaimlerChrysler-franchised dealers that also operated non-DaimlerChrysler franchises and approximately 16.5% were non-DaimlerChrysler dealers.

     o As of March 31, 2003, the balance of principal receivables in the U.S. Wholesale Portfolio was approximately $12.4 billion.

     o DCS currently services the U.S. Wholesale Portfolio through its home office and through a network of five Chrysler Financial business centers and three Mercedes-Benz regional offices located throughout the United States.

     o As of March 31, 2003, the average credit lines per dealer in the U.S. Wholesale Portfolio for new and used vehicles (which includes Auction Vehicles as used vehicles) were $3.7 million and $0.6 million, respectively, and the average balance of principal receivables per dealer was $4.1 million.

     o As of March 31, 2003, the aggregate total receivables balance as a percentage of the aggregate total credit lines was approximately 94.1%.

     The following table sets forth the percentages of dealer account balances by year of credit line origination for the U.S. Wholesale Portfolio.


-------------------------------------------------------------------------------------------------------------------------------
                 U.S. Wholesale Portfolio Percentages by Year
                          of Credit Line Origination

                             As of March 31, 2003
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Prior to
     2003          2002          2001       2000       1999        1998        1997         1996        1995         1995
-------------------------------------------------------------------------------------------------------------------------------

    1.16%          6.79%        13.58%      7.44%      7.13%      4.51%        4.40%        2.02%       4.30%       48.67%
-------------------------------------------------------------------------------------------------------------------------------


    As of March 31, 2003, the weighted average spread over the prime rate charged to dealers in the U.S. Wholesale Portfolio was approximately 0.58%.

    Used vehicles (which excludes Auction Vehicles) represented approximately 2.36% of the aggregate principal amount of receivables in the U.S. Wholesale Portfolio as of March 31, 2003. As of March 31, 2003, used vehicles represented approximately 2.42% of the aggregate principal amount of receivables in the CARCO receivables trust (including Excluded Receivables).

Finance Hold Experience

    The following table provides the percentage of dealers in the U.S. Wholesale Portfolio that were subject to Finance Hold as of the dates indicated.


-----------------------------------------------------------------------------------------------------------------------------------
                                                     Finance Hold Experience


                          As of                                            As of December 31,
                        March 31,
                      -------------------------------------------------------------------------------------------------------------
                           2003       2002     2001     2000     1999     1998    1997     1996     1995     1994    1993     1992
                      -------------------------------------------------------------------------------------------------------------

Percentage                 1.5%       1.8%     1.9%     0.8%     0.4%     0.9%    2.1%     1.1%     1.8%     1.6%    3.2%     6.8%
   of Dealers
-----------------------------------------------------------------------------------------------------------------------------------

    The percentage of dealers on Finance Hold has trended downward from a high of 6.8% in 1992. Finance Hold experience has been reflective of overall macro-economic conditions.

Dealer Trouble Experience

    The following table provides the number and percentage of dealers in Dealer Trouble status in the U.S. Wholesale Portfolio as of the dates indicated.


                           Dealer Trouble Experience


                   As of
                  March 31,                                            As of December 31,
                  ----------------------------------------------------------------------------------------------------------------
                    2003       2002     2001      2000     1999     1998     1997     1996      1995     1994     1993     1992
                  ----------------------------------------------------------------------------------------------------------------
Number of           11            7       24        27       27       21       24       20         6       12       21       56
Dealers
----------------------------------------------------------------------------------------------------------------------------------
Percentage of
Dealers            0.4%       0.2%     0.7%      0.8%     0.9%     0.7%     0.7%     0.6%      0.2%     0.3%     0.6%     1.8%
----------------------------------------------------------------------------------------------------------------------------------

    Dealer Trouble status indicates those dealers that have probable principal loss potential. Trends of Dealer Trouble status over the past five years have held at an average of less than 25 dealers in Dealer Trouble status. DCS management's past experience has indicated that Dealer Trouble status experience tends to increase with the threat or occurrence of economic pressures in the U.S. Although there may be a correlation between dealers on Finance Hold and dealers in Dealer Trouble status, Finance Hold percentages typically trend higher as management attempts to limit the actual loss experience of dealerships to the portfolio.

-----------------------------------------------------------------------------
                                 The Accounts
-----------------------------------------------------------------------------

    As of March 31, 2003, with respect to the Accounts in the CARCO receivables trust:

     o there were approximately 2,840 Accounts and the aggregate principal receivables balance was approximately $11.1 billion;

     o the average credit lines per dealer for new and used vehicles (which include Auction Vehicles) were approximately $3.5 million and $0.6 million, respectively, and the average balance of principal receivables per dealer was approximately $3.9 million; and

     o the aggregate total receivables balance as a percentage of the aggregate total credit line was approximately 96.7%.

         Unless otherwise indicated, the statistics included in this paragraph, in the table below and under "DCS's Performance History -- Geographic Distribution" with respect to the Accounts and the receivables in the CARCO receivables trust give effect to approximately $14.0 million of principal receivables balances with respect to dealers (the "Excluded Receivables" and the "Excluded Dealers," respectively) that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to limitations, are being voluntarily removed by the seller from the CARCO receivables trust. A portion of those principal receivables was created after those dealers entered into that status or were designated by the seller for removal from the CARCO receivables trust and, as a result, are owned by DCS. Principal receivables balances created prior to those dealers entering into that status or being designated for removal from the CARCO receivables trust are included in determining the principal receivables balance of the receivables held by the CARCO receivables trust. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Removal of Accounts" in the prospectus for a description of the manner in which an Account can be removed from the CARCO receivables trust.

    The following table sets forth the percentages of dealer account balances by year of credit line origination for the accounts in the CARCO receivables trust.


                     Account Portfolio Percentages by Year
                          of Credit Line Origination

                             As of March 31, 2003


     -------------------------------------------------------------------------------------------------------------------------
         2003        2002        2001        2000        1999        1998        1997        1996        1995      Prior to
                                                                                                                     1995
     -------------------------------------------------------------------------------------------------------------------------

        0.00%        1.64%      13.99%       6.89%       7.92%       4.91%       4.60%       2.13%       3.76%      54.16%
     -------------------------------------------------------------------------------------------------------------------------


    As of March 31, 2003, the weighted average spread over the prime rate charged to Dealers was approximately 0.59%.

-----------------------------------------------------------------------------
                          DCS's Performance History
-----------------------------------------------------------------------------

                                Loss Experience

    The following tables set forth the average principal receivables balance and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. We cannot assure you that the loss experience for the receivables in the CARCO receivables trust in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. Also, the historical experience set forth below reflects financial assistance provided by DaimlerChrysler to DaimlerChrysler-franchised dealers as described under "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler" in the prospectus. If DaimlerChrysler is not able to or elects not to provide that assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors -- Risk factors relating to the collateral certificate and the CARCO receivables trust -- The ability of the CARCO receivables trust to make payments on the collateral certificate depends in part on the ability of DaimlerChrysler and DCS to generate receivables and the ability of DCS to perform its obligations under the pooling and servicing agreement" in the prospectus and "Risk Factors -- The CARCO receivables trust and the issuer are dependent on DCS and DaimlerChrysler" in this prospectus supplement.

--------------------------------------------------------------------------------------------------------------------------------
               Loss Experience for the U.S. Wholesale Portfolio
                                ($ in Millions)

                                    --------------------------------------------------------------------------------------------
                                      Quarter
                                       Ended
                                     March 31,                                Year Ended December 31,
--------------------------------------------------------------------------------------------------------------------------------
                                        2003        2002        2001        2000        1999        1998        1997       1996
                                    --------------------------------------------------------------------------------------------
Average Principal Receivables
  Balance(1)                        $ 10,794     $   9,813   $  9,689    $  11,336   $  9,947    $  9,236    $  8,877   $  8,825
--------------------------------------------------------------------------------------------------------------------------------
Net Losses/(Net Recoveries)(2)      $  0.3       $      10   $      2    $       1   $     (0)   $     11    $      4   $     (0)

--------------------------------------------------------------------------------------------------------------------------------
Net Losses/(Net Recoveries) as
  a Percent of Liquidations         0.002%       0.016%      0.004%      0.001%      (0.001)%    0.020%      0.008%     (0.000)%
--------------------------------------------------------------------------------------------------------------------------------
Net Losses/(Net Recoveries) as
  a Percent of Average
  Principal Receivables Balance     0.01%        0.11%       0.02%       0.01%       (0.00)%     0.12%       0.04%      (0.00)%
--------------------------------------------------------------------------------------------------------------------------------

                                        ---------------------------------------------------------------------------------------
                                                                         Year Ended December 31,
                                        ---------------------------------------------------------------------------------------
                                             1995           1994           1993           1992           1991           1990
                                        ---------------------------------------------------------------------------------------
Average Principal Receivables
  Balance(1)                            $    8,256     $    6,754     $   6,271      $    5,344     $    4,826     $     4,726
-------------------------------------------------------------------------------------------------------------------------------
Net Losses/(Net Recoveries)(2)          $       (1)    $       (1)    $      12      $       26     $       36     $        23
-------------------------------------------------------------------------------------------------------------------------------
Net Losses/(Net Recoveries) as
  a Percent of Liquidations                (0.002)%       (0.003)%       0.035%         0.098%         0.163%         0.117%
-------------------------------------------------------------------------------------------------------------------------------
Net Losses/(Net Recoveries) as
  a Percent of Average
  Principal Receivables Balance             (0.01)%        (0.01)%        0.19%          0.49%          0.75%          0.49%
-------------------------------------------------------------------------------------------------------------------------------

(1) Average Principal Receivables Balance is the average of the month-end principal balances for the thirteen months ending on the last day of the period.
(2) Net Losses in any period are gross losses less recoveries for such period.

--------------------------------------------------------------------------------------------------------------------------------


    Except for the net loss experience of the U.S. Wholesale Portfolio for the year ended December 31, 2002, net losses have shown favorable trends over the last four years because of the availability of large amounts of deficiencies collected after realization on the vehicles. Losses net of recoveries is expected to increase in the coming three-year period due to the lack of such collectible deficiencies. DCS management expects that the loss to liquidation percentage will continue an upward trend with the loss of wholesale accounts. The trend could reverse itself with increased acquisitions.

                               Aging Experience

    The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different. The percentages below may not add to 100.00% because of rounding.

               Age Distribution for the U.S. Wholesale Portfolio


                    As of                                           As of December 31,
                  March 31,
                 -------------------------------------------------------------------------------------------------------------
Days                 2003        2002        2001       2000        1999       1998         1997         1996        1995
                 -------------------------------------------------------------------------------------------------------------
31-60.........      18.0%        18.9%        23.0%      19.8%       21.9%      21.5%      21.9%         20.6%        22.2%
------------------------------------------------------------------------------------------------------------------------------
61-90.........      10.2%        16.3%        14.3%      18.3%       16.6%      15.3%      14.7%         16.7%        17.5%
------------------------------------------------------------------------------------------------------------------------------
91-120........       8.3%        14.4%        10.6%      16.6%       11.6%      12.6%      11.0%         12.0%        11.8%
------------------------------------------------------------------------------------------------------------------------------
121-150.......       7.1%        10.6%         7.7%      10.0%        4.4%       8.0%       7.4%          6.7%         6.9%
------------------------------------------------------------------------------------------------------------------------------
151-180.......       6.7%         4.3%         3.5%       2.9%        2.5%       2.9%       3.3%          3.2%         2.4%
------------------------------------------------------------------------------------------------------------------------------
181-210.......       6.2%         1.9%         1.9%       2.8%        1.5%       1.9%       1.9%          2.4%         1.6%
------------------------------------------------------------------------------------------------------------------------------
211-240.......       4.7%         1.3%         1.4%       1.6%        1.3%       1.3%       1.3%          1.5%         1.1%
------------------------------------------------------------------------------------------------------------------------------
241-270.......       1.8%         0.8%         0.9%       1.2%        0.9%       0.9%       1.0%          1.1%         1.1%
------------------------------------------------------------------------------------------------------------------------------
271-300.......       0.6%         0.7%         0.8%       1.1%        0.7%       0.7%       0.9%          0.9%         1.0%
------------------------------------------------------------------------------------------------------------------------------
301-330.......       0.4%         0.6%         0.5%       0.8%        0.4%       0.6%       0.8%          0.7%         0.7%
------------------------------------------------------------------------------------------------------------------------------
331-360.......       0.3%         0.3%         0.3%       0.6%        0.3%       0.4%       0.6%          0.5%         0.6%
------------------------------------------------------------------------------------------------------------------------------
>360..........       1.2%         1.6%         1.6%       1.3%        1.2%       1.7%       2.7%          2.6%         2.5%
------------------------------------------------------------------------------------------------------------------------------
Total.........     100.00%      100.0%       100.0%     100.0%      100.0%     100.0%     100.0%        100.0%       100.0%
------------------------------------------------------------------------------------------------------------------------------


                            Geographic Distribution

    The following table provides the geographic distribution of the vehicle inventory for all dealers in the CARCO receivables trust on the basis of receivables outstanding and the number of dealers generating the portfolio. The percentages below may not add to 100.00% because of rounding.

                                  Geographic Distribution of Accounts in the CARCO Receivables Trust

                                                          As of March 31, 2003

                                                                                Percentage of                    Percentage of
                                                            Receivables          Receivables     Total Number of   Number of
                                                          Outstanding(2)       Outstanding(2)      Dealers(3)     Dealers(3)
                                                   ---------------------      ---------------    --------------- --------------

 Texas...................................           $ 998,931,888.10                9.03%             173          6.10%
 California..............................           $ 863,528,996.66                7.80%             165          5.82%
 Florida.................................           $ 775,985,641.77                7.01%             138          4.87%
 New York................................           $ 644,948,035.13                5.83%             171          6.03%
 New Jersey..............................           $ 623,882,923.44                5.64%             131          4.62%
 Michigan................................           $ 573,451,470.71                5.18%             135          4.76%
 Other(1)................................          $ 6,586,969,226.43               59.51%           1,922         67.80%
 Total...................................          $11,067,698,182.24              100.00%           2,835        100.00%
 ========================================          ==================               ======           =====         ======

 (1) No other state includes more than 5% of the outstanding receivables.
 (2) Includes Excluded Receivables.
 (3) Includes Excluded Dealers.

-----------------------------------------------------------------------------
                Maturity and Principal Payment Considerations
-----------------------------------------------------------------------------

    You will begin receiving principal on your notes if an Early Redemption Period that is not terminated has commenced. Full payment of the Series [o] notes by the [o] payment date (the "Series [o] Expected Principal Payment Date") depends on, among other things, repayment by dealers of the receivables and may not occur if dealer payments are insufficient. Because the receivables are paid upon retail sale of the underlying vehicle, the timing of the payments is uncertain. There is no assurance that DCS will generate additional receivables under the Accounts or that any particular pattern of dealer payments will occur. Also, the shorter the Accumulation Period Length the greater the likelihood that payment of the Series [o] notes in full by the Series [o] Expected Principal Payment Date will be dependent on the reallocation to Series [o] of Available Principal Amounts which are initially allocated to other outstanding series of notes. If one or more other series of notes from which Available Principal Amounts are expected to be available to be reallocated to the payment of the Series [o] notes enters into an early redemption period before the Series [o] Expected Principal Payment Date, Available Principal Amounts allocated to those series of notes will not be available to be reallocated to make payments of principal of the Series [o] notes and you may receive your final payment of principal later than the Series [o] Expected Principal Payment Date.

    Because an Early Redemption Event with respect to the Series [o] notes may occur and would initiate an Early Redemption Period, you may receive the final payment of principal on your Series [o] notes prior to the scheduled termination of the Revolving Period or prior to the Series [o] Expected Principal Payment Date.

    The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of seasonal variations in vehicle sales and inventory levels, retail incentive programs provided by vehicle manufacturers and various economic factors affecting vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The monthly payment rate is the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance of receivables in the U.S. Wholesale Portfolio for the period. These monthly payment rates include principal credit adjustments. We cannot assure you that the rate of principal collections will be similar to the historical experience set forth below. As the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical monthly payment rates with respect to the Eligible Accounts may be different than those shown below.



                                            Monthly Payment Rates for the U.S. Wholesale Portfolio

                          Quarter
                        Ended March
                            31,                                          Year Ended December 31,
                       ------------------------------------------------------------------------------------------------------------
                           2003       2002    2001     2000      1999     1998    1997     1996     1995    1994    1993     1992
                       ------------------------------------------------------------------------------------------------------------
Highest Month              44.4%     65.4%   64.4%     52.8%    60.5%    60.8%     57.7%   58.3%    59.1%    59.7%   54.7%   50.6%

-----------------------------------------------------------------------------------------------------------------------------------
Lowest Month               42.2%     44.9%   42.4%     36.3%    44.7%    42.5%     41.1%   43.2%    36.5%    34.2%   35.9%   34.4%

-----------------------------------------------------------------------------------------------------------------------------------
Average of the             43.0%     55.7%   52.6%     45.6%    52.0%    50.0%     48.2%   49.0%    45.6%    50.3%   46.6%   41.3%
Months in the Period
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                              Series Provisions
-----------------------------------------------------------------------------

                                    General

    The CARCO receivables trust has issued the collateral certificate under the Pooling and Servicing Agreement and a Series Supplement relating to the collateral certificate. The indenture trustee is the pledgee holder of the collateral certificate for the benefit of the noteholders of all series. The indenture trustee will make available for inspection a copy of the Pooling and Servicing Agreement and the Series Supplement, each without exhibits or schedules, on request. You should refer to the prospectus for additional information concerning the collateral certificate, the Pooling and Servicing Agreement and the Series Supplement.

    The issuer will issue the Series [o] notes pursuant to the indenture and an indenture supplement. The discussion under this heading "Series Provisions" and the heading "Deposit and Application of Funds" in this prospectus supplement and the discussion under the headings "The Notes," "Sources of Funds to Pay the Notes" and "The Indenture" in the prospectus summarize the material terms of the Series [o] notes, the indenture and the indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplement. Neither the indenture nor the indenture supplement limits the aggregate principal amount of notes that may be issued.

    The issuer will pay principal of and interest on the Series [o] notes solely from the portion of Available Interest Amounts and Available Principal Amounts that are allocated to Series [o] under the indenture and the indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the Series [o] notes, Series [o] noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the Series [o] notes.

    In general, the CARCO receivables trust will allocate collections on the receivables among each series of its investor certificates, including the collateral certificate. We describe how these allocations are made under "Description of the Investor Certificates Issued by the CARCO Receivables Trust" in the prospectus. The indenture trustee will receive distributions of the collateral certificate's share of those collections. The indenture trustee will then allocate those distributions among each series of notes as described in this prospectus supplement. The Series [o] share of distributions on the collateral certificate is the only source of funds for payments on the Series [o] notes. We will apply Available Interest Amounts allocable to Series [o] to pay interest on the Series [o] notes, to pay the servicing fee and to cover charge-offs from defaults on the receivables that are allocable to Series [o]. (Such charge-offs allocable to a series of investor certificates (including the collateral certificate) are referred to in the prospectus as the "Investor Default Amount"). The Available Amounts allocable to Series [o] will include those funds allocable to the nominal liquidation amount of the Series [o] notes and the Series [o] overcollateralization amount. We will first use the portion of the funds allocable to the Series [o] overcollateralization amount and any excess available interest collections not required by other series of notes to cover any interest shortfalls in respect of Series [o] and the Series [o] share of charge-offs on defaulted receivables. If we still have not covered the interest shortfall, we will use the Series [o] share of Available Principal Amounts to do so. When it is time to distribute principal to Series [o] noteholders or accumulate principal collections for that purpose, we will use the Series [o] share of Available Principal Amounts. Under some circumstances, we may use Available Principal Amounts allocated to one or more other series of notes to the extent that such amounts are not then needed by those series.

    The preceding paragraph is a very simplified description of the primary allocations and uses of distributions on the collateral certificate. The following descriptions in this prospectus supplement contain a more precise description of the calculations of those allocations and the manner, timing and priorities of the application of those distributions. Many of the calculations are complex and are described in the definitions of the terms used. The complex defined terms are needed in order to tell you more precisely the amount that will be available to make a specified payment. The section called "Glossary of Principal Terms for Prospectus Supplement" at the end of this prospectus supplement contains many of these definitions. However, for convenience we often include the definition where its subject is being discussed.

                                   Interest

    Interest on the outstanding dollar principal amount of the Series [o] notes will accrue at the Series [o] rate and will be payable to the Series [o] noteholders on each payment date, commencing [o]. Interest payable on any payment date will accrue from and including the preceding payment date to but excluding that payment date, or, in the case of the first payment date, from and including the Series [o] issuance date to but excluding the first payment date. Each of those periods is an "Interest Period." Interest will be calculated on the basis of the actual number of days in each Interest Period divided by 360. Interest due for any payment date but not paid on that payment date will be due on the next payment date, together with interest on that amount at the Series [o] rate, to the extent permitted by applicable law. We will make interest payments on the Series [o] notes solely out of applicable distributions on the collateral certificate that are allocated to Series [o].

    The Calculation Agent will determine the Series [o] rate for each Interest Period on the LIBOR Determination Date preceding that Interest Period. The "Series [o] rate" will be the per annum rate equal to the applicable LIBOR plus [o].

    "Monthly Interest" for any payment date means the amount of interest accrued in respect of the Series [o] notes during the Interest Period for that payment date.

    "LIBOR" with respect to any Interest Period will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to that Interest Period (a "LIBOR Determination Date"). "Telerate Page 3750" means the display page so designated as reported by Bloomberg Financial Markets Commodities News, or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits. If that rate appears on Telerate Page 3750, LIBOR will be that rate. "LIBOR Business Day" as used in this prospectus supplement means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed. If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two of the reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period. The "Calculation Agent" will initially be the indenture trustee.

                                   Principal

    We are not scheduled to make principal payments to the Series [o] noteholders until the Series [o] Expected Principal Payment Date. However, if an Early Redemption Period that is not terminated has commenced before the Series [o]

Expected Principal Payment Date, we will begin making principal payments on the payment date in the month following the month in which the Early Redemption Period begins.


    Generally, on each payment date with respect to the Revolving Period, the Series [o] share of Available Principal Amounts will not be used to make principal payments on the Series [o] notes. Instead, we will either:

     o use them to cover a shortfall in the Series [o] share of Available Interest Amounts needed to pay interest on the Series [o] notes; or

     o use them to cover principal payments due to the noteholders of any other series of notes that is in an amortization, early redemption or accumulation period; or

     o if no other series is then amortizing, repaying or accumulating principal, pay them to the issuer to maintain the interest in the CARCO receivables trust evidenced by the collateral certificate and to be applied in accordance with the Pooling and Servicing Agreement.

See "Deposit and Application of Funds -- Application of Available Amounts Allocated to Series [o]" and " -- Allocation Percentages" for additional details.

    The "Revolving Period" for the Series [o] notes will be the period beginning at the close of business on the Series [o] Cut-Off Date and terminating on the earlier of:

     o the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

     o the close of business on the day immediately preceding the day on which an Early Redemption Period commences.

The Revolving Period, however, may recommence upon the termination of an Early Redemption Period. See "Deposit and Application of Funds -- Early Redemption Events."

    Unless an Early Redemption Period that is not terminated as described in this prospectus supplement has commenced, the Series [o] notes will have an Accumulation Period during which the Series [o] share of Available Principal Amounts will no longer be used by another series of notes or paid to the issuer for application under the Pooling and Servicing Agreement. Instead, those amounts will be accumulated in specified amounts in the principal funding account for the purpose of paying the outstanding dollar principal amount of the Series [o] notes in full on the Series [o] Expected Principal Payment Date.

    The "Accumulation Period" for the Series [o] notes will be the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of:

     o the payment date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero; and

     o the close of business on the day immediately preceding the day on which an Early Redemption Period commences.

Initially, the Accumulation Period is scheduled to be five months long. However, depending on the performance of the receivables in the CARCO receivables trust, the length of the Accumulation Period may be shortened to four, three or two months or a single month as described in the following paragraph.

    The "Accumulation Period Commencement Date" for the Series [o] notes will be [o] or, if the issuer, acting directly or through the administrator, elects at its option to delay the start of the Accumulation Period, a later date selected by the issuer. Delaying the start of the Accumulation Period will extend the Revolving Period and shorten the Accumulation Period. The issuer may elect to delay the start of the Accumulation Period because it believes that (i) the issuer will be able to reallocate Available Principal Amounts allocable to other series of notes to make larger monthly deposits into the principal funding account for the Series [o] notes over a shorter period of time or (ii) the payment rate on the receivables will permit larger monthly deposits to that account over a shorter period of time. In order to delay the start of the Accumulation Period, the following things must occur:

     o the issuer must deliver to the indenture trustee a certificate to the effect that the issuer believes that delaying the start of the Accumulation Period will not delay any payment of principal to Series [o] noteholders;

     o Standard & Poor's and Moody's must advise the issuer that they will not lower or withdraw their ratings on the notes of any series because of the delay in the start of the Accumulation Period;

     o the amount of principal that the indenture trustee will deposit into the principal funding account each month during the Accumulation Period must be increased, so that the sum of all deposits made during the shortened Accumulation Period will equal the principal amount due to Series [o] noteholders on the Series [o] Expected Principal Payment Date;

     o    the Accumulation Period must start no later than [o]; and

     o the issuer must make this election no later than the first day of the last month of the Revolving Period, including extensions of the Revolving Period.

    If the issuer delays the start of the Accumulation Period and an Early Redemption Event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the Accumulation Period.

    Unless and until an Early Redemption Period that is not terminated as described in this prospectus supplement has occurred, we will use the funds accumulated in the principal funding account, including available funds from the excess funding account that are allocable to Series [o], to pay the outstanding dollar principal amount of the Series [o] notes on the Series [o] Expected Principal Payment Date.

    If the outstanding dollar principal amount of the Series [o] notes is not paid in full on the Series [o] Expected Principal Payment Date, an Early Redemption Event will occur, resulting in the start of an Early Redemption Period. Other Early Redemption Events that will also trigger the start of an Early Redemption Period are described in "Deposit and Application of Funds -- Early Redemption Events."

    An "Early Redemption Period" for the Series [o] notes will be a period beginning on the day on which an Early Redemption Event occurs and terminating on the earliest of:

     o the payment date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero;

     o    the legal final; and

     o if this Early Redemption Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences under the limited circumstances described in "Deposit and Application of Funds -- Early Redemption Events."

    On each payment date with respect to the Early Redemption Period, the Series [o] noteholders will receive payments of Monthly Principal and Monthly Interest.

    Monthly Principal is the amount of principal that we will pay to or accumulate for the Series [o] noteholders on a monthly basis. The "Monthly Principal" with respect to any payment date relating to the Accumulation Period or any Early Redemption Period will equal the Available Principal Amounts for Series [o] less any portion thereof that is applied to pay interest on the Series [o] notes on that payment date. However, for each payment date, with respect to the Accumulation Period, Monthly Principal will not exceed the Controlled Deposit Amount for that payment date plus any Controlled Deposit Amount for a prior payment date that has not been previously deposited into the principal funding account. Also, Monthly Principal in any event will not exceed the nominal liquidation amount of the Series [o] notes. Consequently, if the nominal liquidation amount of the Series [o] notes is reduced by reallocations of Available Principal Amounts to pay interest on the Series [o] notes or by charge-offs due to uncovered defaulted receivables and is not reinstated, you will incur a loss on your Series [o] notes.

    During the Accumulation Period, we intend to accumulate each month a fixed amount equal to the "Controlled Accumulation Amount," which is equal to the outstanding dollar principal amount of the Series [o] notes as of the Accumulation Period Commencement Date, divided by the Accumulation Period Length. The "Accumulation Period Length" will be the number of full Collection Periods between the Accumulation Period Commencement Date and the Series [o] Expected Principal Payment Date. Because there may be funds in the excess funding account allocable to Series [o] and the Available Principal Amounts allocable to Series [o] for any payment date may fluctuate, we will be required to deposit the Controlled Deposit Amount in the principal funding account on each payment date with respect to the Accumulation Period. The "Controlled Deposit Amount" for a payment date will be the excess of (i) the Controlled Accumulation Amount over (ii) any funds in the excess funding account that are allocable to Series [o] and will be deposited into the principal funding account on that payment date.

                            Excess Funding Account

    Unless and until an Early Redemption Event shall have occurred or the Accumulation Period shall have commenced, the CARCO receivables trust trustee will keep the Series [o] share of the excess funded amount for the collateral certificate in the excess funding account for the collateral certificate. The CARCO receivables trust trustee will generally invest funds on deposit in the excess funding account at the direction of the servicer in Eligible Investments. Those investments must mature on or prior to the next payment date unless the rating agencies confirm that a longer maturity will not result in the downgrade or withdrawal of their ratings of the Series [o] notes.

    We will pay funds on deposit in the excess funding account to the seller or allocate them to one or more series of investor certificates which are in amortization or accumulation periods, but only to the extent of any increases in the Invested Amount of the collateral certificate as a result of the addition of receivables to the CARCO receivables trust, a reduction in the Seller's Interest, or a reduction in the invested amount of any other series of certificates. We will deposit additional amounts in the excess funding account on a payment date to the extent described under "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Excess Funding Account" in the prospectus.

    On each payment date, we will treat the Series [o] share of all net investment income received on amounts in the excess funding account since the prior payment date as Available Interest Amounts for Series [o].

    At the end of the Revolving Period, we will transfer the Series [o] share of any funds (other than investment income) on deposit in the excess funding account to the principal funding account. No funds allocable to Series [o] will be deposited in the excess funding account during any Early Redemption Period.

                       Optional Redemption by the Issuer

    Under the indenture, the servicer has the right, but not the obligation, to cause the issuer to redeem the Series [o] notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of the Series [o] notes is reduced to [o] or less. This redemption option is referred to as a clean-up call.

    If the servicer elects to cause the issuer to redeem the Series [o] notes, it will cause the issuer to notify the registered holders at least thirty days prior to the redemption date. The redemption price of the Series [o] notes will equal 100% of the outstanding dollar principal amount of the Series [o] notes, plus accrued but unpaid interest on the Series [o] notes to but excluding the date of redemption.

    If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on the Series [o] notes will thereafter be made until either the principal of and accrued interest on those notes are paid in full or the legal final occurs, whichever is earlier. Any funds in the principal funding account and interest funding account for the Series [o] notes will be applied to make the principal and interest payments on the Series [o] notes on the redemption date.

-----------------------------------------------------------------------------
                       Deposit and Application of Funds
-----------------------------------------------------------------------------


    We describe how interest collections and principal collections received by the CARCO receivables trust are allocated among the various series of investor certificates (including the collateral certificate) under "Sources of Funds to Pay the Notes -- General" and "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Allocation Percentages" in the prospectus. We describe how interest collections and principal collections allocated to the collateral certificate are then further allocated between the seller's portion and the investor portion of the collateral certificate under "Source of Funds to Pay the Notes -- General" in the prospectus. Only the investor portions of those collections are available to make payments on the notes.

    In the following discussion under this heading "Deposit and Application of Funds," we describe how the investor portions of those collections are then further allocated among each series of notes and applied to cover required payments on the Series [o] notes in particular. "Available Interest Amounts" will consist of interest collections on the receivables that are allocated to the investor portion of the collateral certificate. "Available Principal Amounts" will consist of principal collections on the receivables and certain related amounts that are allocated to the investor portion of the collateral certificate. The Available Interest Amounts and the Available Principal Amounts are collectively referred to as "Available Amounts."

           Application of Available Amounts Allocated to Series [o]

    Available Interest Amounts for Series [o]. Under "-- Allocation Percentages" below, we describe how we will allocate Available Interest Amounts among each series of notes. On each payment date, the indenture trustee will also include the following amounts as part of the Available Interest Amounts allocated to Series [o]:

     o any net investment earnings on funds in the principal funding account will be withdrawn from the principal funding account and added to the Available Interest Amounts allocated to the Series [o] notes;

     o if the amount of interest at the Series [o] rate on funds in the principal funding account exceeds the net investment earnings described in the preceding bullet point, the amount of this excess, referred to as the negative carry amount, will be deducted from available funds otherwise allocable to the seller and added to the Available Interest Amounts allocated to the Series [o] notes; and

     o any shared excess Available Interest Amounts allocated from other series to Series [o], as described in "-- Shared Excess Available Interest Amounts," will be added to the Available Interest Amounts allocated to the Series [o] notes.

    After taking into account the additions described in the above three bullet points, the Available Interest Amounts allocated to the Series [o] notes is referred to as "Series [o] Available Interest Amounts." On each payment date, the indenture trustee, at the direction of the administrator, will apply Series [o] Available Interest Amounts as follows:

     o first, if DCS or any of its affiliates is not the servicer, the indenture trustee will apply funds to pay the servicing fee;

     o second, the indenture trustee will deposit to the interest funding account (i) accrued and unpaid interest on the Series [o] notes due on that payment date and (ii) to the extent lawful, interest at the Series [o] rate on any unpaid delinquent interest on the Series [o] notes;

     o third, if DCS or any of its affiliates is the servicer, the indenture trustee will apply funds to pay the servicing fee;

     o fourth, if the Available Interest Amounts for Series [o] for that payment date exceeds the amounts payable in clauses first, second and third, then we will treat that excess amount as Available Principal Amounts for Series [o] to the extent of:

          o the amount of charge-offs on defaulted receivables that are allocable to Series [o] for the related Collection Period; and

          o    the Series [o] nominal liquidation amount deficit, if any; and

     o fifth, any Series [o] Available Interest Amounts that remain after giving effect to clauses first, second, third and fourth and reimbursement of waived servicing fees, if any, will be treated as "Shared Excess Available Interest Amounts" and will be applied to shortfalls or deficits of other series of notes or, to the extent not needed to cover shortfalls or deficits of other series, paid to the issuer.

The "Series [o] nominal liquidation amount deficit" is the sum of (i) the nominal liquidation amount deficit of the Series [o] notes and (ii) the Series [o] overcollateralization amount deficit. The "nominal liquidation amount deficit of the Series [o] notes" is the amount, if any by which (x) the outstanding dollar principal amount of the Series [o] notes less the amount (other than investment earnings) in the principal funding account and the Series [o] share of the amount (other than investment earnings) in the excess funding account exceeds (y) the nominal liquidation amount of the Series [o] notes. The "Series [o] overcollateralization amount deficit" is the amount, if any, by which (x) the aggregate of reallocations and reductions of the Series [o] overcollateralization amount to cover charge-offs and interest shortfalls exceeds (y) the aggregate amount of reimbursements of such reallocations and reductions.

    The annual Servicing Fee Rate for the collateral certificate is 1.0%. The monthly servicing fee for the investor portion of the collateral certificate is 1/12 of 1.0% of the aggregate series nominal liquidation amounts of all the outstanding series. A portion of that monthly servicing fee will be allocated to each series of notes pro rata on the basis of the series nominal liquidation amount of each series. If the servicer, in its sole discretion, elects to waive any portion of its servicing fee for a payment date, the servicer will receive such servicing fee on a future payment date out of the amount, if any, available pursuant to clause fifth above.

    Available Principal Amounts for Series [o]. Under "-- Allocation Percentages," we describe how we will allocate Available Principal Amounts among each series of notes. On each payment date, the indenture trustee will increase the Available Principal Amounts allocated to the Series [o] notes by the amount of any Available Interest Amounts used to fund the Series [o] share of any charge-offs on defaulted receivables and any Series [o] nominal liquidation amount deficit, as described in clause fourth of the second preceding paragraph. The resulting sum, referred to as "Series [o] Available Principal Amounts," will be applied by the indenture trustee on each payment date, at the direction of the administrator, as follows:

     o first, if the Available Interest Amounts for Series [o] are not enough to cover the interest on the Series [o] notes specified in clause second of the second preceding paragraph for that payment date, the indenture trustee will deposit to the interest funding account the amount of that shortfall in an amount not to exceed the Series [o] nominal liquidation amount (after taking into account any reductions due to charge-offs from uncovered defaulted receivables);

     o second, if Series [o] is in its Accumulation Period, the indenture trustee will deposit the Controlled Deposit Amount, to the extent of any remaining Series [o] Available Principal Amounts, to the principal funding account and will treat any remaining Series [o] Available Principal Amounts as "Shared Excess Available Principal Amounts" available to be used to satisfy the principal funding requirements of other series of notes or to be reinvested in the collateral certificate to maintain the Invested Amount of the collateral certificate;

     o third, if Series [o] is in an Early Redemption Period, the indenture trustee will deposit any remaining Series [o] Available Principal Amounts, to the extent of the Series [o] nominal liquidation amount (after taking into account any reductions due to charge-offs of uncovered defaulted receivables and any application pursuant to clause first of this paragraph), in the principal funding account for payment to the Series [o] noteholders;

     o fourth, if Series [o] is not in its Accumulation Period or an Early Redemption Period, we will treat any remaining Series [o] Available Principal Amounts as Shared Excess Available Principal Amounts to be used as described in clause second of this paragraph; and

     o fifth, if Series [o] is in its Accumulation Period or an Early Redemption Period and the nominal liquidation amount of the Series [o] notes has been deposited to the principal funding account, we will treat any remaining Available Principal Amounts for Series [o] as Shared Excess Available Principal Amounts to be used as described in clause second of this paragraph. The amount in this clause fifth will represent the Series [o] overcollateralization amount.

    The use of Series [o] Available Principal Amounts under clause first above to pay interest on the Series [o] notes will result in a reduction in the Series [o] nominal liquidation amount as described under "-- Reduction and Reinstatement of Nominal Liquidation Amounts."

    If the Series [o] noteholders cause the CARCO receivables trust to sell receivables as described under "-- Sale of Receivables," we will pay the proceeds of such sale to the Series [o] noteholders to the extent of the interest due on the Series [o] notes and the nominal liquidation amount of the Series [o] notes, and the Series [o] noteholders will not receive any further Available Amounts or other assets of the issuer.

          Reduction and Reinstatement of Nominal Liquidation Amounts

    The calculation of a series nominal liquidation amount is described under "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes" in the prospectus. That section contains a description of reductions and reinstatements of the series nominal liquidation amount other than on account of principal payments or deposits to the principal funding account.

    The Series [o] nominal liquidation amount at the Series [o] Cut-Off Date is the sum of (i) the $[o] initial nominal liquidation amount of the Series [o] notes (which equals the initial outstanding dollar principal amount of the Series [o] notes) and (ii) the $[o] Series [o] overcollateralization amount at the initial issuance of the Series [o] notes. The "Invested Amount" of the collateral certificate will be the sum of the series nominal liquidation amounts for each outstanding series of notes.

    The Series [o] nominal liquidation amount will be calculated on each payment date. Generally, the Series [o] nominal liquidation amount for each payment date will be an amount equal to the Series [o] nominal liquidation amount as calculated on the prior determination date, decreased by certain reductions since that date and increased by certain reinstatements since that date. We describe these reductions and reinstatements below.

    Reductions. The Series [o] nominal liquidation amount will be reduced on any payment date by the following amounts allocated on that payment date:

        (A) the amount, if any, of the Series [o] Available Principal Amounts used to pay interest on the Series [o] notes as described above under "-- Application of Available Amounts Allocated to Series [o] -- Available Principal Amounts for Series [o]"; and

        (B) the amount of charge-offs on defaulted receivables in the related Collection Period that are allocated to Series [o] to the extent that they are not covered by Series [o] Available Interest Amounts that are treated as Series [o] Available Principal Amounts to cover such charge-offs as described under "-- Application of Available Amounts Allocated to Series [o] -- Available Interest Amounts for Series [o]."

    In addition, the portion of the Series [o] nominal liquidation amount constituting the nominal liquidation amount of the Series [o] notes will be
(i) reduced by (x) the amount of any funds (other than investment earnings) deposited into the principal funding account since the prior date on which the Series [o] nominal liquidation amount was calculated and (y) the amount (other than investment earnings) deposited into the excess funding account since the prior calculation date in connection with a reduction in principal receivables that is allocable to Series [o] and (ii) increased by amounts (other than investment earnings) that are withdrawn from the excess funding account since such prior calculation date in connection with the purchase of additional principal receivables and are allocable to Series [o]. Deposits into the principal funding account will not reduce the portion of the Series [o] nominal liquidation amount constituting the Series [o] overcollateralization amount.

    On each payment date, we will allocate the amount of any reduction in the Series [o] nominal liquidation amount due to clause (A) or (B) above as follows:

     o first, we will reduce the Series [o] overcollateralization amount by the amount of such reduction until the Series [o] overcollateralization amount reaches zero; and

     o second, we will reduce the nominal liquidation amount of the Series [o] notes by any remaining amount of such reduction until the nominal liquidation amount of the Series [o] notes reaches zero.

    When we reduce the Series [o] overcollateralization amount as described in clause first above, we will apply such reduction to the portion of the Series [o] overcollateralization amount equal to the Series [o] overcollateralization percentage of the nominal liquidation amount of the Series [o] notes (the "Primary Series [o] Overcollateralization Amount"). In general, if the Primary Series [o] Overcollateralization Amount is reduced below the amount equal to the product of the Series [o] Overcollateralization Percentage and the nominal liquidation amount of the Series [o] notes (calculated without giving effect to any reductions or reinstatements described under this heading except for reductions due to deposits to the principal funding account and reductions and increases related to deposits to and withdrawals from the excess funding account) on any payment date after giving effect to all allocations and distributions on that date, then an Early Redemption Event will occur.

    While we will reduce the nominal liquidation amount of the Series [o] notes as described above, the outstanding dollar principal amount of the Series [o] notes will not be similarly reduced. However, the aggregate principal paid on the Series [o] notes will not exceed the nominal liquidation amount of the Series [o] notes. Consequently, you will incur a loss on your notes if the Series [o] overcollateralization amount is reduced to zero and the nominal liquidation amount of the Series [o] notes is thereafter reduced by charge-offs or reallocations as described above and not reinstated as described below.

    Reinstatements. The Series [o] nominal liquidation amount will be reinstated on any payment date by the amount of the Series [o] Available Interest Amounts that we apply to cover the Series [o] nominal liquidation amount deficit pursuant to clause fourth under "-- Application of Available Amounts Allocated to Series [o] -- Available Interest Amounts for Series [o]." We will allocate the amount of that reinstatement on that payment date as follows:

     o first, if the nominal liquidation amount of the Series [o] notes has been reduced by charge-offs or reallocations as described above and not fully reinstated, we will allocate the reinstatement amount to the nominal liquidation amount of the Series [o] notes until it equals the outstanding dollar principal amount of the Series [o] less any amounts (other than investment earnings) in the principal funding account, any principal payments made to the Series [o] noteholders and the Series [o] share of amounts (other than investment earnings) in the excess funding account; and

     o second, we will allocate any remaining reinstatement amount to the Series [o] overcollateralization amount until the Series [o] overcollateralization amount has been fully reinstated.

    The nominal liquidation amounts of other series of notes will be subject to similar reductions and reinstatements.

                    Series [o] Overcollateralization Amount

    The Series [o] overcollateralization amount will be equal to the sum of

        (i) 9.89% (the "Series [o] overcollateralization percentage") of the then-current nominal liquidation amount of the Series [o] notes (this amount is the Primary Series [o] Overcollateralization Amount); and

        (ii) the incremental overcollateralization amount.

However, if an Early Redemption Period has commenced and the Revolving Period has not recommenced, the nominal liquidation amount of the Series [o] notes referred to in clause (i) above will be the nominal liquidation amount of the Series [o] notes at the commencement of that Early Redemption Period.

    The "incremental overcollateralization amount" on any determination date will equal the product obtained by multiplying

        (i) a fraction, the numerator of which is the Series [o] nominal liquidation amount (calculated without including the incremental overcollateralization amount), and the denominator of which is the Pool Balance on the last day of the preceding Collection Period by (ii)  the excess, if any, of

         (a) the sum of the Overconcentration Amount and the aggregate amount of Ineligible Receivables on that determination date over(b) the aggregate amount of Ineligible Receivables and receivables in accounts containing Dealer Overconcentrations, in each case that became Defaulted Receivables during the preceding Collection Period and are not subject to reassignment from the CARCO receivables trust, unless any insolvency event relating to the seller or DCS has occurred, as further described in the Pooling and Servicing Agreement.

The terms used in this definition are defined in the "Glossary of Principal Terms for Prospectus" in the prospectus.

     As of the Series [o] Cut-Off Date, the Series [o] overcollateralization amount was $[o].

    The Series [o] overcollateralization amount will vary from time to time as the amounts in clauses (i) and (ii) above vary from time to time. Also, we will reduce or reinstate the Series [o] overcollateralization amount as described under "-- Reduction and Reinstatement of Nominal Liquidation Amounts."

    Notwithstanding the foregoing, if the long-term unsecured debt of DaimlerChrysler AG is reduced below BBB- by Standard & Poor's, then the Series [o] overcollateralization percentage will be 11.11% rather than 9.89% until that rating is increased to at least BBB-.

                            Allocation Percentages

    We will allocate Available Amounts to Series [o] on the basis of various percentages. Which percentage we use depends on whether we are allocating Available Interest Amounts or Available Principal Amounts and whether the Available Amounts are received in the Revolving Period, the Accumulation Period or an Early Redemption Period.


    The servicer for the CARCO receivables trust will allocate collections on the receivables among the various series of investor certificates (including the collateral certificate) as described under "Sources of Funds to Pay the Notes -- General" and "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Allocation Percentages -- Allocations Among Series" in the prospectus. In general, we will allocate interest collections, principal collections, charge-offs and Miscellaneous Payments among series of investor certificates (including the collateral certificate) pro rata on the basis of their adjusted invested amounts. The adjusted invested amount of the collateral certificate will be the sum of the series nominal liquidation amounts for all outstanding series of notes.

    We will allocate the Available Amounts distributed on the collateral certificate among each series of notes (including Series [o]) as follows:

     o Available Interest Amounts and charge-offs on defaulted receivables will be allocated to each series of notes based on its series floating allocation percentage;

     o if a series of notes is not in an amortization, early redemption or accumulation period, then Available Principal Amounts will be allocated to that series based on its series floating allocation percentage;

     o if a series of notes is in an amortization, early redemption or accumulation period (i.e., the Accumulation Period or any Early Redemption Period in the case of the Series [o] notes), then Available Principal Amounts will be allocated to that series based on its series principal allocation percentage; and

     o Miscellaneous Payments allocated to the collateral certificate will be treated as part of Available Principal Amounts.

    The series floating allocation percentage effects, in general, a pro rata allocation based on the series nominal liquidation amount of each series. The series floating allocation percentage for Series [o], referred to as the "Series [o] floating allocation percentage," for any payment date will be the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding Collection Period and the denominator of which is the sum of the series nominal liquidation amounts for all series of notes (including Series [o]) on that day.

    The series principal allocation percentage is, in general, based on the series nominal liquidation amount of each series and is fixed for a series at the end of its revolving period. Consequently, even though we are distributing or accumulating Available Principal Amounts for the noteholders of any series, the numerator used for the calculation for that series will not decline. The series principal allocation percentage for Series [o], referred to as the "Series [o] principal allocation percentage," for any payment date will be the percentage equivalent, which shall never exceed 100%, of a fraction:

     o the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding Collection Period or, if the Accumulation Period or an Early Redemption Period has commenced, as of the last day of the Collection Period prior to the commencement of the Accumulation Period or an Early Redemption Period, as applicable; and

     o the denominator of which is the sum of the series nominal liquidation amounts for all series of notes as of the last day of the immediately preceding Collection Period, except that for any series that is amortizing, repaying or accumulating principal, the series nominal liquidation amount of that series will be the series nominal liquidation amount as of the last day of the Collection Period prior to the commencement of such amortization, repayment or accumulation.

This fraction will be adjusted to account for any additional issuances of series of notes since the prior Collection Period.

                       Required Participation Percentage

    As described under "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Addition of Accounts" in the prospectus, the seller will be required to add to the CARCO receivables trust the receivables of Additional Accounts if the Pool Balance at the end of a Collection Period is less than the Required Participation Amount for the following payment date. The calculation of the Required Participation Amount is a function of the Required Participation Percentage. The "Required Participation Percentage" for the collateral certificate is 103%. However, if either (a) the aggregate amount of principal receivables due from either AutoNation, Inc. and its affiliates or United Auto Group, Inc. and its affiliates on the close of business on the last day of any Collection Period is greater than 4% of the Pool Balance on that day or (b) the aggregate amount of principal receivables due from any other dealer at such time is greater than 1.5% of the Pool Balance on that day, then the Required Participation Percentage, as of that last day and with respect to that Collection Period and the immediately following Collection Period only, will be 104%. Furthermore, the seller may, upon ten days' prior notice to the CARCO receivables trust trustee and the rating agencies, reduce the Required Participation Percentage to not less than 100%, so long as the rating agencies shall not have notified the seller or the servicer that any reduction will result in a reduction or withdrawal of the rating of the Series [o] notes or any other outstanding series or class of notes.

                              Sale of Receivables

    Receivables may be sold upon the insolvency of DCS or DaimlerChrysler, an acceleration of the Series [o] notes after an event of default and on the legal final of the Series [o] notes. If (i) such an insolvency occurs or (ii) an event of default occurs and the Series [o] notes are accelerated, each holder of Series [o] notes may notify the indenture trustee that it desires to exercise the put feature that is part of its Series [o] notes. The "put feature" will be deemed to be exercised only if at least one of the following conditions is met:

        (i) the holders of at least 90% of the outstanding dollar principal amount of the Series [o] notes have notified the indenture trustee that they desire to exercise the put feature in respect of their Series [o] notes;

        (ii) the holders of a majority of the outstanding dollar principal amount of the Series [o] notes have notified the indenture trustee that they desire to exercise the put feature in respect of their Series [o] notes and the net proceeds of the sale of Receivables pursuant to such exercise (as described below) plus amounts on deposit in the principal funding account would be sufficient to pay all amounts due on the Series [o] notes; or

        (iii) (A) the indenture trustee determines that the funds to be allocated to the Series [o] notes, including (1) the Series [o] Available Interest Amounts and Series [o] Available Principal Amounts and (2) amounts on deposit in the principal funding account, may not be sufficient on an ongoing basis to make payments on the Series [o] notes as such payments would have become due if such obligations had not been declared due and payable and (B) holders of at least 66 2/3% of the outstanding dollar principal amount of the Series [o] notes have notified the indenture trustee that they desire to exercise the put feature in respect of their Series [o] notes.

If the put feature is deemed to be exercised as provided in the preceding sentence, it will be deemed to be exercised by all holders of the Series [o] notes, whether or not they have actually given notice of their desire to exercise the put feature. Upon such deemed exercise of the put feature, the indenture trustee will cause the CARCO receivables trust to sell principal receivables and the related non-principal receivables (or interests therein) in the amount described below. The holders of the Series [o] notes will maintain their rights in their Series [o] notes until such sale proceeds have been applied to payment of the amounts due on the Series [o] notes and shall deliver their Series [o] notes to the issuer as part of their exercise of the put feature. We will pay any remaining amount to the seller.

    If principal of or interest on the Series [o] notes has not been paid in full on the legal final (after giving effect to any adjustments, deposits and payments to be made on that date), the sale will automatically take place on that date. We will apply proceeds from the sale to the payment of the amounts due on the Series [o] notes. We will pay any excess to the seller.

    In the case of any such sale, the amount of receivables sold will be in an amount not exceeding the Series [o] nominal liquidation amount. The nominal liquidation amount of the Series [o] notes will be automatically reduced to zero upon the sale. After the sale, we will not allocate any further Available Principal Amounts or Available Interest Amounts to the Series [o] notes.

    The amount of proceeds from the sale of receivables for the Series [o] notes may be less than the outstanding dollar principal amount of the Series [o] notes. This deficiency can arise if the Series [o] nominal liquidation amount was reduced below the outstanding dollar principal amount of the Series [o] notes before the sale of receivables or if the sale price for the receivables was less than the outstanding dollar principal amount of the Series [o] notes. These types of deficiencies will not be reimbursed.

    Any amount remaining on deposit in the interest funding account when the Series [o] notes have received final payment as described in "-- Final Payment of the Series [o] Notes" after a sale of receivables will be treated as Available Interest Amounts and be allocated as described in "-- Allocation of Available Amounts Allocated to Series [o]."

                     Final Payment of the Series [o] Notes

    Series [o] noteholders will be entitled to payment of principal in an amount equal to the outstanding dollar principal amount of the Series [o] notes. However, Series [o] Available Principal Amounts will be available to pay principal on the Series [o] notes only up to the Series [o] nominal liquidation amount, which may be reduced for charge-offs due to uncovered defaults on principal receivables in the CARCO receivables trust and reallocations of Series [o] Available Principal Amounts to pay interest on the Series [o] notes. In addition, if a sale of receivables to pay outstanding amounts on the Series [o] notes occurs (as described in "-- Sale of Receivables"), the amount of receivables sold will be limited to the Series [o] nominal liquidation amount. If the Series [o] nominal liquidation amount has been reduced below the outstanding dollar principal amount of the Series [o] notes and has not been reinstated to that amount as described in this prospectus supplement, Series [o] noteholders will not receive full payment of the outstanding dollar principal amount of their notes.

    On the date of a sale of receivables following acceleration of the Series [o] notes or on the legal final of the Series [o] notes, the proceeds of such sale, but only up to the Series [o] nominal liquidation amount, will be available to pay the outstanding dollar principal amount of the Series [o] notes.

    The Series [o] notes will be considered to be paid in full, the holders of the Series [o] notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

     o the date of the payment in full of the stated principal amount of and all accrued interest on the Series [o] notes;

     o the date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero, and all accrued interest on the Series [o] notes is paid in full;

     o the legal final of the Series [o] notes, after giving effect to all deposits, allocations, reallocations, sales of receivables and payments to be made on that date; and

     o the date on which a sale of receivables has taken place, as described in "--Sale of Receivables."

                   Shared Excess Available Interest Amounts

    Any Series [o] Available Interest Amounts that are not needed to make payments or deposits for Series [o] on any payment date will be available for allocation to other series of notes. Such excess will be treated as Shared Excess Available Interest Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by Available Interest Amounts for other series, if any, which have not been covered out of the Available Interest Amounts allocable to those series. If these shortfalls exceed the Shared Excess Available Interest Amounts for any payment date, Shared Excess Available Interest Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in Available Interest Amounts. To the extent that Shared Excess Available Interest Amounts exceed those shortfalls, the balance will be paid to the issuer for application under the Pooling and Servicing Agreement.

                   Shared Excess Available Principal Amounts

    Any Series [o] Available Principal Amounts that are not needed to make payments or deposits for Series [o] on any payment date will be available for allocation to other series of notes. Such excess will be treated as Shared Excess Available Principal Amounts and will be allocated to cover shortfalls, if any, in payments or deposits to be covered by Available Principal Amounts for other series, which have not been covered out of the Available Principal Amounts otherwise allocable to those series. Any reallocation of Series [o] Available Principal Amounts for this purpose will not reduce the nominal liquidation amount of the Series [o] notes. If principal shortfalls exceed the Shared Excess Available Principal Amounts for any payment date, Shared Excess Available Principal Amounts will be allocated pro rata among the applicable series based on their respective shortfalls in Available Principal Amounts. To the extent that Shared Excess Principal Amounts exceed principal shortfalls, the balance will be paid to the issuer to be reinvested in the collateral certificate to maintain the Invested Amount of the collateral certificate and applied in accordance with the Pooling and Servicing Agreement.

                            Early Redemption Events

    The early redemption events (each, an "Early Redemption Event") with respect to the Series [o] notes will include each of the Early Amortization Events in the prospectus under "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Reinvestment Events and Early Amortization Events," plus each of the following:

     1. failure on the part of DCWR, the servicer or DCS (if DCS is no longer the servicer), as applicable,

     o to make any payment or deposit required by the Pooling and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring two business days after the date that payment or deposit is required to be made; or


     o to deliver a Distribution Date Statement on the date required under the Pooling and Servicing Agreement, or within the applicable grace period which will not exceed five business days; or

     o    to comply with its covenant not to create any lien on a Receivable;
          or

     o to observe or perform in any material respect any other covenants or agreements set forth in the Pooling and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 45 days after written notice of that failure;

     2. any representation or warranty made by DCS, as seller, in the Receivables Purchase Agreement or by DCWR in the Pooling and Servicing Agreement or any information required to be given by DCWR to the CARCO receivables trust trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the certificateholders are materially and adversely affected. An Early Redemption Event, however, shall not be deemed to occur if DCWR has repurchased the related receivables or all of the receivables, if applicable, during that period in accordance with the provisions of the Pooling and Servicing Agreement;

     3. the occurrence of certain events of bankruptcy, insolvency or receivership relating to DCS or DaimlerChrysler;

     4. a failure by DCWR to convey receivables in Additional Accounts to the CARCO receivables trust within five business days after the day on which it is required to convey those receivables under the Pooling and Servicing Agreement;

     5. on any payment date, the Primary Series [o] Overcollateralization Amount is reduced to an amount less than the required amount (described below) on that payment date after giving effect to the distributions to be made on that payment date; provided that, for the purpose of determining whether an Early Redemption Event has occurred pursuant to this clause 5, any reduction of the Primary Series [o] Overcollateralization Amount resulting from reallocations of the Series [o] Available Principal Amounts to pay interest on the Series [o] notes in the event LIBOR is equal to or greater than the prime rate upon which interest on the receivables is calculated on the applicable LIBOR Determination Date will be considered an Early Redemption Event only if LIBOR remains equal to or greater than such prime rate for the next 30 consecutive days following such LIBOR Determination Date. The required Primary Series [o] Overcollateralization Amount for a payment date is the amount equal to the product of the Series [o] Overcollateralization Percentage and the nominal liquidation amount of the Series [o] notes (calculated without giving effect to any reductions or reinstatements described under "Deposit and Application of Funds -- Reduction and Reinstatement of Nominal Liquidation Amounts" except for reductions due to deposits to the principal funding account and reductions and increases related to deposits to and withdrawals from the excess funding account);

     6. any Service Default occurs;

     7. on any Determination Date, as of the last day of the preceding Collection Period, the aggregate amount of principal receivables relating to Used Vehicles exceeds 20% of the Pool Balance on that last day;

     8. on any Determination Date, the average of the Monthly Payment Rates for the three preceding Collection Periods, is less than 20%;

     9. the outstanding dollar principal amount of the Series [o] notes is not repaid by the Series [o] Expected Principal Payment Date;

     10. the issuer becomes an investment company within the meaning of the Investment Company Act of 1940; and

     11. the occurrence of an event of default under the indenture.

    In the case of any event described in clause 1, 2 or 6 above, an Early Redemption Event with respect to Series [o] will be deemed to have occurred only if, after the applicable grace period described in those clauses, if any, either the indenture trustee or Series [o] noteholders holding Series [o] notes evidencing more than 50% of the outstanding dollar principal amount of the Series [o] notes by written notice to the seller, the servicer, the CARCO receivables trust trustee and the indenture trustee, if given by Series [o] noteholders, declare that an Early Redemption Event has occurred as of the date of that notice. In the case of any Early Redemption Event that is also an Early Amortization Event as described in the prospectus or any event described in clause 3, 4, 5, 7, 8, 9, 10 or 11 above, an Early Redemption Event with respect to Series [o] will be deemed to have occurred without any notice or other action on the part of the indenture trustee or the Series [o] noteholders immediately upon the occurrence of that event.

    The Early Redemption Period begins upon the occurrence of an Early Redemption Event. Under limited circumstances, an Early Redemption Period which commences before the scheduled end of the Revolving Period may terminate and the Revolving Period recommence. If an Early Redemption Period results from the failure by DCWR to convey receivables in Additional Accounts to the CARCO receivables trust, as described in clause 4 above, during the Revolving Period and no other Early Redemption Event that has not been cured or waived as described in this prospectus supplement has occurred, the Early Redemption Period resulting from that failure will terminate and the Revolving Period will recommence as of the end of the first Collection Period during which the seller would no longer be required to convey receivables to the CARCO receivables trust. However, the Revolving Period will not recommence if the scheduled termination date of the Revolving Period has occurred. The seller may no longer be required to convey receivables as described above as a result of a reduction in the Invested Amount occurring due to principal payments made in respect of the collateral certificate and the investor certificates of other outstanding series during the Early Redemption Period or as a result of the subsequent addition of receivables to the CARCO receivables trust. However, if any Early Redemption Event, other than an Early Redemption Event described in clause 3 above or an Early Amortization Event described in the prospectus, occurs, the Revolving Period will recommence following receipt of:

     o written confirmation by the Rating Agency specified in the indenture supplement, that its rating of the Series [o] notes will not be withdrawn or lowered as a result of the recommencement; and

     o the consent of Series [o] noteholders holding Series [o] notes evidencing more than 50% of the outstanding dollar principal amount of the Series [o] notes consent to the recommencement;

so long as no other Early Redemption Event that has not been cured or waived as described in this prospectus supplement has occurred and the scheduled termination of the Revolving Period has not occurred.

-----------------------------------------------------------------------------
                                 Underwriting
-----------------------------------------------------------------------------

    Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each underwriter has severally agreed to purchase, Series [o] notes in the principal amount indicated opposite its name:


                                                        Principal
                                                        Amount of
                                                       Series [o]
                       Underwriters                        Notes
        ------------------------------------------  --------------
        [Underwriters]...........................   $         [o]
          Total..................................   $         [o]
                                                    ==============

    In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all of the Series [o] notes offered hereby if any of these notes are purchased.

    The underwriters propose initially to offer the Series [o] notes to the public at the public offering price shown on the cover page of this prospectus supplement, and to securities dealers at that price less concessions not greater than [o]% of the principal amount of the Series [o] notes. The underwriters may allow, and the securities dealers may reallow to other securities dealers, concessions not greater than [o]% of the principal amount of the Series [o] notes. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

    In the ordinary course of its business, the underwriters and their affiliates have engaged and may engage in investment banking transactions with the seller and its affiliates.

    The underwriters intend to make a secondary market in the Series [o] notes, but have no obligation to do so. We cannot assure you that a secondary market for the Series [o] notes will develop or, if it does develop, that it will continue or that it will provide holders of the Series [o] notes with a sufficient level of liquidity of the Series [o] notes.

-----------------------------------------------------------------------------
                                Legal Matters
-----------------------------------------------------------------------------

    Certain legal matters relating to the Series [o] notes will be passed upon for DCWR by Sidley Austin Brown & Wood LLP, New York, New York, and for the underwriters by Sidley Austin Brown & Wood LLP. Federal income tax and ERISA matters will be passed upon for DCWR and the issuer by Sidley Austin Brown & Wood LLP. In addition to representing the underwriters, Sidley Austin Brown & Wood LLP from time to time represents DaimlerChrysler Services North America LLC and its affiliates on other matters. See "Legal Matters" in the prospectus.

-----------------------------------------------------------------------------
                                 Note Ratings
-----------------------------------------------------------------------------

    The issuer will issue the Series [o] notes only if they are rated at the time of issuance in the highest long-term rating category by at least one nationally recognized rating agency.

    The rating agencies and their ratings only address the likelihood that you will timely receive interest payments due and the likelihood that you will ultimately receive all of your required principal payments by the legal final. The rating agencies and their ratings do not address the likelihood you will receive principal payments on a scheduled date or whether you will receive any principal on your Series [o] notes prior to or after the expected principal payment date.

    The ratings assigned to the Series [o] notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency.

-----------------------------------------------------------------------------
            Glossary of Principal Terms for Prospectus Supplement
-----------------------------------------------------------------------------

    "Accumulation Period" means the period beginning on the Accumulation Period Commencement Date and terminating on the earlier of:

     o the payment date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero; and

     o the close of business on the day immediately preceding the day on which an Early Redemption Period commences.

If an Early Redemption Period that is not terminated, as described in "Deposit and Application of Funds -- Early Redemption Events," has commenced before the Accumulation Period Commencement Date, the Series [o] notes will not have an Accumulation Period.

    "Accumulation Period Commencement Date" means [o] or, if the issuer, acting directly or through the administrator, elects to delay the start of the Accumulation Period, a later date selected by the issuer. In selecting an Accumulation Period Commencement Date, the issuer must satisfy the conditions described under "Series Provisions -- Principal."

    "Accumulation Period Length" means the number of full Collection Periods between the Accumulation Period Commencement Date and the Series [o] Expected Principal Payment Date.

    "administrator" means DCS acting as an administrative agent for the issuer pursuant to an administration agreement with the issuer and the indenture trustee.

    "Available Amounts" means the Available Interest Amounts and the Available Principal Amounts.

    "Available Interest Amounts" means the interest collections on the receivables that are allocated to the investor portion of the collateral certificate.

    "Available Principal Amounts" means the principal collections on the receivables and certain related amounts that are allocated to the investor portion of the collateral certificate.

    "Calculation Agent" means, initially, the indenture trustee.

    "CARCO receivables trust" means CARCO Auto Loan Master Trust and its successors.

    "Collection Period" means, for any payment date, the calendar month preceding the month in which that payment date occurs.

    "Controlled Accumulation Amount" means an amount equal to the outstanding dollar principal amount of the Series [o] notes as of the Accumulation Period Commencement Date divided by the Accumulation Period Length.

    "Controlled Deposit Amount" means, for a payment date, the excess (i) of the Controlled Accumulation Amount over (ii) any funds in the excess funding account that are allocable to Series [o] and will be deposited into the principal funding account on that payment date.

    "DaimlerChrysler" means DaimlerChrysler Corporation and its successors.

    "DCS" means DaimlerChrysler Services North America LLC and its successors.

    "DCWR" means DaimlerChrysler Wholesale Receivables LLC and its successors.

    "Early Redemption Events" are described under "Deposit and Application of Funds -- Early Redemption Events."

    "Early Redemption Period" means a period beginning on the day on which an Early Redemption Event occurs and terminating on the earliest of:

     o the payment date on which the outstanding dollar principal amount of the Series [o] notes is reduced to zero;

     o    the legal final; and

     o if this Early Redemption Period has commenced before the scheduled termination of the Revolving Period, the day on which the Revolving Period recommences under the limited circumstances described in "Deposit and Application of Funds -- Early Redemption Events."

    "Excluded Dealers" means the dealers that are in voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation or that, subject to limitations, are being voluntarily removed by the seller from the CARCO receivables trust.

    "Excluded Receivables" means principal receivables with respect to Excluded Dealers.

    "incremental overcollateralization amount" is described under "Deposit and Application of Funds -- Series [o] Overcollateralization Amount."

    "interest funding account" means a Qualified Account maintained in the name of the indenture trustee for the benefit of the Series [o] noteholders and in which interest is deposited for payment to the Series [o] noteholders.

    "Interest Period" means, with respect to any payment date, the period from and including the preceding payment date to but excluding that payment date, or, in the case of the first payment date, from and including the Series [o] issuance date to but excluding the first payment date.

    "Invested Amount" means, with respect to the collateral certificate and the date of determination, the sum of the series nominal liquidation amounts for all outstanding series of notes on such date.

    "Investor Default Amount" means charge-offs allocated to a series of investor certificates (including the collateral certificate) issued by the CARCO receivables trust.

    "issuer" means DaimlerChrysler Master Owner Trust and its successors.

    "legal final" means the payment date in [o], which is the payment date on which the Series [o] notes are required to be paid.

    "LIBOR" means, with respect to any Interest Period, the rate established by the Calculation Agent, which will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the LIBOR Determination Date. However, if on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750, the Calculation Agent will request each of the reference banks, which shall be major banks that are engaged in transactions in the London interbank market selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on that date. If at least two reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations. If on that date fewer than two of the reference banks provide the Calculation Agent with the offered quotations, LIBOR on that date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in The City of New York selected by the Calculation Agent are quoting as of 11:00 A.M., New York City time, on that date to leading European banks for United States dollar deposits for one month. If, however, those banks are not quoting as described above, LIBOR for that date will be LIBOR applicable to the Interest Period immediately preceding that Interest Period.

    "LIBOR Business Day" means a day that is both a Business Day and a day on which banking institutions in the City of London, England are not required or authorized by law to be closed.

    "LIBOR Determination Date" means, with respect to any Interest Period, the second LIBOR Business Day prior to that Interest Period.

    "Monthly Interest" means, for any payment date, the amount of interest accrued in respect of the Series [o] notes during the Interest Period for that payment date.

    "Monthly Principal" means, with respect to any payment date relating to the Accumulation Period or any Early Redemption Period, the Series [o] Available Principal Amounts for that payment date less any portion thereof that is applied to pay interest on the Series [o] notes on that payment date. For each payment date, however, with respect to the Accumulation Period, Monthly Principal may not exceed the Controlled Deposit Amount for that payment date plus any Controlled Deposit Amount for a prior payment date that has not been previously deposited into the principal funding account. Also, Monthly Principal in any event will not exceed the nominal liquidation amount of the Series [o] notes.

    "nominal liquidation amount of the Series [o] notes" means the outstanding dollar principal amount of the Series [o] notes (which upon initial issuance will be $1,500,000,000), minus the reductions in the nominal liquidation amount of the Series [o] notes described under "Deposit and Application of Funds -- Reduction and Reinstatement of Nominal Liquidation Amounts" plus the increases in the nominal liquidation amount of the Series [o] notes described under that heading.

    "nominal liquidation amount deficit of the Series [o] notes" is described under "Deposit and Application of Funds -- Application of Available Amounts Allocated to Series [o] -- Available Interest Amounts for Series [o]."

    "payment date" means the 15th day of each month (or if that 15th day is not a business day, the next following business day), commencing on [o].

    "pool factor" means, for a payment date, an eleven-digit decimal expressing the Invested Amount as of the Determination Date, determined after taking into account any reduction or increase in the Invested Amount which will occur on the payment date, as a proportion of the initial Invested Amount.

    "Primary Series [o] Overcollateralization Amount" means the Series [o] overcollateralization percentage of the nominal liquidation amount of the Series [o] notes.

    "principal funding account" means a Qualified Account maintained in the name of the indenture trustee for the benefit of the Series [o] noteholders and in which principal is accumulated for payment to the Series [o] noteholders.

    "put feature" is described under "Deposit and Appreciation of Funds -- Sale of Receivables."

    "Required Participation Percentage" means, for the collateral certificate, 103%. However, if either (a) the aggregate amount of principal receivables due from either AutoNation, Inc. and its affiliates or United Auto Group, Inc. and its affiliates on the close of business on the last day of any Collection Period is greater than 4% of the Pool Balance on that day or (b) if the aggregate amount of principal receivables due from any other dealer at such time is greater than 1.5% of the Pool Balance on that day, the Required Participation Percentage shall mean, as of that last day and with respect to that Collection Period and the immediately following Collection Period only, 104%. Furthermore, the seller may, upon ten days' prior notice to the CARCO receivables trust trustee and the rating agencies, reduce the Required Participation Percentage to not less than 100%, so long as the rating agencies shall not have notified the seller or the servicer that any reduction will result in a reduction or withdrawal of the rating of the Series [o] notes or any other outstanding series or class of notes.

    "Revolving Period" means the period beginning at the close of business on the Series [o] Cut-Off Date and terminating on the earlier of:

     o the close of business on the day immediately preceding the Accumulation Period Commencement Date; and

     o the close of business on the day immediately preceding the day on which an Early Redemption Period commences.

The Revolving Period, however, may recommence upon the termination of an Early Redemption Period.

    "seller" means DCWR.

    "Series [o] Available Interest Accounts" is described under "Deposit and Application of Funds-- Application of Available Amounts Allocated to Series [o] -- Available Interest Amounts for Series [o]."

    "Series [o] Available Principal Amounts" is described under "Deposit and Application of Funds-- Application of Available Amounts Allocated to [o] -- Available Principal Amounts for Series [o]."

    "Series [o] Cut-Off Date" means [o].

    "Series [o] Expected Principal Payment Date" means the [o] payment date.

    "Series [o] floating allocation percentage" means, for any payment date, the percentage equivalent, which shall never exceed 100%, of a fraction, the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding Collection Period and the denominator of which is the sum of the series nominal liquidation amounts for all series of notes (including Series [o]) on that day.

    "Series [o] issuance date" means the date on which the Series [o] notes are initially issued.

    "Series [o] nominal liquidation amount" means the sum of (i) the nominal liquidation amount of the Series [o] notes and (ii) the Series [o] overcollateralization amount.

    "Series [o] nominal liquidation amount deficit" is described under "Deposit and Application of Funds -- Application of Available Amounts Allocated to Series [o] -- Available Interest Amounts for Series [o]."

    "Series [o] notes" means the issuer's Floating Rate Auto Dealer Loan Asset Backed Notes, Series [o].

    "Series [o] overcollateralization amount" is described under "Deposit and Application of Funds -- Series [o] Overcollateralization Amount."

    "Series [o] overcollateralization amount deficit" is described under "Deposit and Application of Funds -- Application of Available Amounts Allocated to Series [o] -- Available Interest Amounts for Series [o]."

    "Series [o] overcollateralization percentage" means 9.89%, except that, if the long-term unsecured debt of DaimlerChrysler AG is reduced below BBB-- by Standard & Poor's, the Series [o] overcollateralization percentage will be 11.11% until that rating is increased to at least BBB--.

    "Series [o] principal allocation percentage" means, for any payment date, the percentage equivalent, which shall never exceed 100%, of a fraction:

     o the numerator of which is the Series [o] nominal liquidation amount as of the last day of the immediately preceding Collection Period or, if the Accumulation Period or an Early Redemption Period has commenced, as of the last day of the Collection Period prior to the commencement of the Accumulation Period or an Early Redemption Period, as applicable; and

     o the denominator of which is the sum of the series nominal liquidation amounts for all series of notes as of the last day of the immediately preceding Collection Period, except that for any series that is amortizing, repaying or accumulating principal, the series nominal liquidation amount of that series will be the series nominal liquidation amount as of the last day of the Collection Period prior to the commencement of such amortization, repayment or accumulation.

    This percentage will be adjusted to account for any additional issuances of series of notes since the prior Collection Period.

    "Series [o] rate" means the per annum rate equal to the applicable LIBOR plus [o]%.

    "Shared Excess Available Interest Amounts" means, with respect to any payment date, the sum of, for each series of notes, the Available Interest Amounts for that series that are not required to be applied in respect of that series.

    "Shared Excess Available Principal Amounts" means, with respect to any payment date, the sum of, for each series of notes, the Available Principal Amounts for that series that are not required to be applied in respect of that series.

    "Telerate Page 3750" means the display page so designated as reported by Bloomberg Financial Markets Commodities News Service, or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks for U.S. dollar deposits.

    "underwriter" means any of [o].

    "underwriting agreement" means the underwriting agreement among the underwriters, DCWR and DCS dated [o].

                                                                       Annex I

                             Other Series of Notes

    This Annex I sets forth the principal characteristics of the following series of Floating Rate Auto Dealer Loan Asset Backed Notes previously issued by the issuer. For more specific information with respect to this series of notes, any prospective investor should contact DCWR at (248) 427-2565. DCWR will provide, without charge, to any prospective investor, a copy of the disclosure document with respect to the series.


1.  Series 2002-A notes

Series Issuance Date.............................     June 11, 2002

Stated Principal Amount of
Series 2002-A notes..............................     $2,000,000,000

Initial nominal liquidation
amount of Series 2002-A
notes............................................     $2,000,000,000

Initial Series 2002-A
overcollateralization amount.....................     $197,802,198

Initial Series 2002-A nominal
liquidation amount...............................     $2,197,802,198

Scheduled Interest Payment
Dates............................................     Monthly, on or about the 15th day of each month

Required Participation
Percentage of Collateral
Certificate......................................     103%, subject to increase or decrease

Series 2002-A
overcollateralization
percentage.......................................     9.89% (or, so long as the long-term  unsecured debt of DaimlerChrysler AG is below BBB--by Standard & Poor's, 11.11%)

Current Outstanding Dollar
Principal Amount.................................     $2,000,000,000

Revolving Period.................................     May 31, 2002 to the commencement of the earlier of the related Accumulation
                                                      Period or an Early Redemption Period

Expected Principal Payment
Date.............................................     May 2005 Interest Payment Date



                                    A-I-1

Legal Final......................................     May 2007 Interest Payment Date


2.  Series 2002-B notes

Series Issuance Date.............................     November 26, 2002

Stated Principal Amount of
Series 2002-B notes..............................     $1,000,000,000

Initial nominal liquidation
amount of Series 2002-B
notes............................................     $1,000,000,000

Initial Series 2002-B
overcollateralization amount.....................     $98,901,099

Initial Series 2002-B nominal
liquidation amount...............................     $1,098,901,099

Scheduled Interest Payment
Dates............................................     Monthly, on or about the 15th day of each month

Required Participation
Percentage of Collateral
Certificate......................................     103%, subject to increase or decrease

Series 2002-B
overcollateralization
percentage.......................................     9.89% (or, so long as the long-term unsecured
                                                      debt of DaimlerChrysler AG is rated below BBB-
                                                      by Standard & Poor's, 11.11%)

Current Outstanding Dollar
Principal Amount.................................     $1,000,000,000

Revolving Period.................................     October 31, 2002 to the commencement of the earlier of the related
                                                      Accumulation Period or an Early Redemption Period

Expected Principal
Payment Date.....................................     November 2005 Interest Payment Date

Legal Final......................................     November 2007 Interest Payment Date


3.  Series 2003-A notes

Series Issuance Date.............................     March 3, 2003

Stated Principal Amount of
Series 2003-A notes..............................     $1,500,000,000



                                    A-I-2

Initial nominal liquidation
amount of Series 2003-A
notes............................................     $1,500,000,000

Initial Series  2003-A
overcollateralization amount.....................     $148,351,648

Initial Series 2003-A nominal
liquidation amount...............................     $1,648,351,648

Scheduled Interest Payment
Dates............................................     Monthly, on or about the 15th day of each month

Required Participation
Percentage of Collateral
Certificate......................................     103%, subject to increase or decrease

Series 2003-A
overcollateralization
percentage.......................................     9.89% (or, so long as the long-term unsecured
                                                      debt of DaimlerChrysler AG is rated below BBB-
                                                      by Standard & Poor's, 11.11%)

Revolving Period.................................     February 28, 2003 to the commencement of the earlier of the related
                                                      Accumulation Period or an Early Redemption Period

Expected Principal
Payment Date.....................................     February 2006 Interest Payment Date

Legal Final......................................     February 2008 Interest Payment Date




                                    A-I-3

                                                                      Annex II

     Series of Investor Certificates Issued by the CARCO Receivables Trust


    This Annex II sets forth the principal characteristics of the following series of investor certificates (other than the collateral certificate) previously issued by the CARCO receivables trust that are outstanding as of the date of this prospectus supplement:

     o    the Floating Rate Auto Loan Asset Backed Certificates, Series
          1996-1;

     o    the Floating Rate Auto Loan Asset Backed Certificates, Series
          1999-2;

     o    the Floating Rate Auto Loan Asset Backed Certificates, Series
          2000-B;

     o    the Floating Rate Auto Loan Asset Backed Certificates, Series
          2000-C; and

     o    the Floating Rate Auto Loan Asset Backed Certificates, Series
          2001-A.

For more specific information with respect to any series of investor certificates, any prospective investor should contact DCWR at (248) 427-2565. DCWR will provide, without charge, to any prospective investor, a copy of the disclosure document with respect to that series.


1.  Series 1996-1

Initial Principal Amount...........................    $500,000,000

Scheduled Interest Payment
Date...............................................    Monthly, on or about the fifteenth day of each month

Current Principal Amount...........................    $500,000,000

Required Participation Percentage..................    103%

Initial Subordinated Amount........................    Approximately 11.1% of the Invested Amount

Revolving Period...................................    October 31, 1996 to the earlier of the commencement of an Accumulation
                                                       Period or an Early Amortization Period

Expected Principal Payment Date....................    November 2003 Payment Date

Termination Date...................................    October 2005 Payment Date




                                    A-II-1


2.  Series 1999-2

Initial Principal Amount

   Class A-1 Certificates..........................    $750,000,000

   Class A-2 Certificates..........................    $600,000,000

Scheduled Interest Payment Date....................    Monthly, on or about the fifteenth day of each month

Current Principal Amount

   Class A-1 Certificates..........................    $0

   Class A-2 Certificates..........................    $600,000,000

Required Participation Percentage..................    103%

Initial Subordinated Amount........................    Approximately 11.1% of the Invested Amount

Revolving Period

   Class A-1 Certificates..........................    May 1, 1999 to the earlier of the commencement of an Accumulation Period or an Early Amortization Period

   Class A-2 Certificates..........................    May 1, 1999 to the earlier of the commencement of an Accumulation Period or an Early Amortization Period

Expected Principal Payment Date

   Class A-1 Certificates..........................    May 2002 Payment Date

   Class A-2 Certificates..........................    May 2004 Payment Date

Termination Date

   Class A-1 Certificates..........................    May 2004 Payment Date

   Class A-2 Certificates..........................    May 2006 Payment Date


3.  Series 2000-B

Initial Principal Amount...........................    $501,000,000

Scheduled Interest Payment Date....................    Monthly, on or about the fifteenth day of each month

Current Principal Amount...........................    $501,000,000

Required Participation Percentage..................    103%



                                    A-II-2

Initial Subordinated Amount........................    Approximately 11.1% of the Invested Amount

Revolving Period...................................    October 24, 2000 to earlier of the commencement of an Accumulation Period or an Early Amortization Period

Expected Principal Payment Date....................    October 2003 Payment Date

Termination Date...................................    October 2005 Payment Date


4.  Series 2000-C

Initial Principal Amount...........................    $500,000,000

Scheduled Interest Payment Date....................    Monthly, on or about the fifteenth day of each month

Current Principal Amount...........................    $500,000,000

Required Participation Percentage..................    103%

Initial Subordinated Amount........................    Approximately 11.1% of the Invested Amount

Revolving Period...................................    December 8, 2000 to earlier of the commencement of an Accumulation Period or an Early Amortization Period

Expected Principal Payment Date....................    November 2003 Payment Date

Termination Date...................................    November 2005 Payment Date


5.  Series 2001-A

Initial Principal Amount...........................    $1,000,000,000

Scheduled Interest Payment Date....................    Monthly, on or about the fifteenth day of each month

Current Principal Amount...........................    $1,000,000,000

Required Participation Percentage..................    103%

Initial Subordinated Amount........................    Approximately 11.1% of the Invested Amount

Revolving Period...................................    December 3, 2001 to earlier of the commencement of an Accumulation Period or an Early Amortization Period

Expected Principal Payment Date....................    November 15, 2004

Termination Date...................................    November 15, 2006



                                    A-II-3

                                                                   PROSPECTUS

DAIMLERCHRYSLER

                      DAIMLERCHRYSLER MASTER OWNER TRUST

                                    Issuer

                      Auto Dealer Loan Asset Backed Notes

                  DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC,

                                    Seller

                  DAIMLERCHRYSLER SERVICES NORTH AMERICA LLC,

                                   Servicer

The issuer--

    o may periodically issue asset backed notes in one or more series with one or more classes; and

    o   will own

    -- a certificate issued by a master receivables trust that owns receivables arising from a portfolio of automobile dealer revolving floorplan financing agreements; and

    -- distributions on that certificate, which consist of payments due on those receivables.

The notes--

    o   will be obligations of the issuer only;

    o   will be paid only from the assets of the issuer;

    o will represent the right to payments in the amounts and at the times described in the prospectus supplement for those notes;

    o will be rated in an investment grade rating category at the time of issuance by at least one nationally recognized rating agency; and

    o   may have the benefit of one or more forms of credit enhancement.

------------------------------------------------------------------------------
Before you decide to invest in any of the notes, please read this prospectus and the related prospectus supplement. There are material risks in investing in the notes. Please read the risk factors beginning on page [5] of this prospectus. The notes will be obligations of the issuer only and neither the notes nor the assets of the issuer will represent interests in or obligations of DaimlerChrysler Wholesale Receivables LLC, DaimlerChrysler AG, DaimlerChrysler Corporation, DaimlerChrysler Services North America LLC, any of their affiliates or any other person. The notes are not obligations of or interests in the master receivables trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus or any prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.
------------------------------------------------------------------------------

                      The date of this prospectus is [o]

                        Reading this Prospectus and the
                      Accompanying Prospectus Supplement

    We provide information on your notes in two separate documents that offer varying levels of detail:

    o this prospectus provides general information, some of which may not apply to a particular series of notes, including your notes and

    o the accompanying prospectus supplement provides a summary of the specific terms of your notes.

    If the terms of the notes described in this prospectus vary with the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

    We include cross-references to sections in these documents where you can find further related discussions. Refer to the table of contents in the front of each document to locate the referenced sections.

    You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference. We have not authorized anyone to provide you with different information. The information in this prospectus or the accompanying prospectus supplement is only accurate as of the dates on their respective covers.

                      Where You Can Find More Information

    The seller has filed a Registration Statement (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "SEC") with respect to the notes offered by this prospectus. This prospectus, which forms part of the Registration Statement, does not contain all of the information contained in the Registration Statement and the exhibits to the Registration Statement.

    The Registration Statement may be inspected and copied at:

    o the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 (telephone 1-800-732-0330),

    o the SEC's public reference facilities at 233 Broadway, New York, New York 10279 and

    o the SEC's regional office at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661.

Also, the SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

                    Incorporation of Documents by Reference

    The SEC allows information filed with it to be incorporated by reference into this prospectus. The following documents filed with the SEC by the servicer, on behalf of the issuer, are incorporated in this prospectus by reference: (i) the CARCO receivables trust's Annual Report on Form 10-K for the years ended December 31, 2001 and 2002, (ii) the Issuer's Annual Report on Form 10-K for the year ended December 31, 2002 and (iii) all reports and other documents filed by, or on behalf of, the CARCO receivables trust and the issuer, in accordance with Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the notes.

    For purposes of this prospectus, any statement in this prospectus or in a document incorporated or deemed to be incorporated by reference may be modified or superseded. Those statements may be modified or superseded by any other statement in this prospectus, an incorporated document or a document incorporated by reference. The statement may only be modified or superseded to a limited extent. The original form of the statement will no longer be a part of this prospectus. Only the modified form of the statement will constitute a part of this prospectus.

Copies of the Documents

    You will receive a free copy of any or all of the documents incorporated in this prospectus or incorporated by reference into the accompanying prospectus supplement if:

    o   you received this prospectus and

    o you requested the copies from Assistant Secretary, DaimlerChrysler Services North America LLC, 27777 Inkster Road, Farmington Hills, Michigan 48334 (telephone: 248-427-2565)

This offer only includes the exhibits to the documents, if the exhibits are specifically incorporated by reference in the documents. You may also read and copy these materials at the public reference facilities of the SEC in Washington D.C., referred to previously.

------------------------------------------------------------------------------
                              TABLE OF CONTENTS
------------------------------------------------------------------------------
----------------------------------------------------
                 Section                    Page
----------------------------------------------------
 Summary                                      6
----------------------------------------------------
 Risk Factors                                 9
----------------------------------------------------
 o  Your ability to resell notes is           9
limited
----------------------------------------------------
 o  Risk factors relating to the              9
collateral certificate and the CARCO
receivables trust
----------------------------------------------------
 o  Credit enhancement for a series of       11
notes is limited. If the credit
enhancement is exhausted, you may incur
a loss
----------------------------------------------------
 o Credit ratings of the notes reflect
the rating agency's assessment of the
likelihood that you will receive your
payments of interest and principal           12
----------------------------------------------------
 o  Book-entry registration may limit
your ability to resell or pledge your
notes                                        12
----------------------------------------------------
 o  Only some of the assets of the
issuer are available for payments on any
series or class of notes                     12
----------------------------------------------------
 o  Allocations of charged-off
receivables in the CARCO receivables
trust could reduce payments to you           13
----------------------------------------------------
 o  You may receive principal payments
earlier or later than the expected
principal payment date                       13
----------------------------------------------------
 o Class B notes and Class C notes bear
losses before Class A notes bear any
losses                                       13
----------------------------------------------------
 o  Payment of Class B notes and Class C
notes may be delayed due to the
subordination provisions                     14
----------------------------------------------------
 o  You may not be able to reinvest any
early redemption proceeds in a
comparable security                          14
----------------------------------------------------
 o  Issuance of additional notes may
affect the timing and amount of payments
to you                                       14
----------------------------------------------------
 o  You may have limited control of
actions under the indenture and the
pooling and servicing agreement              14
----------------------------------------------------
 o  Your remedies upon default may be
limited                                      14
----------------------------------------------------
 DaimlerChrysler Wholesale Receivables
LLC and the CARCO Receivables Trust          15
----------------------------------------------------
 o  DaimlerChrysler Wholesale
Receivables LLC                              15
----------------------------------------------------
 o  The CARCO Receivables Trust              16
----------------------------------------------------
 The Issuer                                  17
----------------------------------------------------
 Use of Proceeds                             18
----------------------------------------------------
The Dealer Floorplan Financing Business      18
----------------------------------------------------
 o  General                                  18
----------------------------------------------------
 o  Creation of Receivables                  19
----------------------------------------------------
 o  Credit Underwriting Process              19
----------------------------------------------------
 o  Billing, Collection Procedures and
Payment Terms                                20
----------------------------------------------------
 o  Revenue Experience                       20

----------------------------------------------------
                 Section                    Page
----------------------------------------------------
 o  Relationship with DaimlerChrysler        21
----------------------------------------------------
 o  Dealer Monitoring                        21
----------------------------------------------------
 o  "Dealer Trouble" Status and
DCS's Write-Off Policy                       22
----------------------------------------------------
 o  Additional Information                   22
----------------------------------------------------
 The Accounts                                22
----------------------------------------------------
 DaimlerChrysler Services North America
LLC                                          23
----------------------------------------------------
 The Notes                                   24
----------------------------------------------------
 o  Interest                                 25
----------------------------------------------------
 o  Principal                                26
----------------------------------------------------
 o  Stated Principal Amount, Outstanding
Dollar Principal Amount and Nominal
Liquidation Amount of Notes                  26
----------------------------------------------------
 o  Subordination of Principal               29
----------------------------------------------------
 o  Redemption and Early Redemption of
Notes                                        30
----------------------------------------------------
 o  Issuances of New Series, Classes and
Subclasses of Notes                          30
----------------------------------------------------
 o  Payments on Notes; Paying Agent          31
----------------------------------------------------
 o  Book-Entry Notes                         33
----------------------------------------------------
 Sources of Funds to Pay the Notes           37
----------------------------------------------------
 o  General                                  37
----------------------------------------------------
 o  Deposit and Application of Funds         39
----------------------------------------------------
 o  Issuer Accounts                          40
----------------------------------------------------
 o  Derivative Agreements                    40
----------------------------------------------------
 o  Sale of Receivables                      40
----------------------------------------------------
 o  Limited Recourse to the Issuer;
Security for the Notes                       41
----------------------------------------------------
 The Indenture                               41
----------------------------------------------------
 o  Indenture Trustee                        41
----------------------------------------------------
 o  Issuer Covenants                         42
----------------------------------------------------
 o  Events of Default                        42
----------------------------------------------------
 o  Events of Default Remedies               43
----------------------------------------------------
 o  Early Redemption Events                  44
----------------------------------------------------
 o  Meetings                                 45
----------------------------------------------------
 o  Voting                                   45
----------------------------------------------------
 o  Amendments to the Indenture and
Indenture Supplements                        46
----------------------------------------------------
 o  Tax Opinions for Amendments              48
----------------------------------------------------
 o  Addresses for Notices                    48
----------------------------------------------------
 o  Issuer's Annual Compliance Statement     48
----------------------------------------------------
 o  Indenture Trustee's Annual Report        48
----------------------------------------------------
 o  List of Noteholders                      49
----------------------------------------------------
 o  Reports                                  49
----------------------------------------------------
 Description of the Investor
Certificates Issued by the CARCO
Receivables Trust                            49
----------------------------------------------------
 o  General                                  49
----------------------------------------------------
 o  Interest                                 50
----------------------------------------------------
 o  Principal                                51
----------------------------------------------------
 o  The Seller's Certificate                 53
----------------------------------------------------
 o  New Issuances                            53
----------------------------------------------------

----------------------------------------------------
                 Section                    Page
----------------------------------------------------
 o  Conveyance of Receivables and
Collateral Security                          55
----------------------------------------------------
 o  Representations and Warranties           56
----------------------------------------------------
 o  Eligible Accounts and Eligible
Receivables                                  58
----------------------------------------------------
 o  Ineligible Receivables, the
Installment Balance Amount and the
Overconcentration Amount                     60
----------------------------------------------------
 o  Addition of Accounts                     60
----------------------------------------------------
 o  Removal of Accounts                      62
----------------------------------------------------
 o  Excluded Series                          65
----------------------------------------------------
 o  Collection Account                       66
----------------------------------------------------
 o  Excess Funding Account                   67
----------------------------------------------------
 o  Allocation Percentages                   68
----------------------------------------------------
 o  Allocation of Collections; Deposits
in Collection Account                        70
----------------------------------------------------
 o  Limited Subordination of Seller's
Interest; Enhancements                       71
----------------------------------------------------
 o  Distributions                            73
----------------------------------------------------
 o  Defaulted Receivables and Recoveries     73
----------------------------------------------------
 o  Optional Repurchase                      74
----------------------------------------------------
 o  Reinvestment Events and Early
Amortization Events                          74
----------------------------------------------------
 o  Termination; Fully Reinvested Date       76
----------------------------------------------------
 o  Indemnification                          77
----------------------------------------------------
 o  Collection and Other Servicing
Procedures                                   77
----------------------------------------------------
 o  Servicer Covenants                       78
----------------------------------------------------
 o  Servicing Compensation and Payment
of Expenses                                  79
----------------------------------------------------

----------------------------------------------------
                 Section                    Page
----------------------------------------------------
 o  Matters Regarding the Servicer           79
----------------------------------------------------
 o  Service Default                          80
----------------------------------------------------
 o  Reports                                  81
----------------------------------------------------
 o  Evidence as to Compliance                81
----------------------------------------------------
 o  Amendments                               81
----------------------------------------------------
 o  List of Certificateholders               82
----------------------------------------------------
 o  The CARCO Receivables Trust  Trustee     83
----------------------------------------------------
 Description of the Receivables Purchase
Agreement                                    83
----------------------------------------------------
 o  Sale or Transfer of Receivables          83
----------------------------------------------------
 o  Representations and Warranties           84
----------------------------------------------------
 o  Covenants                                85
----------------------------------------------------
 o  Termination                              85
----------------------------------------------------
 Legal Aspects of the Receivables            85
----------------------------------------------------
 o  Transfer of Receivables and
Collateral Certificate                       85
----------------------------------------------------
 o  Matters Relating to Bankruptcy           86
----------------------------------------------------
 Tax Matters                                 88
----------------------------------------------------
 o  Federal Income Tax Consequences          88
----------------------------------------------------
 o  State and Local Tax Consequences         94
----------------------------------------------------
 ERISA Considerations                        94
----------------------------------------------------
 o  General                                  94
----------------------------------------------------
 Experts                                     96
----------------------------------------------------
 Plan of Distribution                        96
----------------------------------------------------
 Legal Matters                               98
----------------------------------------------------
 Glossary of Principal Terms for
Prospectus                                   99
----------------------------------------------------
 Annex A: Global Clearance, Settlement
and Tax Documentation Procedures             A-1
----------------------------------------------------

------------------------------------------------------------------------------
                                   SUMMARY
------------------------------------------------------------------------------
    The following summary describes the main structural features that a series or class of notes may have. For this reason, this summary does not contain all the information that may be important to you or that describes all of the terms of a note. You will find a detailed description of the possible terms of a note following this summary. Refer to the "Glossary of Principal Terms for Prospectus" for the definitions of each capitalized term used in this summary and elsewhere in this prospectus.

               Parties

     Party                    Description
 Issuer          o  DaimlerChrysler Master Owner
                 Trust (the "issuer")

 Seller          o  DaimlerChrysler Wholesale
                 Receivables LLC ("DCWR"), an
                 indirectly owned subsidiary of
                 DaimlerChrysler Services North
                 America LLC ("DCS")

 Servicer        o  DCS, a wholly owned subsidiary
                 of DaimlerChrysler Corporation
                 ("DaimlerChrysler"), the successor
                 to Chrysler Corporation

 Indenture       o  The Bank of New York
Trustee

 Owner Trustee   o  Chase Manhattan Bank USA,
                 National Association

 CARCO           o  CARCO Auto Loan Master Trust
Receivables      (the "CARCO receivables trust")
Trust            o  Owns the receivables and has
                 issued the collateral certificate
                 to the issuer

 Trustee of the  o  The Bank of New York (the "CARCO
CARCO            receivables trust trustee")
Receivables
Trust

                 Title of Securities

  Auto Dealer Loan Asset Backed Notes (the "notes").

                                  The Issuer

    The issuer will be governed by a trust agreement between DCWR and the owner trustee. The primary asset of the issuer is a certificate (the "collateral certificate") issued by the CARCO receivables trust. The CARCO receivables trust has outstanding seven series of investor certificates, including the collateral certificate, that evidence interests in the CARCO receivables trust and receive a share of the collections on the receivables owned by that trust. The assets of the CARCO receivables trust include:

    o receivables existing under the accounts at the close of business on May 31, 1991, receivables generated under the accounts from time to time after that date during the term of the CARCO receivables trust as well as receivables generated under any accounts added to the CARCO receivables trust from time to time;

    o  all funds collected or to be collected in respect of the receivables;

    o  all funds on deposit in the accounts of the CARCO receivables trust;

    o any other enhancement issued with respect to any particular series or class; and

    o a security interest in motor vehicles and parts inventory, equipment, fixtures, service accounts and, in some cases, realty and/or a personal guarantee securing the receivables.

                                 The Accounts

    The accounts under which the receivables have been or will be generated are revolving credit agreements entered into with DCS, directly or as successor to an affiliate, by dealers to finance the purchase of their automobile and light duty truck and other vehicle inventory. Accounts may be added to, or removed from, the CARCO receivables trust. See "The Accounts," "Description of the

Investor Certificates Issued by the CARCO Receivables Trust -- Eligible Accounts and Eligible Receivables," "-- Addition of Accounts" and " -- Removal of Accounts."

                           The Receivables Owned by
                            CARCO Receivables Trust

    The receivables consist of advances made by DCS to domestic motor vehicle dealers to purchase the vehicles. The vehicles consist primarily of new automobiles, light duty trucks and other vehicles. The principal amount of an advance in respect of a vehicle typically is equal to the wholesale purchase price of the vehicle plus destination charges and, subject to exceptions, is due upon the retail sale of the vehicle. See "The Dealer Floorplan Financing Business -- Creation of Receivables" and "-- Billing, Collection Procedures and Payment Terms." The receivables bear interest at a floating rate. See "The Dealer Floorplan Financing Business -- Revenue Experience."

                             Form and Denomination
                             of Notes; Record Date

    You may purchase notes in book-entry form only and in $1,000 increments. The record date for payments on the notes will be the day preceding the related payment date.

                                   Interest

    The issuer will pay interest on the notes in a series with the frequency specified in the prospectus supplement. Each series or class of notes will have its own interest rate, which may be fixed, variable, contingent or adjustable or have any combination of these characteristics and will be specified in the prospectus supplement. The issuer's sources of funds for the payment of interest on a series of notes will include:

    o interest and principal distributions on the collateral certificate allocable to that series; and

    o   any available credit enhancement for that series.

Only the amounts allocated to a series are available to make payments on that series.

                                   Principal

    The issuer will make principal payments on a series of notes on one or more dates specified in the prospectus supplement. We will specify in the prospectus supplement the sources of funds that the issuer will use to pay principal. Typically, these sources will include:

    o all or a portion of the principal distributions on the collateral certificate allocable to that series;

    o all or a portion of the interest distributions on the collateral certificate allocable to that series remaining after the issuer has made interest payments on that series; and

    o   any available credit enhancement for that series.

Only the amounts allocated to a series are available to make payments on that series.

    We will set forth in the prospectus supplement for a series the manner in which the issuer will accumulate or apply available funds toward principal payments on that series of notes.

    Each series of notes will have a revolving period during which we will make no principal payments on that series of notes. We may structure principal payments for a class of notes in the following ways, among others:

    o a single expected principal payment date, on which we will repay all principal at once; or

    o an amortization period, during which we will repay principal on each specified payment date until we have repaid all principal.

    If a series has more than one class of notes, we may repay principal differently for the various classes.

    However, it is possible that principal payments on a class or series of notes will begin earlier than the date we specify in the prospectus supplement. If an early redemption event or event of default for a series of notes occurs, the issuer will apply all principal distributions allocated to that series to the repayment of the outstanding principal of notes in that series, unless we provide in the prospectus supplement that those funds will be set aside for payment on a later date. An early redemption event or an event of default will likely cause us to repay principal on the notes earlier than the expected date we specified in the prospectus supplement for that series. Also, an early redemption event or an event of default may result in delays or reductions in the payments on your notes.

    The servicer or other designated person may have the option to purchase the outstanding notes of a series when its stated principal amount is reduced to a specified level.

                  Overcollateralization Amount; Enhancements

    Unless we otherwise specify in the related prospectus supplement, the overcollateralization amount for a series will be subordinated to the rights of the noteholders of that series to the extent described in the related prospectus supplement. Also, we may provide other enhancements. See "Sources of Funds to Pay the Notes."

                                  Tax Matters

    In the opinion of Sidley Austin Brown & Wood LLP, special federal income tax counsel for the seller, the CARCO receivables trust and the issuer,

    o the notes of each series will be characterized as debt for federal income tax purposes; and

    o the issuer will not be classified as an association, or a publicly traded partnership, taxable as a corporation under federal income tax law.

By your acceptance of a note, you will agree to treat your note as indebtedness of the seller for federal, state and local income and single business tax purposes. We might issue the notes with original issue discount. See "Tax Matters" for additional information concerning the application of federal and Michigan tax laws.

                             ERISA Considerations

    If you are an employee benefit plan, you should review the considerations discussed under "ERISA Considerations" in this prospectus and consult counsel before investing in the notes. In general, subject to those considerations and to the conditions described in that section and unless otherwise specified in the prospectus supplement, you may purchase notes of any series.

                                 Note Ratings

    We will issue the notes of a series only if they are rated in an investment grade rating category by at least one nationally recognized rating agency.

    The rating agencies and their ratings do not address whether you will receive any principal on your notes prior to or after the expected principal payment date.

                                 Risk Factors

    An investment in any series of notes involves material risks. See "Risk Factors" in this prospectus and in the accompanying prospectus supplement.

------------------------------------------------------------------------------
                                   RISK FACTORS
------------------------------------------------------------------------------
    In this section and in the related prospectus supplement under the heading "Risk Factors," we discuss the principal risk factors for an investment in the notes.

                   Your ability to resell notes is limited.

    There may be no secondary market for your notes. Underwriters may participate in making a secondary market in the notes, but are under no obligation to do so. We cannot assure you that a secondary market will develop. If a secondary market does develop, we cannot assure you that it will continue or that you will be able to resell your notes. Also, your notes will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, you will not have the liquidity that might be provided by that kind of listing or quotation.

          Risk factors relating to the collateral certificate and the
                           CARCO receivables trust.

    The primary assets of the issuer are the collateral certificate and the distributions made on the collateral certificate. Consequently, the factors that affect the ability of the CARCO receivables trust to make distributions on the collateral certificate also affect the issuer's ability to make payments on your notes.

                o Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes.

    This risk factor discusses various ways in which a third party may become entitled to receive collections on the receivables instead of the CARCO receivables trust. If that happens, you will experience delays in payments on your notes and may experience reductions in payments on your notes. Ultimately, you may incur a loss on your notes.

    There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the CARCO receivables trust's interest. See "Legal Aspects of the Receivables -- Transfer of Receivables and the Collateral Certificate."

    DCS and the seller have and will treat the transfer of receivables to the CARCO receivables trust described in this prospectus as a sale of the receivables to the seller and then to the CARCO receivables trust. However, DCS and/or the seller may become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself may take the position that the sale of receivables to the seller or to the CARCO receivables trust, or the sale of the collateral certificate to the issuer, should be recharacterized as a pledge of the receivables (or the collateral certificate) to secure a borrowing of the debtor. In that case, the CARCO receivables trust and the issuer could experience delays in payments of collections of receivables to it or, should the court rule in favor of any trustee, debtor or creditor, reductions in the amount of the payments could result. Also, if the transfer of receivables to the seller is recharacterized as a pledge, a tax or government lien on the property of DCS arising before any receivables come into existence may have priority over the seller's interest in the receivables. See "Legal Aspects of the Receivables -- Matters Relating to Bankruptcy."

    At the time a vehicle is sold, DCS's security interest in the vehicle will terminate. Therefore, if a dealer fails to remit to DCS amounts owed with respect to vehicles that have been sold, the related receivables will no longer be secured by vehicles.

                o The timing of payments on the receivables will determine whether we will pay principal on the notes when intended.

    Dealers pay receivables upon the retail sale of the underlying vehicle. The timing of those sales is uncertain. Also, we cannot assure you that there will be additional receivables created under the Accounts or that any particular pattern of dealer repayments will occur. The payment of principal on the notes depends on dealer repayments. As a result, you may not receive your principal when you expected because:

    o the notes of your series or class may not be fully amortized by its expected payment date, if any, or

    o the payment of principal to noteholders or the deposit of principal in a principal funding account during an accumulation period, if any, with respect to your series or class of notes may not equal the controlled amortization amount or controlled deposit amount, if any, with respect to the series or class.

                o Social, economic and other factors will affect the level of the collections on the receivables and may affect the amount of the distributions of the collateral certificate and therefore payments on the notes.

    Payments of the receivables are largely dependent upon the retail sale of the related vehicles. The level of retail sales of cars and light duty trucks may change as the result of a variety of social and economic factors. Economic factors include

    o  interest rates,

    o  unemployment levels,

    o  the rate of inflation, and

    o  consumer perception of economic conditions generally.

The use of incentive programs, e.g., manufacturers' rebate programs, may affect retail sales. However, we cannot predict whether or to what extent economic or social factors will affect the level of vehicle sales.

                o The ability of the CARCO receivables trust to make payments on the collateral certificate depends in part on the ability of DaimlerChrysler and DCS to generate receivables and the ability of DCS to perform its obligations under the pooling and servicing agreement.

    Neither DCS nor DaimlerChrysler is obligated to make any payments in respect of the receivables, the collateral certificate or any notes. However, the CARCO receivables trust and the issuer depend completely upon DCS to generate new receivables. The ability of DCS to generate receivables depends in turn to a large extent on the sales of automobiles and light duty trucks and other vehicles manufactured or distributed by DaimlerChrysler. We cannot assure you that DCS will continue to generate receivables at the same rate as receivables were generated in prior years. Also, if DCS were to cease acting as servicer, delays in processing payments on the receivables and information in respect of the receivables could occur and result in delays in payments to you.

    DCS makes representations and warranties with respect to the characteristics of the receivables. In some cases, DCS would be required to purchase receivables with respect to which the representations and warranties have been breached. If DCS fails to make a required repurchase, the issuer may have less funds. In addition, subject to limitations, DCS has the ability to change the terms of the Accounts, including the rate and the credit line, as well as change its underwriting procedures. These changes could reduce the amount of collections received on the receivables and therefore reduce the amount of funds received by the issuer.

    Under agreements between DaimlerChrysler and DaimlerChrysler-franchised dealers, DaimlerChrysler is committed to purchase unmiled vehicles from the dealers upon dealer termination. If DaimlerChrysler is not able to repurchase the new vehicles under the repurchase provision of new vehicles in the dealer agreements, losses with respect to the receivables may be adversely affected. See "The Dealer Floorplan Financing Business -- Relationship with DaimlerChrysler." Also, because a substantial number of the vehicles to be sold by the dealers are manufactured or distributed by DaimlerChrysler, if DaimlerChrysler were temporarily or permanently no longer manufacturing or distributing vehicles, the rate of sales of DaimlerChrysler-manufactured vehicles owned by the Dealers would decrease. In that case, payment rates and the loss experience with respect to the receivables will be adversely affected. See "The Dealer Floorplan Financing Business."

                o Other certificateholders may control the actions of the CARCO receivables trust. Their actions may be adverse to your interest.

    In some cases, the consent or approval of the holders of a specified percentage of the aggregate unpaid principal amount of all outstanding investor certificates of all outstanding series issued by the CARCO receivables trust will be required to direct some actions. These actions include amending the pooling and servicing agreement in some cases and directing a reassignment of the entire portfolio of receivables. Also, following the occurrence of an insolvency event with respect to the seller, the holders of certificates evidencing more than 50% of the aggregate unpaid principal amount of each series of certificates or each class of each series of certificates, and any holder of a supplemental certificate, will be required to direct the trustee for the CARCO receivables trust not to sell or otherwise liquidate the receivables. The holders of notes may have no control over such actions by holders of certificates.

                o The issuance of additional series of certificates may adversely affect your interest.

    The CARCO receivables trust, as a master trust, has previously issued several series of investor certificates and may issue additional series of investor certificates which may be represented by different classes within a series. A series supplement delivered under the pooling and servicing agreement in connection with the issuance of any other series of investor certificates will specify principal terms applicable to the series. No series supplement may change the terms of the investor certificates of another series or the terms of the pooling and servicing agreement as applied to the investor certificates of another series. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- New Issuances." However, we cannot assure you that the terms of any one series of investor certificates might not have an impact on the timing or amount of payments received by a certificateholder of any other series and, consequently, on the timing or amount of payments received by a noteholder.

             Credit enhancement for a series of notes is limited.
         If the credit enhancement is exhausted, you may incur a loss.

    We will provide credit enhancement of each series of notes by creating an overcollateralization amount to the extent described in the related prospectus supplement. The amount of the credit enhancement is limited and will be reduced from time to time as described in the related prospectus supplement. If the credit enhancement is exhausted, you are much more likely to incur a loss. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Limited Subordination of Seller's Interest; Enhancements."

            Credit ratings of the notes reflect the rating agency's assessment of the likelihood that you will receive your payments of interest and principal.

    Unless we specify otherwise in the related prospectus supplement, it will be a condition to the issuance of the notes of each series offered by this prospectus that they be rated in an investment grade rating category by at least one nationally recognized rating agency. Any rating assigned to the notes of a series or a class by a rating agency

    o will reflect the rating agency's assessment of the likelihood that noteholders of the series or class will receive the payments of interest and principal required to be made under the indenture and

    o will be based primarily on the value of the receivables in the CARCO receivables trust, the overcollateralization amount and the availability of any enhancement with respect to the series or class.

The rating will not be a recommendation to buy, hold or sell notes of the series or class, and the rating will not comment as to the market price or suitability for a particular investor. We cannot assure you that a rating will remain for any given period of time or that a rating agency will not reduce or withdraw a rating in the future if in its judgment circumstances in the future so warrant. A reduction in the rating of your notes may reduce the market value of your notes.

          Book-entry registration may limit your ability to resell or pledge your notes.

    Unless we otherwise specify in the prospectus supplement relating to a series of notes, the notes of each series will initially be book-entry notes and will not be registered in your name or your nominee's name. Accordingly, you will not be recognized by the indenture trustee as the "noteholder." You will only be able to exercise the rights of a noteholder indirectly through DTC and its participating organizations, and, if applicable, through Euroclear or Clearstream and their respective participating organizations. See "The Notes" and "-- Book-Entry Notes."

                     Only some of the assets of the issuer
          are available for payments on any series or class of notes.

    The sole source of payment of principal of or interest on a series or class of notes is provided by:

    o the portion of the principal collections and interest collections received by the issuer under the collateral certificate and available to that series or class of notes after giving effect to all allocations and reallocations;

    o   the applicable trust accounts for that series or class of notes; and

    o payments received under any applicable credit enhancement or derivative agreement for that series or class of notes.

As a result, you must rely only on the particular assets allocated to your series or class as security for your series or class for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer or any other person for payment of your notes. See "Sources of Funds to Pay the Notes."

    A further restriction applies if the holders of a series or class of notes directs the CARCO receivables trust to sell receivables following an event of default and acceleration, or on the applicable legal maturity date, as described in "Sources of Funds to Pay the Notes -- Sale of Receivables." In that case, that series or class of notes has recourse only to the proceeds of that sale and investment earnings on those proceeds.

                    Allocations of charged-off receivables
                  in the CARCO receivables trust could reduce
                               payments to you.

    The servicer will charge off the receivables arising in the accounts in the CARCO receivables trust portfolio if the receivables become uncollectible. The collateral certificate will be allocated a portion of these charged-off receivables. If the amount of charged-off receivables allocated to the collateral certificate exceeds the amount of funds available for reimbursement of those charge-offs, the available funds under the collateral certificate may not be sufficient to pay the full stated principal amount of your notes.

    You will not receive full payment of your notes if the nominal liquidation amount of your notes has been reduced by charge-offs of receivables in the CARCO receivables trust or as the result of reallocations of principal collections to pay interest on senior classes of notes, and those amounts have not been reimbursed from excess interest collections. See "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes."

                      You may receive principal payments
          earlier or later than the expected principal payment date.

    We cannot assure that you will receive the principal amount of your notes on its expected principal payment date. An early redemption event is an event that indicates that we may not be able to make payments on your notes as we had intended. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Reinvestment Events and Early Amortization Events." If an early redemption event or an event of default for a series occurs, the issuer will apply all distributions of principal allocated to that series to the repayment of the principal of the notes of that series, unless we otherwise specify in the related prospectus supplement. The occurrence of an early redemption event or an event of default will likely cause us to begin payment of principal earlier than the related expected principal payment date. However, such events may result in delays or reductions in the payment of principal and could result in a loss on your notes.

                  Class B notes and Class C notes bear losses
                     before Class A notes bear any losses.

    A series may include Class B notes and Class C notes. Class B notes of a series will be subordinated in right of payment of principal to Class A notes of that series, and Class C notes of a series are subordinated in right of payment of principal to Class A notes and Class B notes of that series. In general, unless we specify otherwise in the related prospectus supplement, interest payments on a class of notes of a series will not be subordinated in right of payment to interest payments on any other class of notes of that series.

    In all series with subordinated classes of notes, principal collections that are allocable to the subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series. Also, unless we specify otherwise in the related prospectus supplement, losses on charged-off receivables in the CARCO receivables trust are allocated first to the subordinated classes of a series. See "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes -- Nominal Liquidation Amount" and "-- Subordination of Principal." If these reallocations and losses are not reimbursed from excess interest collections, the full stated principal amount of the subordinated classes of notes may not be repaid.

    If there is a sale of the receivables owned by the CARCO receivables trust because of a sale or repurchase of the interest represented by the collateral certificate after a default by the servicer of the CARCO receivables trust, the net proceeds of the sale allocable to principal payments with respect to the collateral certificate that are allocable to a series will generally be used first to pay amounts due to Class A noteholders of that series, next to pay amounts due to Class B noteholders, if any, of that series, and lastly, for amounts due to Class C noteholders, if any, of that series. This could cause a loss to Class C noteholders or the Class B noteholders.

                  Payment of Class B notes and Class C notes
              may be delayed due to the subordination provisions.

    In general, no payment of principal of Class B notes, if any, of a series will be made until all principal of Class A notes of that series has been paid, and no payment of principal of Class C notes, if any, of that series will be made until all principal of Class A notes and Class B notes of that series has been paid, even if the subordinated notes have reached their expected principal payment date, or have had an early redemption event, event of default or other optional or mandatory redemption. See "The Notes -- Subordination of Principal."

                        You may not be able to reinvest
            any early redemption proceeds in a comparable security.

    If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate as high as that of your notes.

                    Issuance of additional notes may affect
                   the timing and amount of payments to you.

    The issuer expects to issue notes from time to time. New notes may be issued without notice to existing noteholders and without their consent, and may have different terms from outstanding notes. For a description of the conditions that must be met before the issuer can issue new notes, see "The Notes -- Issuance of New Series, Classes and Subclasses of Notes."

    The issuance of a new series of notes could adversely affect the timing and amount of payments on outstanding notes. For example, if notes issued after your notes have a higher interest rate than your notes, the result could be that there is a smaller amount of shared excess interest collections available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes may be diluted. See "Risk Factors -- You may have limited control of actions under the indenture and the pooling and servicing agreement."

                    You may have limited control of actions
         under the indenture and the pooling and servicing agreement.

    Under the indenture, some actions require the vote of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or subclass or all the notes. These actions include accelerating the payment of principal of the notes or consenting to amendments relating to the collateral certificate. In the case of votes by series or votes by holders of all of the notes of a series that has subordinated notes, the Class A outstanding dollar principal amount will generally be substantially greater than the Class B or Class C outstanding dollar principal amounts. Consequently, the Class A noteholders will generally have the ability to determine whether and what actions should be taken and may be expected to act solely in their interest. The Class B and Class C noteholders will generally need the concurrence of the Class A noteholders to cause actions to be taken.

                  Your remedies upon default may be limited.

    Your remedies may be limited if an event of default under your class of notes occurs. After an event of default affecting your class of notes, any funds in the principal funding account and the interest funding account with respect to that series or class of notes will be applied to pay principal of and interest on those notes or reallocated or retained for the benefit of any senior classes of notes of that series. Then, in each following month, principal collections and interest collections allocated to those notes will either be deposited into the applicable principal or interest funding account and applied to make monthly principal and interest payments on those notes or reallocated or retained for the benefit of any senior classes of notes until the earlier of the date those notes are no longer necessary to provide subordination protection for senior classes of notes or until the legal maturity date of those notes.

    Any funds in the applicable principal funding account that are not reallocated to other classes of that series and any funds in the applicable interest funding account will be available to pay principal of and interest on that class of notes. However, if your notes are Class B notes or Class C notes, you generally will receive full payment of principal of those notes only to the extent provided in the related prospectus supplement.

    Following an event of default and acceleration, and on the applicable legal final maturity date, holders of notes will have the ability to cause a sale of receivables -- or a sale of interests in receivables -- held by the CARCO receivables trust only under the limited circumstances as described in "The Indenture -- Events of Default Remedies" and "Sources of Funds to Pay the Notes -- Sale of Receivables." Even if a sale of receivables is permitted, we cannot assure you that the proceeds of the sale will be enough to pay unpaid principal of and interest on your notes.

    You can find a "Glossary of Principal Terms for Prospectus" beginning on page [106] in this prospectus.

------------------------------------------------------------------------------
   Daimlerchrysler Wholesale Receivables LLC and the Carco Receivables Trust
------------------------------------------------------------------------------

                   DaimlerChrysler Wholesale Receivables LLC

    DCWR is a limited liability company formed under the laws of the State of Delaware on February 4, 2000 as a wholly owned subsidiary of the predecessor of DCS, for the limited purpose of purchasing wholesale, retail and other receivables from DCS and transferring the receivables to third parties or issuing indebtedness secured by receivables to third parties. DCWR acquired the Seller's Interest from U.S. Auto Receivables Company ("USA") on May 31, 2000. At that time DCWR assumed the obligations of the seller under the Pooling and Servicing Agreement and the obligations of the purchaser under the Receivables Purchase Agreement. On August 8, 1991, USA had acquired the Seller's Interest from Chrysler Auto Receivables Company ("CARCO") and assumed those obligations. As of May 31, 2000, USA was merged into a member of DCWR and no longer exists. CARCO is a wholly-owned subsidiary of DCS.

    DCWR is deemed to have made all representations and warranties of the seller in the Pooling and Servicing Agreement and any Series Supplement with respect to any series of investor certificates outstanding as of May 31, 2000. In addition, DCWR has assumed the obligations of USA under the investor certificates with respect to any outstanding series, the Pooling and Servicing Agreement and the Receivables Purchase Agreement and has agreed to hold USA harmless from any liability related to those obligations. Obligations transferred to and assumed by DCWR include USA's obligation with respect to the subordinated notes held by DCS, the proceeds of which were used to fund a portion of the purchase price of receivables from Chrysler Credit Corporation ("CCC") on the Initial Closing Date and a portion of the purchase prices of the receivables arising in the Additional Accounts added to the trust on Addition Dates subsequent to the Initial Closing Date. DCS may make additional subordinated loans to DCWR in the future.

    The seller has taken steps in structuring the transactions contemplated by this prospectus that are intended to insure that the voluntary or involuntary application for relief by DCS under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in the consolidation of the assets and liabilities of the seller with those of DCS. These steps include the creation of the seller as a separate, limited-purpose, indirect subsidiary under a limited liability company agreement containing limitations on the nature of the seller's business, as described above, and on the seller's ability to commence a voluntary case or proceeding under any Insolvency

Law without the consent of the two independent directors of one of its members. However, we cannot assure you that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of DCS in a proceeding under any Insolvency Law. See "Risk Factors -- Risk factors relating to the collateral certificate and the CARCO receivables trust -- Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes" and "Legal Aspects of the Receivables -- Matters Relating to Bankruptcy."

    Also, tax and other statutory liabilities, including liabilities to the Pension Benefit Guaranty Corporation relating to the underfunding of pension plans, of DaimlerChrysler, DCS or their affiliates can be asserted against the seller. To the extent that any of those liabilities arise after the transfer of receivables to the CARCO receivables trust, the CARCO receivables trust's interest in the receivables would be prior to the interest of the claimant with respect to the liabilities.

    However, the existence of a claim against the seller could permit the claimant to subject the seller to an involuntary proceeding under the Bankruptcy Code or other Insolvency Law. See "Risk Factors -- Risk factors relating to the collateral certificate and the CARCO receivables trust -- Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes" and "-- Risk factors relating to the collateral certificate and the CARCO Receivables Trust -- The ability of the CARCO receivables trust to make payments on the collateral certificate depends in part on the ability of DaimlerChrysler and DCS to generate receivables and the ability of DCS to perform its obligations under the pooling and servicing agreement" and "Legal Aspects of the Receivables -- Matters Relating to Bankruptcy."

    DCWR's executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334, and its telephone number is (248) 427-2625.

                          The CARCO Receivables Trust

    The CARCO receivables trust was formed in accordance with the laws of the State of New York under the Pooling and Servicing Agreement. The property of the trust consists of:

    o the receivables existing in the Accounts on May 31, 1991 (the "Initial Cut-Off Date");

    o all receivables generated in the Accounts from time to time after the Initial Cut-Off Date during the term of the CARCO receivables trust as well as receivables generated in any Accounts added to the CARCO receivables trust from time to time, but excluding receivables in any Accounts that are removed from the CARCO receivables trust from time to time after the Initial Cut-Off Date;

    o an assignment of all the seller's rights and remedies under the Receivables Purchase Agreement;

    o  all funds collected or to be collected in respect of the receivables;

    o  all funds on deposit in accounts of the CARCO receivables trust;

    o any Enhancement issued with respect to any particular series or class of investor certificates; and

    o  a security interest in the vehicles and any other collateral security.

See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Addition of Accounts." See "Description of the Receivables Purchase Agreement" for a summary of terms of the Receivables Purchase Agreement.

    DCS will not convey to the CARCO receivables trust receivables ("Fleet Receivables") originated in connection with multiple new vehicle orders of at least five vehicles by specified Dealers. The terms "receivables" and "principal receivables" as used in this prospectus will not refer to Fleet Receivables.

    The property of the CARCO receivables trust may also include Enhancements for the benefit of certificateholders of a particular series or class. The collateral certificate will not have the benefit of any such Enhancement. The certificateholders of a particular series or class will not have any interest in any Enhancements provided for the benefit of the certificateholders of another series or class, unless we so provide in the related Series Supplement or Series Supplements. Under the Pooling and Servicing Agreement, the seller will be allowed, subject to limitations and conditions, and in some circumstances will be obligated:

    o to designate from time to time Additional Accounts to be included as Accounts and to convey to the CARCO receivables trust the receivables of the Additional Accounts; and

    o to designate from time to time Accounts to be removed and to require the CARCO receivables trust trustee to convey receivables in the Removed Accounts to the seller.

    The CARCO receivables trust was formed to issue certificates under the Pooling and Servicing Agreement and prior to formation had no assets or obligations. The CARCO receivables trust will not engage in any business activity other than:

    o acquiring and holding the receivables and the other assets of the CARCO receivables trust and proceeds from the receivables and those assets;

    o issuing the investor certificates and the seller's certificate, and any supplemental certificates, and making payments on those certificates; and

    o   related activities.

    As a consequence, we do not expect the CARCO receivables trust to have any need for, or source of, capital resources other than the assets of the CARCO receivables trust.

------------------------------------------------------------------------------
                                  The Issuer
------------------------------------------------------------------------------

    DaimlerChrysler Master Owner Trust will be the issuer of the notes. It is a Delaware statutory trust.

    The issuer exists for the exclusive purposes of:

    o acquiring and holding the collateral certificate and other assets, including the proceeds of these assets;

    o   issuing series of notes;

    o   making payments on the notes; and

    o engaging in other activities that are necessary or incidental to accomplish these limited purposes.

    The issuer is operated pursuant to a trust agreement between DCWR and Chase Manhattan Bank USA, National Association, as owner trustee. The issuer does not have any officers or directors. Its administrator is DCS. As administrator of the issuer under an administration agreement, DCS will generally direct the administrative actions to be taken by the issuer.

    The assets of the issuer will consist primarily of:

    o   the collateral certificate;

    o derivative agreements that, subject to the terms of the related indenture supplement, the issuer has entered into or may enter into to manage interest rate or currency risk relating to some classes of notes; and

    o   the issuer accounts.

The issuer does not expect to have any other significant assets.

    DCWR and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the issuer delivers to the indenture trustee an officer's certificate to the effect that the issuer reasonably believes that the amendment will not adversely affect in any material respect the interests of the noteholders. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

    In addition, the trust agreement may also be amended with the consent of the indenture trustee and holders of at least 66 2/3% of the outstanding dollar principal amount of the notes affected by the amendment in any material respect. However, an amendment to the trust agreement that increases or reduces the amount of, or accelerates or delays the timing of, collections of payments in respect of the collateral certificate or distributions to the noteholders requires the consent of all noteholders affected by the amendment.

------------------------------------------------------------------------------
                                   Use of Proceeds
------------------------------------------------------------------------------

    Unless we otherwise provide in the related prospectus supplement:

        o we will pay the net proceeds from the sale of a series of notes to DCWR;

        o DCWR will use the portion of the proceeds paid to it, together with the subordinated loan from DCS described under "DaimlerChrysler Wholesale Receivables LLC and the CARCO Receivables Trust -- DaimlerChrysler Wholesale Receivables LLC," to purchase receivables from DCS or to repay amounts previously borrowed to purchase receivables; and

        o DCS will use the portion of the proceeds paid to it for general corporate purposes.

------------------------------------------------------------------------------
                    The Dealer Floorplan Financing Business
------------------------------------------------------------------------------

                                    General

    The receivables transferred to the CARCO receivables trust under the Pooling and Servicing Agreement were or will be selected from extensions of credit and advances, known as "wholesale" or "floorplan" financing, made by DaimlerChrysler, directly or as successor to Chrysler Corporation, and DCS, directly or as a successor to affiliates, to domestic motor vehicle dealers. These funds are used by dealers to purchase new and used vehicles manufactured or distributed by DaimlerChrysler and other manufacturers pending sale to retail buyers. As described in this prospectus, receivables transferred to the CARCO receivables trust are secured by the vehicles and, in many cases, parts inventory, equipment, fixtures and service accounts of the vehicle dealers. In some cases, the receivables are also secured by realty owned by, and/or a personal guarantee of, a vehicle dealer.

    DCS, as successor to Chrysler Financial Company L.L.C. ("CFC LLC"), Chrysler Financial Corporation ("CFC Corp.") and Chrysler Credit Corporation ("CCC"), is the primary wholesale financing source for DaimlerChrysler-franchised dealers in the United States. DaimlerChrysler vehicles for which DCS provides wholesale financing include vehicles manufactured under the CHRYSLER, DODGE and JEEP trademarks.

    DCS, directly or as successor to CFC LLC, CFC Corp. or CCC, has extended credit lines to DaimlerChrysler-franchised dealers that also operate non-DaimlerChrysler franchises and non-DaimlerChrysler dealers. DCS services the accounts of domestic dealers financed by it (the "U.S. Wholesale Portfolio") through its Farmington Hills Support office located in Farmington Hills, Michigan and through a network of Chrysler Financial business centers and Mercedes-Benz regional offices located throughout the United States.

    Vehicles financed by any dealer under the floorplan program are categorized by DCS, under its policies and procedures, as New Vehicles or Used Vehicles based on whether the vehicles qualify for the new or used wholesale and retail interest rate chargeable to the dealer in connection with the vehicles financed. Currently, "New Vehicles" consist of

    o   current and prior model year unmiled vehicles,

    o current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler, and

    o   prior model year and two year old miled vehicles.

Currently, "Used Vehicles" consist of previously owned vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and prior model year and two year old miled vehicles. Vehicles purchased by a dealer at a closed auction conducted by DaimlerChrysler are referred to, collectively, as "Auction Vehicles." New Vehicles and Used Vehicles may be categorized differently in the future based on DCS's practices and policies.

                            Creation of Receivables

    DCS finances 100% of the wholesale invoice price of new vehicles, including destination charges. DaimlerChrysler originates receivables in respect of DaimlerChrysler-manufactured vehicles and other vehicles distributed by DaimlerChrysler franchised dealers concurrently with the shipment of the vehicles to the financed dealer.

    Once a dealer has commenced the floorplanning of a manufacturer's vehicles through DCS, DCS will finance all purchases of vehicles by the dealer from the manufacturer. DCS will cancel this arrangement, however, if a dealer's inventory is considered by DCS to be seriously overstocked, if a dealer is experiencing financial difficulties or if a dealer requests controlled vehicle releases. In those circumstances, known as "Finance Hold," the applicable local business center or regional office of DCS assumes control of vehicle releases to the dealer. DCS makes special arrangements to finance inter-dealer sales of vehicles.

                          Credit Underwriting Process

    DCS extends credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of new, used and auction vehicles. All DaimlerChrysler-franchised dealers that have a new vehicle line of credit are also eligible for a used vehicle and an auction vehicle credit line. A new vehicle credit line relates to New Vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler, and a used vehicle credit line relates to Used Vehicles. An auction vehicle credit line relates to Auction Vehicles.

    A newly franchised dealer requesting the establishment of a new vehicle credit line must submit an application to the applicable DCS business center or regional office. After receipt of the application, the business center or regional office investigates the prospective dealer. The business center or regional office reviews the prospective dealer's credit reports and bank references and evaluates the dealer's marketing capabilities and start-up financial resources and credit requirements. When an existing dealer requests the establishment of a wholesale new vehicle credit line, the business center or regional office reviews the dealer's credit reports, including the experience of the dealer's current financing source, and bank references. Further, the business center or regional office investigates the dealer's current state of operations and management, including evaluating a factory reference, and marketing capabilities. For credit lines within a business center's or regional office's approval limits, the business center or regional office either approves or disapproves the dealer's request. For credit lines in excess of a business center's or regional office's approval limits, the business center or regional office transmits the requisite documentation to the Farmington Hills Support Dealer Credit Department for approval or disapproval. DCS applies the same underwriting standards for dealers franchised by other manufacturers.

    Upon approval, dealers execute a series of financing agreements with DCS and, in the case of DaimlerChrysler-franchised dealers, DaimlerChrysler. These agreements provide DCS a first priority security interest in the vehicles and other collateral and a demand master promissory note in favor of DCS. Under these agreements, DCS requires all dealers to maintain insurance coverage for each vehicle for which it provided floorplan financing, with DCS designated as loss payee.

    The size of a credit line initially offered to a dealer is based upon the dealer's sales record, or, in the case of a prospective dealer, expected annual sales, and the dealer's effective net worth. The amount of a dealer's credit line for new vehicles is adjusted quarterly by DCS. The adjustment is based upon the dealer's average new vehicle sales during the prior 180 days and is, typically, in an amount sufficient to finance a 75-day supply of vehicles. The amount of a dealer's credit line for used vehicles is also adjusted periodically. This adjustment is based upon the dealer's average used vehicle sales for the prior 180 days and is, typically, in an amount sufficient to finance 50% of a 30 to 45-day supply of vehicles. DCS determines the size of a dealer's auction vehicle credit line on a case by case basis and makes adjustments periodically based on DCS's practices and procedures.

    The aggregate amount advanced for each Used Vehicle is equal to the National Automotive Dealers Association's Official Wholesale Used Car Trade-in Guide wholesale book value for the vehicle. However, the aggregate amount of the credit line for the used vehicles may not exceed 50% of the value of the dealer's total inventory of used vehicles. The amount advanced for New Vehicles and all Auction Vehicles is equal to the amount invoiced with respect to the vehicles and the auction purchase price, including auction fees, of the Auction Vehicles, respectively.

               Billing, Collection Procedures and Payment Terms

    DCS prepares and distributes each month to each dealer a statement setting forth billing and related account information. DCS generates and mails each dealer's bills on the sixth and seventh calendar day of the month. Interest and other nonprincipal charges must be paid by the end of the month in which they are billed. DCS bills interest and handling fees in arrears, but bills insurance costs in advance. Upon the sale of a vehicle for which it has provided floorplan financing, DCS is entitled to receive payment in full of the related advance. Dealers remit payments by check directly to DCS's local business centers and regional offices or electronically via an electronic funds transfer system maintained by the Farmington Hills Support office.

                              Revenue Experience

    DCS charges dealers interest at a floating rate based on the rate (the "prime rate") designated as the "prime rate" from time to time by financial institutions selected by DCS, plus a designated spread ranging from 0.00% to 1.00% on New Vehicles. The prime rate is reset by DCS on the first and sixteenth days of every month and is applied to all balances outstanding during the applicable period. The actual spread for each dealer is determined according to the total amount of the dealer's credit lines. DCS typically increases the spreads charged on Used Vehicle balances by an additional 0.75%. Previously owned vehicles, however, purchased at a DaimlerChrysler closed auction are financed at the applicable New Vehicle rate. In the case of a few larger dealers, DCS charges the dealers interest at a floating rate based on LIBOR plus 2.75% up to the prime rate plus 0.25%.

                       Relationship with DaimlerChrysler

    DaimlerChrysler provides to some DaimlerChrysler-franchised dealers financial assistance in the form of working capital loans and other loans. In addition, DaimlerChrysler provides floorplan assistance to all DaimlerChrysler-franchised dealers through a number of formal and informal programs. On all new vehicle financings, DaimlerChrysler reimburses dealers directly for the finance costs for a specified period from the date of shipment. DaimlerChrysler also has a supplemental floorplan assistance program. In this program, DaimlerChrysler reimburses dealers at the time of retail sale, for a specified amount depending upon the vehicle model.

    Under an agreement between DaimlerChrysler and each DaimlerChrysler-franchised dealer, DaimlerChrysler commits to repurchase unsold new vehicles in inventory upon dealership termination, at the vehicles' wholesale prices less a specified margin. DaimlerChrysler only repurchases current model year vehicles that are new, undamaged and unused. DaimlerChrysler also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the invoice price. If DCS takes possession of a dealer's parts inventory, DaimlerChrysler is only obligated to pay DCS 55% of the invoice price of the inventory. All of the assistance, however, is provided by DaimlerChrysler for the benefit of its dealers, and does not relieve the dealers of any of their obligations to DCS.

    Much of the assistance is provided at the option of DaimlerChrysler, which may terminate any of the optional programs in whole or in part at any time. If DaimlerChrysler is unable to or elects not to provide the assistance, the loss experience of DCS in respect of the U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured or distributed by DaimlerChrysler, if DaimlerChrysler were temporarily or permanently no longer in that business, the rate of sales of DaimlerChrysler-manufactured vehicles would decrease. This would adversely affect payment rates and the loss experience of the U.S. Wholesale Portfolio. See "Risk Factors -- Risk factors relating to the collateral certificate and the CARCO receivables trust -- The ability of the CARCO receivables trust to make payments on the collateral certificate depends in part on the ability of DaimlerChrysler and DCS to generate receivables and the ability of DCS to perform its obligations under the pooling and servicing agreement."

                               Dealer Monitoring

    DCS's local business centers and regional offices monitor the level of each dealer's wholesale credit line on a periodic basis. Dealers are permitted to exceed those lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles than it is otherwise permitted to finance under its existing credit lines. As another example, because of slow inventory turnover, a dealer's credit lines may be reduced prior to its liquidating a sufficient portion of its vehicle inventory. If at any time DCS learns that a dealer's balance exceeds its approved credit lines, DCS will evaluate the dealer's financial position and may temporarily increase the dealer's credit lines or place the dealer in a disciplinary category known as "finance hold." See "-- Creation of Receivables."

    Personnel from the business centers and regional offices conduct audits of dealer vehicle inventories on a regular basis. The timing of each visit is varied and no advance notice is given to the audited dealer. Auditors review dealers' financial records and conduct a physical inventory of the vehicles on the dealers' premises. Through the audit process, DCS reconciles each dealer's physical inventory with its records of financed vehicles.

Audits are intended to identify instances where a dealer sold vehicles but did not immediately repay the related advances. The audit process also aids DCS in determining in those instances whether a dealer received sale proceeds but diverted the proceeds to uses other than the repayment of the obligations to DCS.

              "Dealer Trouble" Status and DCS's Write-Off Policy

    Under some circumstances, DCS will classify a dealer under "Dealer Trouble" status. The circumstances include

    o   failure to remit any principal or interest payment when due,

    o   any notifications of liens, levies or attachments, and

    o   a general deterioration of its financial condition.

Once a dealer is assigned to Dealer Trouble status, DCS determines any more extension of credit on a case-by-case basis.

    DCS attempts to work with dealers to resolve instances of Dealer Trouble status. If, however, a dealer remains on that status, it can result in one of the following:

    o an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers,

    o a forced liquidation in which DCS repossesses the dealer's inventory and, in the case of DaimlerChrysler-franchised dealers, closes the franchise,

    o a voluntary surrender of the dealer's inventory and, in the case of DaimlerChrysler-franchised dealers, franchise closure, or

    o   a forced sale of the dealership.

DCS typically works with franchised dealers to find third parties to purchase a troubled dealership. The proceeds of the sales are used to repay amounts due to DCS. Once liquidation has begun, DCS performs an analysis of its position, writes off any amounts identified at that time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, DCS may recognize additional losses or recoveries.

                            Additional Information

    We will set forth in the prospectus supplement for each series additional information with respect to the Dealer Floorplan Financing Business.

------------------------------------------------------------------------------
                                 The Accounts
------------------------------------------------------------------------------

    The receivables arise in the revolving financing arrangements (the "Accounts") with domestic motor vehicle dealers ("dealers") franchised by DaimlerChrysler and/or other automobile manufacturers. DCS selected the Accounts from all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts (the "Eligible Portfolio"). Each Account in the Eligible Portfolio must be an account established by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC, in the ordinary course of business and meet other criteria provided in the Pooling and Servicing Agreement. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust --

Representations and Warranties." DCS and the seller have represented that each believes that the Accounts will be representative of the accounts in the Eligible Portfolio and that the inclusion of the Accounts, as a whole, will not represent an adverse selection from the Eligible Portfolio.

    From time to time, dealers deposit funds with DCS in cash management accounts, limited in amount to the amount of the wholesale accounts. DCS applies funds deposited by a dealer in its cash management account to reduce the dealer's outstanding Principal Receivables balance. Under some circumstances, a dealer may reborrow the funds.

    Under the Pooling and Servicing Agreement, the seller, and under the Receivables Purchase Agreement, DCS has the right, subject to limitations and conditions, and in some circumstances is obligated, to choose from time to time additional qualifying wholesale accounts to be included as Accounts and to convey to the CARCO receivables trust some of the receivables of the Additional Accounts, including receivables created after the conveyance. These accounts must meet the eligibility criteria set forth above as of the date the accounts are designated as Additional Accounts. DCS will convey the receivables then existing, with exceptions, or later created under the Additional Accounts to the seller. The seller will then convey them to the CARCO receivables trust. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Addition of Accounts." In addition, as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new receivables are generated, DCS will represent and warrant to the seller, and the seller will represent and warrant to the CARCO receivables trust, that the receivables meet the eligibility requirements set forth in the Pooling and Servicing Agreement. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Conveyance of Receivables and Collateral Security." Under some circumstances specified in the Pooling and Servicing Agreement, the seller has the right to remove Accounts, and the receivables arising from the Accounts, from the CARCO receivables trust. See "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Removal of Accounts." During the term of the CARCO receivables trust, the Accounts from which the receivables arise will be the same Accounts designated by the seller on the Initial Cut-Off Date plus any Additional Accounts, minus any Accounts removed from the CARCO receivables trust.

    We will provide additional information about the Accounts in each prospectus supplement.

------------------------------------------------------------------------------
                  Daimler Chrysler Services North America LLC
------------------------------------------------------------------------------

    DCS, a Michigan limited liability company and a wholly-owned subsidiary of DaimlerChrysler, is a financial services organization. It is the continuing company resulting from a merger on November 30, 2001, of CFC LLC into DCS. DCS has substantially the same assets and liabilities that CFC LLC had. CFC LLC, a Michigan limited liability company, was the continuing limited liability company resulting from a merger on October 28, 1998, of CFC Corp. into CFC LLC. CFC Corp., a Michigan corporation, was the continuing corporation resulting from a merger on June 1, 1967, of a financial services subsidiary of Chrysler Corporation, as predecessor of DaimlerChrysler, into a newly acquired, previously nonaffiliated finance company incorporated in 1926. DCS is engaged in the following:

    o   automotive retail, wholesale and fleet financing,

    o   servicing commercial leases and loans,

    o   property, casualty and other insurance and

    o   automotive dealership facility development and management.

    DCS's business depends substantially upon DaimlerChrysler's operations. In particular, lower levels of production and sale of DaimlerChrysler's automotive products could reduce the level of DCS's finance and insurance operations. See "Risk Factors -- Risk Factors relating to the collateral certificate and the CARCO receivables trust -- The ability of the CARCO receivables trust to make payments on the collateral certificate depends in part on the ability of DaimlerChrysler and DCS to generate receivables and the ability of DCS to perform its obligations under the pooling and servicing agreement." DCS's executive offices are located at 27777 Inkster Road, Farmington Hills, Michigan 48334 and its telephone number is (248) 427-2625.

    CCC, a wholly owned subsidiary of CFC Corp., provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States. On December 31, 1995, CCC merged into CFC Corp. CFC Corp., in accordance with the terms of the Pooling and Servicing Agreement and the Receivables Purchase Agreement, assumed all the rights and obligations of CCC under (a) the Pooling and Servicing Agreement, including rights and obligations of the servicer, and (b) the Receivables Purchase Agreement, including rights and obligations of the RPA seller. After that merger, CFC Corp. provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States. On October 25, 1998, CFC Corp. merged into CFC LLC. CFC LLC, under the terms of the Pooling and Servicing Agreement, assumed all the rights and obligations of CFC Corp. under
(a) the Pooling and Servicing Agreement, including rights and obligations of the servicer, and (b) the Receivables Purchase Agreement, including rights and obligations of the seller. After that merger, CFC LLC provided retail, wholesale and lease financing services to automobile dealers and their customers throughout the United States.

    On November 30, 2001, CFC LLC merged into DCS. DCS, under the terms of the Pooling and Servicing Agreement, assumed all the rights and obligations of CFC LLC under (a) the Pooling and Servicing Agreement, including rights and obligations of the servicer, and (b) the Receivables Purchase Agreement, including rights and obligations of the RPA seller.

    We will provide additional information about DCS in the prospectus supplement for each series.

------------------------------------------------------------------------------
                                   The Notes
------------------------------------------------------------------------------

    The notes will be issued pursuant to the indenture. The indenture does not limit the aggregate stated principal amount of notes that may be issued.

    The notes will be issued in series. Each series of notes will consist of Class A notes (or a single class of notes) and may also consist of Class B notes and Class C notes. Each class of notes may have subclasses. Whenever a "class" of notes is referred to in this prospectus or any supplement to this prospectus, it also includes all subclasses of that note class, unless the context otherwise requires.

    The issuer may offer notes denominated in any foreign currency. We will describe the specific terms of any note denominated in a foreign currency in the applicable supplement to this prospectus.

    If we so specify in a supplement to this prospectus, the noteholders of one or more classes will have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other agreement for the exclusive benefit of that class or those classes. We will describe any derivative agreement for the benefit of a class and the financial institution that provides it in the applicable supplement to this prospectus.

    The issuer will pay principal of and interest on a class of notes solely from the portion of interest collections and principal collections distributed on the collateral certificate that are available to that class of notes after giving effect to all allocations and reallocations, amounts in any issuer account relating to that class of notes, and amounts received under any derivative agreement or any enhancement relating to that class of notes. If those sources are not sufficient to pay the notes of that class, those noteholders will have no recourse to any other assets of the issuer or the assets of any other entity for the payment of principal of or interest on those notes.

    We will include the following terms of the notes in a supplement to this prospectus:

    o   the series designation;

    o the rate per annum at which the notes will bear interest, if any, or the formula or index on which that rate will be determined and the date from which interest will accrue;

    o   the payment dates, if any, for the notes;

    o the stated principal amount of each Class of notes and, if there is more than one class of notes, whether they are Class A notes, Class B notes or Class C notes or a subclass of any of those classes;

    o   the overcollateralization amount, if any, for that class of notes;

    o the currency of payment of principal of and interest on the notes, if other than U.S. dollars;

    o   the expected principal payment date of the notes;

    o the legal final maturity date of the notes, which will be no later than the termination date of the collateral certificate;

    o the times at which the notes may, pursuant to any optional or mandatory redemption provisions, be redeemed, and the other terms and provisions of those redemptions;

    o any additional events of default or early redemption events for the notes of that series;

    o if the notes have the benefit of a derivative agreement, the terms of that agreement and a description of the counterparty to that agreement; and

    o   other terms of the notes.

    Holders of notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of notes. A series or class of notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus and a prospectus supplement.

    The issuer may, without the consent of any noteholders, issue additional notes of an existing class of notes. Any such issuance of additional notes must satisfy the applicable conditions under "-- Issuances of New Series, Classes and Subclasses of Notes" below.

                                   Interest

    Each note, except zero-coupon discount notes, will bear interest at either a fixed rate or a floating rate, which will be specified in the related prospectus supplement. We will specify the interest accrual period in the related prospectus supplement. Until the expected principal payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in the collateral certificate. The applicable supplement to this prospectus will specify the interest rate to be borne by a discount note after an event of default or after its expected principal payment date.

    If interest collections allocable to the collateral certificate are less than expected, principal collections allocable to (i) the overcollateralization amount for the applicable series or (ii) the notes of that series may be used to pay interest on the notes of that series. However, this reallocation of principal would reduce the Invested Amount of the collateral certificate, as well as the overcollateralization amount or the nominal liquidation amount of the specified classes of notes of that series. Reductions of these amounts would have the effect of reducing principal collections and interest collections on the collateral certificate that are allocable to that series, unless these reductions are reimbursed from excess interest collections. See "Sources of Funds to Pay the Notes -- Deposit and Application of Funds."

    If interest on a note is not paid within five business days after it is due, an event of default will occur with respect to that note. See "The Indenture -- Events of Default."

                                   Principal

    We will specify the timing and the amount of payments of principal of a note in the related supplement to this prospectus.

    For some notes, the issuer expects to pay the stated principal amount of each note in one payment on that note's expected principal payment date, and the issuer is obligated to do so if funds are available for that purpose. It is not an event of default if the principal of a note is not paid on its expected principal payment date because no funds are available for that purpose.

    Principal of a note may be paid earlier than its expected principal payment date if an early redemption event or an event of default occurs. See "The Indenture -- Early Redemption Events" and "-- Events of Default."

    Principal of a note may be paid later than its expected principal payment date if sufficient funds are not allocable from the CARCO receivables trust to the collateral certificate, or are not allocable under the indenture to the series or class of notes to be paid. If the stated principal amount of a note is not paid in full on its legal final maturity date, an event of default will occur with respect to that note. See "The Indenture -- Events of Default."

    A series of notes may provide for the variable funding and amortization of those notes from time to time.

    See "Risk Factors -- You may receive principal payments earlier or later than the expected principal payment date" for a discussion of factors that may affect the timing of principal payments on the notes.

       Stated Principal Amount, Outstanding Dollar Principal Amount and
                      Nominal Liquidation Amount of Notes

    Each note will have:

    o   a stated principal amount;

    o   an outstanding dollar principal amount; and

    o   a nominal liquidation amount.

    Stated Principal Amount. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to its holders. It can be denominated in U.S. dollars or in a foreign currency.

    Outstanding Dollar Principal Amount. For U.S. dollar notes (other than discount notes), the outstanding dollar principal amount is the same as the stated principal amount, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the stated principal amount of the notes, less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable supplement to this prospectus.

    Nominal Liquidation Amount. The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of that note, but with some reductions -- including reductions from reallocations of principal collections and allocations of charge-offs of defaulted principal receivables in the CARCO receivables trust -- and increases described under this heading. The nominal liquidation amount of a note corresponds to the portion of the Invested Amount of the collateral certificate that would be allocated to that note if the CARCO receivables trust were liquidated.

    In most circumstances, the nominal liquidation amount of a note, together with its share of any funds on deposit in the applicable principal funding account and its share of any funds in the excess funding account for the collateral certificate, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the nominal liquidation amount of a note as a result of reallocations of principal collections from that note to pay interest on notes of the same series, or as a result of charge-offs of defaulted principal receivables in the CARCO receivables trust, there will be a deficit in the nominal liquidation amount of that note. Unless that deficiency is reimbursed through the reinvestment of excess interest collections on the collateral certificate, the stated principal amount of some notes will not be paid in full.

    A subordinated note's nominal liquidation amount is used to calculate the maximum amount of funds that may be reallocated from that subordinated note to pay interest on senior notes of the same series. The nominal liquidation amount of a note is also used to calculate the amount of principal collections that can be allocated for payment of principal to a note, or paid to the counterparty to a derivative agreement, if applicable. This means that if the nominal liquidation amount of a note has been reduced by charge-offs of defaulted principal receivables in the CARCO receivables trust or by reallocations of principal collections to pay interest on notes, the holders of notes with the reduced nominal liquidation amount may receive less than the full stated principal amount of their notes, either because the amount of U.S. dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of U.S. dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

    The nominal liquidation amount of a note may be reduced as follows:

    o If there are charge-offs of defaulted principal receivables in the CARCO receivables trust, the portion of charge-offs allocated to a series of notes will reduce that series' nominal liquidation amount to the extent these charge-offs are greater than that series' available excess interest collections. For a series that has an overcollateralization amount, we will allocate these reductions first to the overcollateralization amount. Any remaining reductions will be allocated to the nominal liquidation amounts of the notes of that series. If the series has subordinated classes of notes, the reductions allocated to the notes of that series will be initially allocated pro rata to each class of notes based on the nominal liquidation amount of that class. Then we will reallocate these reductions to the subordinated classes of notes of that series in succession, beginning with the most subordinated class. The prospectus supplement for any series of notes may provide for a different allocation of these reductions.

    o If principal collections are reallocated from an overcollateralization amount of a series to the notes of that series, the overcollateralization amount will be reduced by the amount of that reallocation. If principal collections are reallocated from a class of notes of a series to pay interest on the classes of notes of that series, the nominal liquidation amount of that class from which the reallocation is made will be reduced by the amount of the reallocations. For example, the amount of the reallocation of principal collections to pay interest on Class A notes will be applied first, to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordinated amount of Class C notes for that class of Class A notes, and second, to reduce the nominal liquidation amount of Class B notes of the same series to the extent of the required subordinated amount of Class B notes for that class of Class A notes. The amount of the reallocation of principal collections to pay interest on Class B notes will be applied to reduce the nominal liquidation amount of Class C notes of the same series to the extent of the required subordination amount of Class C notes for that class of Class B notes. No principal of Class A notes may be reallocated to pay interest on any class of notes if the prospectus supplement so provides. The prospectus supplement for any series of notes may provide for a different allocation of these reductions.

    o The nominal liquidation amount of a series or class of notes will be reduced by the amount on deposit in its principal funding account (other than investment earnings) after giving effect to all allocations, reallocations and payments. This includes principal collections that are deposited directly into that series' or class's principal funding account, or reallocated from the principal funding account for a subordinated class. The nominal liquidation amount of a series or class of notes will also be reduced by its allocable share of deposits to the excess funding account for the collateral certificate in connection with a reduction in principal receivables.

    o The nominal liquidation amount of a note will be reduced by the amount of all payments of principal of that note without duplicating the reductions due to any related deposits to the principal funding account.

    o If the holders of a class or series of notes direct a sale of receivables after an event of default and acceleration or on its legal final maturity date, the nominal liquidation amount of that class or series is automatically reduced to zero. See "Sources of Funds to Pay the Notes -- Sale of Receivables."

    The nominal liquidation amount of a class or series of notes can be increased as follows:

    o The nominal liquidation amount of a series or class of notes will be increased by its allocable share of withdrawals from the excess funding account for the collateral certificate in connection with the purchase of an interest in additional principal receivables.

    o For a class of discount notes, the nominal liquidation amount will increase over time as principal accretes, to the extent that interest collections are allocated to that class for that purpose.

    o If excess interest collections are available, we will apply them to reimburse earlier reductions in the nominal liquidation amount from charge-offs of defaulted principal receivables in the CARCO receivables trust or from reallocations of principal collections from the overcollateralization amount of a series to pay interest on the notes of that series or from subordinated classes of a series to pay interest on senior classes of that series or from the senior class of a series to pay interest on that senior class. These reimbursements will be allocated to each series pro rata based on the sum of all unreimbursed reductions of each class in that series. Within each series, the increases will be allocated in order of seniority of the notes of that series.

    o If principal collections have been reallocated from the principal funding account for a subordinated class to the principal funding account for a senior class of notes of the same series, the nominal liquidation amount of the subordinated class will be increased by the amount of the reallocation, and the nominal liquidation amount of the senior class will be reduced by the same amount.

    If the nominal liquidation amount of your notes has been reduced because of charge-offs or reallocations to pay interest and the reduction has not been reimbursed from excess interest collections, you will not receive repayment of all of your principal.

    The nominal liquidation amount of a note may not be reduced below zero and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding account.

    If a note held by DCWR, the issuer or any of their affiliates is canceled, the nominal liquidation amount of that note is automatically reduced to zero, with a corresponding automatic reduction in the Invested Amount of the collateral certificate.

    The cumulative net amount of reductions of the nominal liquidation amount of any note due to reallocation of principal collections to pay interest on notes and charge-offs of principal receivables in the CARCO receivables trust cannot exceed the initial outstanding dollar principal amount of that note.

    Allocations of charge-offs of defaulted principal receivables in the CARCO receivables trust and reallocations of principal collections to other notes or to pay interest reduce the nominal liquidation amount of the applicable outstanding notes only, and do not affect notes that are issued after that time.

                          Subordination of Principal

    If a series of notes has only one class, the credit enhancement for that class will be the overcollateralization amount. If a series of notes has more than one class, then the subordinate notes of that series will serve as credit enhancement for the senior notes of that series. Such a series of notes may also have an overcollateralization amount. The following paragraphs under this subheading illustrate how this subordination works in the case of a series that has Class A notes, Class B notes and Class C notes. The prospectus supplement for a series may provide for different subordination arrangements among the senior and subordinate classes of a series.

    Principal payments on Class B notes and Class C notes of a series are subordinated to payments on Class A notes of that series. Subordination of Class B notes and Class C notes of a series provides credit enhancement for Class A notes of that series.

    Principal payments on Class C notes of a series are subordinated to payments on Class A notes and Class B notes of that series. Subordination of Class C notes of a series provides credit enhancement for the Class A notes and Class B notes of that series.

    In all series, principal collections that are allocable to subordinated classes of notes may be reallocated to pay interest on senior classes of notes of that series and, if so specified, on designated subordinated classes of notes of that series. In addition, charge-offs of defaulted principal receivables in the CARCO receivables trust are allocated first to the subordinated classes of a series. See "The Notes -- Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes -- Nominal Liquidation Amount of Notes" and "Sources of Funds to Pay the Notes -- Deposit and Application of Funds."

    No principal payments will be made on a subordinated class of notes until all principal of the senior classes of notes of that series has been paid in full. However, there are several exceptions to this rule. Principal may be paid to the holders of subordinated classes while notes of senior classes of that series are still outstanding under the following circumstances:

    o If the nominal liquidation amount of a subordinated class has been reduced as a result of an allocation of charge-offs of defaulted principal receivables to that class or reallocation of principal collections from that class to pay interest on senior classes, and that reduction is later reimbursed from excess interest collections, the amount of that reimbursement is no longer subordinated to the senior classes of that series and may be paid to the holders of the subordinated class while the notes of senior classes are still outstanding.

    o If principal collections have been reallocated from the principal funding account for a subordinated class to the principal funding account for a senior class of notes of the same series, then the subordinated classes of notes of that series may be paid.

                   Redemption and Early Redemption of Notes

    Each class of notes will be subject to mandatory redemption on its expected principal payment date.

    If we so specify in the related prospectus supplement, the servicer may, at its option, cause the issuer to redeem any note before its expected principal payment date. The prospectus supplement will indicate at what times the issuer may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The issuer will give notice to holders of the affected notes before any optional redemption date.

    If we so specify in the related prospectus supplement, a noteholder may, at its option, require the issuer to redeem the holder's notes before the expected principal payment date. The prospectus supplement will indicate at what times a noteholder may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption.

    In addition, if an early redemption event occurs in respect of a series, the issuer will be required to redeem each affected note of that series to the extent funds are available for that purpose. The issuer will give notice to holders of the affected notes before an early redemption date. See "The Indenture -- Early Redemption Events" for a description of the early redemption events and their consequences to holders of notes.

    Whenever the issuer is required to redeem a note before its legal final maturity date, it will do so only if and to the extent funds are allocated to the collateral certificate and to that note. A noteholder will have no claim against the issuer if the issuer fails to make a required redemption of notes because no funds are available for that purpose. The failure to redeem before the legal final maturity date under these circumstances will not be an event of default.

           Issuances of New Series, Classes and Subclasses of Notes

    The issuer may issue new notes of a series, class or subclass, so long as the conditions of issuance are met. These conditions include:

    o on or before the third business day before a new issuance of notes, the issuer gives the indenture trustee and the rating agencies notice of the issuance;

    o the issuer delivers to the indenture trustee a certificate stating that

            -- the issuer reasonably believes that the new issuance will not at the time of its occurrence or at a future date (1) cause an early redemption event or event of default, (2) adversely affect the amount or timing of payments to holders of notes of any series or (3) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

            -- all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

            -- the form and terms of the notes have been established in conformity with the provisions of the indenture;

            -- all laws and requirements with respect to the execution and delivery by the issuer of the notes have been complied with in all material respects;

            --  the issuer has the power and authority to issue the notes; and

            -- the notes have been duly authorized, are binding obligations of the issuer, and are entitled to the benefits of the indenture;

    o the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax and Michigan income and single business tax purposes (1) the new issuance will not adversely affect in any material respect the characterization as debt of any outstanding investor certificates issued by the CARCO receivables trust, other than the collateral certificate, (2) the new issuance will not cause a taxable event to holders of CARCO receivables trust investor certificates and (3) following the new issuance, the CARCO receivables trust will not be an association, or a publicly traded partnership, taxable as a corporation, except that, if certain conditions are satisfied, the issuer at its option will not be required to deliver these tax opinions;

    o the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax and Michigan income and franchise tax purposes (1) the new issuance will not adversely affect in any material respect the characterization of the notes of any outstanding series, class or subclass as debt, (2) the new issuance will not cause a taxable event to holders of any outstanding notes, (3) following the new issuance, the issuer will not be an association, or a publicly traded partnership, taxable as a corporation and (4) following the new issuance, the newly issued notes will be properly characterized as debt, except that, if certain conditions are satisfied, the issuer at its option will not be required to deliver these tax opinions;

    o at the time of the new issuance, either the rating condition described in "Summary -- Note Ratings" is satisfied or the issuer obtains confirmation from the rating agencies that the new issuance of notes will not cause a reduction or withdrawal of the rating of any outstanding notes rated by that rating agency;

    o no early amortization event with respect to the collateral certificate has occurred and is continuing as of the date of the new issuance; and

    o any other conditions specified in the related prospectus supplement are satisfied.

                        Payments on Notes; Paying Agent

    The notes will be issued in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under "-- Book-Entry Notes" unless the stated principal amount of the notes is denominated in a foreign currency.

    The issuer and the indenture trustee, and any agent of the issuer or the indenture trustee, will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

    The issuer will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

    The issuer expects to designate the corporate trust office of The Bank of New York, in New York City, as its paying agent for the notes of each series. The issuer will identify any other entities appointed to serve as paying agents on notes of a series or class in a prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain a paying agent in each place of payment for a series or class of notes.

    After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuer. After funds are repaid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.

Denominations

    The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount.

Record Date

    If the notes are in book-entry form, the record date for payment of the notes will be the day before the related payment date. If the notes are in definitive form, the record date for a payment date will be the last day of the calendar month ending prior to that payment date.

Governing Law

    The laws of the State of New York will govern the notes and the indenture.

Form, Exchange, and Registration and Transfer of Notes

    The notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a "book-entry note." For a description of the special provisions that apply to book-entry notes, see "-- Book-Entry Notes."

    A holder of notes may exchange those notes for other notes of the same class of any authorized denominations and of the same aggregate stated principal amount and tenor.

    Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuer designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

    The issuer expects to appoint The Bank of New York as the note registrar for the notes. The issuer also may at any time designate additional transfer agents for any series or class of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuer will be required to maintain a transfer agent in each place of payment for the notes.

                               Book-Entry Notes

    The notes offered by this prospectus will be in book-entry form. This means that, except under the limited circumstances described in this subheading under "-- Definitive Notes," purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

    Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in its name or the name of its nominee. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

    The registration of the global notes in the name of Cede & Co. or another nominee of DTC will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system is used because it eliminates the need for physical movement of securities.

    Purchasers of notes in the United States can hold interests in the global notes only through DTC, either directly, if they are participants in that system -- such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee -- or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe can hold interests in the global notes only through Clearstream or through Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

    Because DTC will be the only registered owner of the global notes, Clearstream and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

    As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

    The issuer, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC's records or any participant's or indirect participant's records relating to book-entry notes. The issuer, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

    Until definitive notes are issued to the beneficial owners as described in this subheading under "-- Definitive Notes," all references to "holders" of notes means DTC. The issuer, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

    Beneficial owners of book-entry notes should realize that the issuer will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

    Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant and, if applicable, indirect participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

    Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

    Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving payments on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner's account.

The Depository Trust Company

    DTC is a limited-purpose trust company organized under the New York Banking Law and is a "banking institution" within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. The rules applicable to DTC are on file with the SEC.

Clearstream Banking, societe anonyme

    Clearstream is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

    Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream.

Euroclear System

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear Operator is the Euroclear Bank, S.A./N.V. The Euroclear Operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear Operator holds a banking license granted to it, and is regulated by, the Belgian Banking and Finance Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    This information about DTC, Clearstream and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

    The issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuer's paying agent, The Bank of New York, at the office of the paying agent in New York City that the issuer designates for that purpose.

    In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

    Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants' respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

    Distributions on book-entry notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

    Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

    In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

    Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC's rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

    Because of time-zone differences, credits to notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Although DTC, Clearstream and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

    Beneficial owners of book-entry notes may exchange those notes for definitive notes registered in their name only if:

    o DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered "clearing agency" and the issuer is unable to find a qualified replacement for DTC;

    o the issuer, in its sole discretion, elects to terminate the book-entry system through DTC; or

    o any event of default has occurred with respect to those book-entry notes, and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book entry system is no longer in the best interests of those beneficial owners.

    If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the "holders" of the notes under the indenture.

Replacement of Notes

    The issuer will replace at the expense of the holder any mutilated note, upon surrender of that note to the indenture trustee. The issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuer and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuer before a replacement note will be issued.

Acquisition and Cancellation of Notes by the Issuer and the Seller

    The issuer, the seller and their affiliates may acquire notes in the open market or otherwise.

    The issuer, the seller and their affiliates may cause the notes acquired by them to be canceled and notes so canceled will no longer be outstanding.

------------------------------------------------------------------------------
                       Sources of Funds to Pay the Notes
------------------------------------------------------------------------------

                                    General

    The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by the CARCO receivables trust to the issuer. The collateral certificate is one of the series of investor certificates issued by the CARCO receivables trust. For a description of the CARCO receivables trust and its assets, see "DaimlerChrysler Wholesale Receivables LLC and the CARCO Receivables Trust." For a description of how we will determine the payments to be made on the investor certificates issued by the CARCO receivables trust, including the collateral certificate, see "Description of the Investor Certificates Issued by the CARCO Receivables Trust."

    Interest collections and principal collections allocated to the collateral certificate will be deposited every month by the CARCO receivables trust into the issuer's collection account.

    The collateral certificate has no specified interest rate and will be allocated its share of cash collections on the receivables and its share of charge-offs on defaulted principal receivables.

    Allocations of charge-offs and interest collections are made, first, pro rata among each series of investor certificates issued by the CARCO receivables trust, including the collateral certificate, based on the ratio that the Adjusted Invested Amount of each series of investor certificates bears to the Trust Adjusted Invested Amount. This ratio, when expressed as a percentage, is the Series Allocation Percentage. The Adjusted Invested Amount of the collateral certificate will be the sum of the series nominal liquidation amounts for all series of notes. Next, within each series of investor certificates (including the collateral certificate) allocations of series allocable charge-offs and series allocable interest collections to the seller's portion, on the one hand, and the investor portion, on the other, will be made based on the ratio that:

    o either (i) the Invested Amount (with respect to each series of investor certificates other than the collateral certificate) or (ii) the sum of the series nominal liquidation amounts for all series of notes (with respect to the collateral certificate) bears to

    o the product of (a) the applicable Series Allocation Percentage and (b) the Pool Balance.

    This ratio, when expressed as a percentage, is known as the CARCO Floating Allocation Percentage. Application of this percentage as calculated for the collateral certificate results in the investor portion of interest collections and charge-offs allocable to the notes. The seller's portion of interest collections is released to the seller and is not available for payments on the notes.

    The size of the collateral certificate will fluctuate according to the sum of the series nominal liquidation amounts of all outstanding series of notes issued by the issuer and represents the investment of the collateral certificate in the Pool Balance. Unless we specify otherwise in the related prospectus supplement, the series nominal liquidation amount of a series will be the sum of the nominal liquidation amount of the notes of that series plus any overcollateralization amount for that series. The overcollateralization amount for a series will be subordinated to the notes of that series to the extent described in the related prospectus supplement and, in effect, will represent the interest of the seller in the series nominal liquidation amount of that series. The Seller's Interest in the CARCO receivables trust owned by DCWR represents the interest in the principal receivables in the CARCO receivables trust not represented by any series of investor certificates (including the collateral certificate) issued by the CARCO receivables trust.

    Principal collections on the receivables are allocated among series of investor certificates (including the collateral certificate) similarly to the allocation of interest collections on the receivables (i.e., on the basis of Series Allocation Percentage). However, when one or more series of investor certificates begin to accumulate principal or amortize, principal collections allocable to other series of investor certificates that are not accumulating or amortizing will be used to satisfy the principal accumulation or payment requirements of those series of investor certificates that are accumulating or amortizing. For this purpose, the collateral certificate will be treated as accumulating principal or amortizing to the extent that any series of notes is accumulating or amortizing.

    We will allocate to the seller's portion, on the one hand, and the investor portion, on the other, those principal collections on the receivables that we have allocated to the collateral certificate. The seller's portion of principal collections is released to the seller and is not available for payments on the notes. We will allocate to the investor portion in the proportion that the sum of the series nominal liquidation amounts for all outstanding series of notes bears to the product of the Series Allocation Percentage for the collateral certificate and the Pool Balance. For those series of notes that do not require principal amounts to be deposited into a principal funding account or paid to noteholders, the series nominal liquidation amount calculation will be "floating," i.e. calculated as of the last day of each Collection Period. For those series of notes which require principal amounts to be deposited into a principal funding account or paid to noteholders, the series nominal liquidation amount will be "fixed" as of the last day of the Collection Period immediately before the issuer begins to allocate Available Principal Amounts to the principal funding account for that series or before the occurrence of the expected principal payment date, an early redemption event, an event of default or other optional or mandatory redemption, i.e. calculated as of the last day of the Collection Period prior to any reductions in the series nominal liquidation amount due to deposits or payments of principal.

    If principal collections on the receivables allocated to the collateral certificate are currently needed to pay the notes or to make a deposit into the issuer accounts, they will be deposited into the issuer's collection account. Otherwise, collections of principal receivables allocated to the collateral certificate will be reallocated to other series of investor certificates that have principal shortfalls or reinvested in the CARCO receivables trust to maintain the Invested Amount of the collateral certificate. The reallocation of those principal collections to other series of investor certificates will not reduce the size of the collateral certificate. If the collateral certificate has a shortfall in principal collections, but other series of investor certificates have excess principal collections, a portion of the excess principal collections allocated to other series of investor certificates will be reallocated to the collateral certificate and any other investor certificates which may have a shortfall in principal collections. The collateral certificate's share of the excess principal collections will be paid to the issuer and treated as Available Principal Amounts.

    Upon a sale of receivables, or interests therein, following an insolvency of DCS or DaimlerChrysler, an acceleration following an event of default, or the applicable legal final maturity date for a series of notes, as described in the related prospectus supplement, the series nominal liquidation amount for that series, and the portion of the Invested Amount of the collateral certificate related to that series will be reduced to zero and that series will no longer receive any allocations of Available Interest Amounts or Available Principal Amounts from the issuer.

    Following an Early Amortization Event with respect to the collateral certificate, which is also an early redemption event for the notes, all principal collections on the receivables for any Collection Period allocated to the investor portion of the collateral certificate will be used to cover principal payments on the notes.

    A prospectus supplement for a series of notes may provide for allocations for that series that are different from those described above.

    For a detailed description of the application of collections and allocation of charge-offs by the CARCO receivables trust, see "Description of the Investor Certificates Issued by the CARCO Receivables Trust" in this prospectus.

                       Deposit and Application of Funds

    The amount of interest collections on the receivables that is allocated and paid on the collateral certificate will first be allocated between the seller's portion and the investor portion as described under "-- General" above. These allocations will be made on each payment date. The interest collections allocated to the investor portion are "Available Interest Amounts." Available Interest Amounts will, in turn, be allocated pro rata to each series of notes based on a fraction:

    o the numerator of which is the series nominal liquidation amount for that series on the last day of the Collection Period immediately preceding such payment date; and

    o the denominator of which is the aggregate series nominal liquidation amount for all series on that day.

    This fraction will adjust to account for any additional issuances or final payment of notes of that series since the prior Collection Period.

    The amount of principal collections on the receivables and Miscellaneous Payments that is allocated to and paid on the collateral certificate will first be allocated between the seller's portion and the investor portion as described under "-- General" above. The principal collections and Miscellaneous Payments allocated to the investor portion are "Available Principal Amounts." Available Principal Amounts will, in turn, be allocated to each series of notes pro rata based on a fraction:

    o the numerator of which is the series nominal liquidation amount of that series as of the last day of the immediately preceding Collection Period (or the issuance date of that series in the case of the first payment date) or, if the Accumulation Period or an Early Redemption Period for that series has commenced, as of the last day of the Collection Period ending prior to the commencement of the Accumulation Period or Early Redemption Period, as applicable; and

    o the denominator of which is the sum of the series nominal liquidation amounts for all series of notes as of the last day of the immediately preceding Collection Period, except that for any series of notes that is amortizing, repaying or accumulating principal, the series nominal liquidation amount of that series will be the series nominal liquidation amount as of the last day of the Collection Period prior to the commencement of such amortization, repayment or accumulation.

    This fraction will adjust to account for any additional issuances of the notes of each series since the prior Collection Period. If Available Principal Amounts for any payment date are less than the aggregate monthly principal payments or deposits required to be made for all series of notes, and any series of notes has excess Available Principal Amounts remaining after the application of its allocation in accordance with its indenture supplement, then any such excess will be applied to each other series of notes to the extent such series still needs to cover a monthly principal payment or deposit, pro rata on the basis of their respective shortfalls.

    In the case of a series of notes having more than one class, Available Principal Amounts and Available Interest Amounts allocated to that series will be allocated and applied to each class in the manner and order of priority described in the accompanying prospectus supplement.

                                Issuer Accounts

    The issuer has established a collection account for the purpose of receiving distributions on the collateral certificate.

    If we so specify in the related prospectus supplement, the issuer may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series or class of notes for the benefit of the related noteholders. Most series will have an interest funding account and a principal funding account. Typically, funds will be transferred from the collection account to these supplemental accounts in order to make payments of interest on and principal of the notes, to make payments under any applicable derivative agreements, and for other purposes as specified in the related prospectus supplement.

    The collection account, together with the supplemental accounts described in this section, are referred to as issuer accounts. Issuer accounts will be Qualified Accounts and amounts deposited to issuer accounts may only be invested in Eligible Investments. Each supplemental account for a series may be a subaccount of one master account for that series.

                             Derivative Agreements

    Some notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the issuer will receive payments from counterparties to the derivative agreements in exchange for the issuer's payments to them, to the extent required under the derivative agreements. Payments received from derivative counterparties with respect to interest payments on dollar-denominated notes of a series will generally be treated as Available Interest Amounts for such series. We will include the specific terms of any derivative agreement applicable to a series or class of notes and a description of the related counterparty in the related prospectus supplement.

                              Sale of Receivables

    In addition to a sale of receivables following an insolvency of DaimlerChrysler or DCS, if a series or class of notes has an event of default and is accelerated before its legal final maturity date, the CARCO receivables trust may sell receivables, or interests therein, if the conditions described in "The Indenture -- Events of Default" and "-- Events of Default Remedies" are satisfied.

    If principal of or interest on a series or class of notes has not been paid in full on its legal final maturity date, the sale will automatically take place on that date. Proceeds from such sale will be immediately paid toward payment on those notes.

    Unless we specify otherwise in the related prospectus supplement, the amount of receivables sold will be up to the series nominal liquidation amount of the series. The nominal liquidation amount of a series or class in respect of which a sale is made will be automatically reduced to zero upon such sale. No more Available Principal Amounts or Available Funds will be allocated to those notes. Noteholders will receive the proceeds of such sale in an amount not to exceed the lesser of (i) the outstanding dollar principal amount of those notes, plus unpaid interest on those notes and (ii) the nominal liquidation amount of such series or class, as applicable, plus accrued interest. Notes whose noteholders have caused sales of receivables are no longer outstanding under the indenture once the sale occurs.

    After giving effect to a sale of receivables for a series or class of notes, the amount of proceeds on deposit in a principal funding account may be less than the outstanding dollar principal amount of that series or class. This deficiency can arise because the series nominal liquidation amount of that series or class was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount. Unless we specify otherwise in the prospectus supplement, these types of deficiencies will not be reimbursed.

            Limited Recourse to the Issuer; Security for the Notes

    The portion of Available Funds and Available Principal Amounts allocable to a series or class of notes after giving effect to all allocations and reallocations, funds for that series or class on deposit in the applicable issuer accounts, any applicable derivative agreement for that series or class and proceeds of sales of receivables for that series or class provide the only sources of payment for principal of or interest on that series or class of notes. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

    The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each series or class of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement. Each series or class of notes is also secured by a security interest in any applicable supplemental account and any applicable derivative agreement.

------------------------------------------------------------------------------
                                 The Indenture
------------------------------------------------------------------------------

    The notes of a series will be issued pursuant to the terms of the indenture and the related indenture supplement. The discussion under this heading, the discussions under "The Notes" in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the related indenture supplement.

                               Indenture Trustee

    The Bank of New York, a New York banking corporation, will act as trustee under the indenture for the notes. Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.

    The indenture trustee may resign at any time. The issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

    The issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

                               Issuer Covenants

    The issuer will not, among other things:

    o claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law;

    o   voluntarily dissolve or liquidate; or

    o permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral for the notes or proceeds thereof or (C) the lien of the indenture not to constitute a valid first priority security interest in the assets of the issuer.

    The issuer may not engage in any activity other than the activities described in "The Issuer" in this prospectus. The issuer will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

    The issuer also covenants that if:

    o the issuer defaults in the payment of interest on any series or class of notes when such interest becomes due and payable and such default continues for a period of five business days following the date on which such interest became due and payable; or

    o the issuer defaults in the payment of the principal of any series or class of notes on its legal final maturity date; and

any such default continues beyond any specified period of grace for such series or class of notes, then the issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of the notes of the affected series or class, the whole amount then due and payable on those notes for principal and interest (after giving effect to any allocation requirements described in this prospectus and the related prospectus supplement), with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue installments of interest, at such rate or rates described in the related prospectus supplement. In addition, the issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuer fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of those unpaid amounts.

                               Events of Default

    Each of the following events is an event of default for any related series or class of notes:

    o the issuer's failure, for a period of five business days, to pay interest on any note of the related series or class when due;

    o the issuer's failure to pay the stated principal amount of any note of the related series or class on its legal final maturity date;

    o the issuer's default in the performance, or breach, of any other of its other covenants or warranties in the indenture, for a period of 60 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series or class have provided written notice requesting remedy of that default or breach, and, as a result of that default or breach, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period;

    o the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuer; and

    o any additional events of default specified in the prospectus supplement relating to the series or class.

    Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default. An event of default with respect to one series or class of notes will not necessarily be an event of default with respect to any other series or class of notes.

                          Events of Default Remedies

    The occurrence of some events of default involving the bankruptcy or insolvency of the issuer results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series or class, either the indenture trustee or the holders of a majority in aggregate outstanding dollar principal amount of the notes of that series or class (or of all notes (treated as one class) in the case of certain events of defaults with respect to all notes) may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series or class.

    If a series or class of notes is accelerated before its legal final maturity date, each holder of the accelerated notes may notify the indenture trustee that it desires to exercise the put feature that is part of its notes. The "put feature" will be deemed to be exercised only if at least one of the following conditions is met:

        o the holders of at least 90% of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to exercise the put feature in respect of their notes;

        o the holders of a majority of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to exercise the put feature in respect of their notes and the net proceeds of the sale of receivables pursuant to such exercise (as described below) plus amounts on deposit in the principal funding account would be sufficient to pay all amounts due on the notes of that series or class; or

        o (A) the indenture trustee determines that the funds to be allocated to the notes of that series or class, including (1) Available Interest Amounts and Available Principal Amounts allocated to that series or class and (2) amounts on deposit in the principal funding account, may not be sufficient on an ongoing basis to make payments on the notes of that series or class as such payments would have become due if such obligations had not been declared due and payable and (B) holders of at least 66 2/3% of the outstanding dollar principal amount of the notes of that series or class have notified the indenture trustee that they desire to exercise the put feature in respect of their notes.

If the put feature is deemed to be exercised as provided in the preceding sentence, it will be deemed to be exercised by all holders of the notes of that series or class, whether or not they have actually given notice of their desire to exercise the put feature. Upon such deemed exercise of the put feature, the indenture trustee will cause the CARCO receivables trust to sell principal receivables and related non-principal receivables (or interest therein) in the amount described below. The holders of the accelerated notes will maintain their rights in their notes until such sale proceeds have been applied to payment of the amounts due on their notes and shall deliver their notes to the issuer as part of their exercise of the put feature.

    If an event of default occurs relating to the failure to pay principal of or interest on a series or class of notes in full on the legal final maturity date, the issuer will automatically direct the CARCO receivables trust to sell receivables on the date, as described in "Sources of Funds to Pay the Notes -- Sale of Receivables."

    If a sale of receivables does not take place following an acceleration of a series or class of notes, then:

    o The issuer will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the related indenture supplement.

    o Principal will be paid on the accelerated series or class of notes to the extent funds are received from the CARCO receivables trust and available to the accelerated series or class after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes, if any, of the same series.

    o On the legal final maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will direct the CARCO receivables trust to sell receivables as provided in the applicable indenture supplement.

    The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series or class of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on its legal final maturity date.

    Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series or class of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

    The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuer, DCWR, or the CARCO receivables trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

                            Early Redemption Events

    The issuer is required to redeem in whole or in part, to the extent that funds are available for that purpose, each affected series or class of notes upon the occurrence of an early redemption event. Early redemption events include each of the following:

    o   the occurrence of a note's expected principal payment date;

    o each of the Early Amortization Events applicable to the collateral certificate, as described under "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Reinvestment Events and Early Amortization Events";

    o the issuer becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

    o any additional early redemption event specified in the related prospectus supplement.

    The redemption price of a note so redeemed will be the outstanding dollar principal amount of that note, plus accrued interest -- or, in the case of discount notes, principal accreted but unpaid on that note -- to but excluding the date of redemption, which will be the next payment date. If the amount of Available Interest Amounts and Available Principal Amounts allocable to the series or class of notes to be redeemed, together with funds on deposit in the applicable principal funding account and interest funding account and any amounts payable to the issuer under any applicable derivative agreement are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with those notes, monthly payments on the notes to be redeemed will thereafter be made on each payment date until the stated principal amount of the notes plus all accrued and unpaid interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

    No Available Principal Amounts will be allocated to a series or class of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series or class has not been paid in full. However, any funds previously deposited in the applicable principal funding account or interest funding account and any amounts received from an applicable derivative agreement will still be available to pay principal of and interest on that series or class of notes. In addition, if Available Interest Amounts are available, they can be applied to reimburse reductions in the nominal liquidation amount of that series or class resulting from reallocations of Available Principal Amounts to pay interest on classes of notes or from charge-offs of defaulted principal receivables in the CARCO receivables trust.

    Payments on redeemed notes will be made in the same priority as described in the related prospectus supplement. The issuer will give notice to holders of the affected notes before an early redemption date.

                                   Meetings

    The indenture trustee may call a meeting of the holders of notes of a series or class at any time. The indenture trustee will call a meeting upon request of the issuer or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series or class.

    The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series or class of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

                                    Voting

    Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series or class of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series or class, as the case may be.

    Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series or class of notes, as the case may be.

    Notes held by the issuer, DaimlerChrysler, DCS or their affiliates will not be deemed outstanding for purposes of voting or calculating quorum at any meeting of noteholders.

             Amendments to the Indenture and Indenture Supplements

    Upon delivery of a CARCO receivables trust tax opinion and issuer tax opinion, as described under "-- Tax Opinions for Amendments" below, and upon delivery by the issuer to the indenture trustee of an officer's certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture may be amended, supplemented or otherwise modified without the consent of any noteholders to:

    o evidence the succession of another entity to the issuer, and the assumption by such successor of the covenants of the issuer in the indenture and the notes;

    o add to the covenants of the issuer, or have the issuer surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series or classes;

    o add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended;

    o cure any ambiguity, to correct or supplement any provision that may be inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the indenture;

    o establish any form of note under the indenture, and to provide for the issuance of any series or class of notes (as described under "The Notes -- Issuances of New Series, Classes and Subclasses of Notes") and to set forth the terms thereof, or to add to the rights of the noteholders of any series or class;

    o provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series or classes of notes and to add to or change any of the provisions of this indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

    o provide for the consolidation of the CARCO receivables trust and the issuer;

    o if one or more additional sellers are added to, or replaced under, the pooling and servicing agreement, or if one or more additional beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

    o provide for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral;

    o provide for additional or alternative credit enhancement for any notes; or

    o if the collateral certificate is the only outstanding investor certificate issued by the CARCO receivables trust, dissolve the CARCO receivables trust and terminate the Pooling and Servicing Agreement, permit the issuer to acquire the receivables directly and enter into a sale and servicing agreement that contains, to the extent applicable, the sale and servicing provisions of the Pooling and Servicing Agreement and amend all documents to reflect the direct ownership of the receivables by the issuer.

    The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a CARCO receivables trust tax opinion and issuer tax opinion, as described under "-- Tax Opinions for Amendments" below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that the issuer shall (i) deliver to the indenture trustee and the owner trustee an officer's certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders or any series or class of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the notes and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes which it has rated.

    Upon delivery of a CARCO receivables trust tax opinion and issuer tax opinion as described under "-- Tax Opinions for Amendments" below, the issuer and the indenture trustee may modify and amend the indenture or any indenture supplement, with prior notice to each rating agency and the consent of the holders of not less than 66 2/3% in aggregate dollar principal amount of the outstanding notes of each series or class affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holder of each note affected by the modification or amendment:

    o a change in any date scheduled for the payment of interest on any note, the expected principal payment date or legal final maturity date of any note;

    o a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the adjusted outstanding dollar principal amount, or the nominal liquidation amount in a manner that is adverse to any noteholder;

    o a reduction of the amount of a discount note payable upon the occurrence of an early redemption event or other optional or mandatory redemption or upon the acceleration of its legal final maturity date;

    o an impairment of the right to institute suit for the enforcement of any payment on any note;

    o a reduction of the percentage in outstanding dollar principal amount of notes of any series or class, the consent of whose holders is required for modification or amendment of the indenture or any indenture supplement or for waiver of compliance with provisions of the indenture or indenture supplement or for waiver of defaults and their consequences;

    o a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuer's agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

    o permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien of the indenture;

    o a change in the city or political subdivision so designated with respect to any series or class of notes where any principal of, or interest on, any note is payable; or

    o a change in the method of computing the amount of principal of, or interest on, any note on any date.

    The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series or class may waive, on behalf of the holders of all the notes of that series or class, compliance by the issuer with specified restrictive provisions of the indenture or the indenture supplement.

    The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series or class may, on behalf of all holders of notes of that series or class, waive any past default under the indenture or the indenture supplement with respect to notes of that series or class. However, the consent of the holders of all outstanding notes of a series or class is required to waive any past default in the payment of principal of, or interest on, any note of that series or class or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series or class.

                          Tax Opinions for Amendments

    No amendment to the indenture, the Pooling and Servicing Agreement or the CARCO receivables trust agreement will be effective unless the issuer has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that:

    o for federal income tax purposes (1) the amendment will not adversely affect the characterization as debt of any outstanding series or class of investor certificates issued by the CARCO receivables trust that were characterized as debt at the time of their issuance, (2) the amendment will not cause a taxable event to holders of the CARCO receivables trust investor certificates and (3) following the amendment, the CARCO receivables trust will not be an association, or publicly traded partnership, taxable as a corporation; and

    o for federal income tax purposes (1) the amendment will not adversely affect the characterization of the notes of any outstanding series or class as debt, (2) the amendment will not cause a taxable event to holders of any outstanding notes and (3) following the amendment, the issuer will not be an association, or publicly traded partnership, taxable as a corporation.

                             Addresses for Notices

    Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

                     Issuer's Annual Compliance Statement

    The issuer is required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

                       Indenture Trustee's Annual Report

    The indenture trustee is required to mail each year to all registered noteholders a report concerning:

    o its eligibility and qualifications to continue as trustee under the indenture;

    o   any amounts advanced by it under the indenture;

    o the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee's individual capacity;

    o   the property and funds physically held by it as indenture trustee;

    o any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported; and

    o any action taken by it that materially affects the notes and that has not previously been reported.

                              List of Noteholders

    Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

                                    Reports

    Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission if such reports are required to be filed by applicable law. These reports will not be sent to noteholders. See "Where You Can Find More Information" in this prospectus for information as to how these reports may be accessed.

------------------------------------------------------------------------------
Description of the Investor Certificates Issued by the CARCO Receivables Trust
------------------------------------------------------------------------------

                                    General

    The CARCO receivables trust has issued and will issue the investor certificates of a series under an Amended and Restated Pooling and Servicing Agreement (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"), among DCWR, as seller of the receivables, DCS, as servicer of the receivables, and the CARCO receivables trust trustee. The collateral certificate is a series of investor certificates issued by the CARCO receivables trust. The Pooling and Servicing Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this prospectus is a part. The CARCO receivables trust trustee will make available for inspection a copy of the Pooling and Servicing Agreement, without exhibits or schedules, to a noteholder on written request. The following summary describes terms that may be applicable to the investor certificates of each series, is not complete and is qualified in its entirety by reference to the Pooling and Servicing Agreement and the applicable Series Supplement.

    The investor certificates of each series will evidence undivided beneficial interests in assets of the CARCO receivables trust allocated to the certificateholders of the series (the "Certificateholders' Interest"). Each of these interests will represent the right to receive from the CARCO receivables trust assets funds in order to make payments of interest on and principal of the certificates of the applicable series under the Pooling and Servicing Agreement as described in the related Series Supplement or, in the case of the collateral certificate, the right to receive from the CARCO receivables trust assets funds in order to make payments of interest on and principal of the notes issued by the issuer under the indenture and indenture supplements.

    Dissolution of CARCO receivables trust. When the Adjusted Invested Amounts of all series of the investor certificates other than the collateral certificate have been reduced to zero, the seller, in its sole discretion, may dissolve the CARCO receivables trust. If that occurs, the receivables will be transferred to the issuer. The issuer would enter into a sale and servicing agreement with DCWR and DCS to purchase receivables from DCWR on terms comparable to the analogous purchase provisions of the Pooling and Servicing Agreement and to have DCS service the receivables on terms comparable to the analogous servicing provisions of the Pooling and Servicing Agreement.

                                   Interest

    The investor certificates of a series or class will accrue interest on their principal balance at the per annum rate set forth in the related Series Supplement. The collateral certificate, however, will not bear interest at a specified interest rate. Nonetheless, the collateral certificate will entitle its holder to receive an allocable share of interest collections on the receivables owned by the CARCO receivables trust like any other series of investor certificates. The indenture trustee will apply the investor portion of the amount of interest collections so allocated to the collateral certificate among the notes generally to cover interest payments and other amounts owed on or with respect to the notes. See "Sources of Funds to Pay the Notes." In the case of each series of investor certificates other than the collateral certificate, the CARCO receivables trust trustee will apply the amount of interest collections allocated to these investor certificates generally to cover interest payments and other amounts owed on or with respect to them.

                                   Principal

    The amount of principal collections and Miscellaneous Payments allocated to a series of investor certificates will be applied with respect to that series or to classes of that series depending on whether the related investor certificates are in a revolving, accumulation, reinvestment or early amortization period. In the case of the collateral certificate, however, these periods will not apply. Instead, the collateral certificate will entitle its holder to receive at all times an allocable share of principal collections and Miscellaneous Payments. The indenture trustee will apply the investor portion of the amount of principal collections and Miscellaneous Payments so allocated to the collateral certificate among the notes to cover principal payments and, if applicable, shortfalls of interest payments owed on the notes. See "Sources of Funds to Pay the Notes." The manner in which the indenture trustee applies principal collections and Miscellaneous Payments with respect to a particular note will depend on whether that note is in a revolving, accumulation or early redemption period. The prospectus supplement will specify the principal payment structure applicable to the related notes.

    In the remainder of this subsection entitled "-- Principal," we provide a general description of the principal payment structures applicable to a series of investor certificates other than the collateral certificate (the "non-collateral certificates"). This summary is being provided for your information only and does not apply to the collateral certificate.

    The non-collateral certificates of each series or class will have a revolving period (the "Revolving Period"). During the Revolving Period, principal collections and other amounts otherwise allocable to the Certificateholders' Interest of that series or class of non-collateral certificates will not be paid to their certificateholders. Instead, they will be:

    o   paid to the seller;

    o   deposited to the Excess Funding Account, if any, for the series; or

    o distributed to, or for the benefit of, the certificateholders of other classes or series of investor certificates.

A Revolving Period for a series of non-collateral certificates will begin on the date stated in the related Series Supplement (the "Series Cut-off Date") and end on the earlier of:

    o the day immediately before the Accumulation Period commencement date or the Controlled Amortization Period commencement date for the series; and

    o the day immediately before the day on which an Early Amortization Event or a Reinvestment Event occurs with respect to the series.

If a series of non-collateral certificates has more than one class, each class may have a different Revolving Period.

    We may use any of the following structures for paying principal on a series or class of non-collateral certificates.

    A series of non-collateral certificates may have an accumulation period (the "Accumulation Period"). The Accumulation Period will begin at the close of business on the date specified in or determined in the manner specified in the related Series Supplement and end on the earliest of:

    o   the beginning of a Reinvestment Period with respect to the series;

    o the beginning of an Early Amortization Period with respect to the series; and

    o payment in full of the outstanding principal amount of the non-collateral certificates of the series.

    During the Accumulation Period for a series of non-collateral certificates, we will deposit principal collections and other amounts allocable to the Certificateholders' Interest of the series, which may include some Excess Principal Collections, on each payment date in a trust account established for the benefit of the certificateholders of the series (a "Principal Funding Account"). The CARCO receivables trust trustee will apply the amounts in the Principal Funding Account, together with any amounts in the Excess Funding Account allocable to the series, to make principal distributions to the certificateholders of the series when due. The amount to be deposited in a Principal Funding Account for any series of non-collateral certificates on any payment date may, but will not necessarily, be limited to the Controlled Deposit Amount. The "Controlled Deposit Amount" is an amount stated in the related Series Supplement plus, in the case of some payment dates, any amounts in the Excess Funding Account allocable to the series. If a series of non-collateral certificates has more than one class, each class may have a different Accumulation Period and a separate Principal Funding Account and Controlled Deposit Amount. Also, there may be priorities among the classes with respect to deposits of principal into the Principal Funding Accounts.

    A series of non-collateral certificates may have a controlled amortization period (the "Controlled Amortization Period"). The Controlled Amortization Period will begin at the close of business on the date stated in or determined in the manner stated in the related prospectus supplement and will end on the earliest of:

    o   the beginning of a Reinvestment Period with respect to the series;

    o the beginning of an Early Amortization Period with respect to the series; and

    o payment in full of the outstanding principal amount of the non-collateral certificates of the series.

    During the Controlled Amortization Period for a series of non-collateral certificates, the CARCO receivables trust trustee will apply principal collections and other amounts allocable to the Certificateholders' Interest of the series, which may include Excess Principal Collections and amounts in the Excess Funding Account, on each payment date to make principal distributions to any class of certificateholders of the series then scheduled to receive distributions. The amount to be distributed to those certificateholders may be limited to the Controlled Amortization Amount for the series. If a series of non-collateral certificates has more than one class, each class may have a different Controlled Amortization Period and a separate Controlled Amortization Amount. In addition, the related prospectus supplement may describe priorities among the classes with respect to the distributions.

    A series of non-collateral certificates may have a reinvestment period (the "Reinvestment Period"). The Reinvestment Period will begin on the day on which a Reinvestment Event has occurred and end on the earliest of:

    o the beginning of an Early Amortization Period with respect to the series;

    o the recommencement of the Revolving Period in accordance with the related Series Supplement; and

    o payment in full of the outstanding principal amount of the non-collateral certificates of the series.

    During the Reinvestment Period for a series of non-collateral certificates, we will deposit principal collections and other amounts allocable to the Certificateholders' Interest of the series, which may include some Excess Principal Collections, on each payment date in a Principal Funding Account. The trustee will apply the funds in the Principal Funding Account, together with any amounts in the Excess Funding Account allocable to the series, to make principal distributions to the certificateholders of the series when due. The amount to be deposited in a Principal Funding Account for any series on any payment date will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. If a series of non-collateral certificates has more than one class, each class may have a separate Principal Funding Account and there may be priorities among the classes with respect to deposits of principal into the Principal Funding Accounts.

    The "Early Amortization Period" for a series of non-collateral certificates is the period beginning on the day on which an Early Amortization Event has occurred with respect to the series and ending on the earliest of:

    o payment in full of the outstanding principal amount of the non-collateral certificates of the series;

    o the recommencement of the Revolving Period in accordance with the related Series Supplement; and

    o   the Termination Date for the series.

    The start of an Early Amortization Period for a series of non-collateral certificates will terminate its Revolving Period, Reinvestment Period, Controlled Amortization Period or Accumulation Period, as applicable. Further, we will no longer pay principal collections and some other amounts allocable to the Certificateholders' Interest of that series of non-collateral certificates to the seller or the holders of any other outstanding series. Instead, the CARCO receivables trust trustee will distribute them as principal payments to the applicable certificateholders of that series monthly on each payment date beginning with the payment date following the Collection Period in which that Early Amortization Period begins (each of those payment dates, a "Special Payment Date"). During an Early Amortization Period for a series of non-collateral certificates, distributions of principal to certificateholders of the series will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount. In addition, on the first Special Payment Date for any series of non-collateral certificates, to the extent stated in the related Series Supplement, the CARCO receivables trust trustee will distribute any funds on deposit in its Excess Funding Account, if any, and any funds on deposit in its Principal Funding Account with respect to that series to the certificateholders of the relevant class or series up to the outstanding principal balance of their certificates. See "-- Reinvestment Events and Early Amortization Events" for a discussion of the events which might lead to the beginning of an Early Amortization Period with respect to a series.

    The CARCO receivables trust may use any combination of the above described structures for a series or class of non-collateral certificates.

                           The Seller's Certificate

    The Pooling and Servicing Agreement provides that the seller may, from time to time, exchange a portion of the certificate evidencing the Seller's Interest (the "Seller's Certificate") for another certificate (a "Supplemental Certificate") for transfer or assignment to a person or entity chosen by the seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement, if:

    o the seller shall at the time of that exchange and after giving effect to the exchange have an interest in the aggregate amount of the principal balances of the receivables (the "Pool Balance") of not less than 2% of the Pool Balance;

    o the seller shall have delivered to the CARCO receivables trust trustee, the Rating Agencies and any Enhancement provider a Tax Opinion with respect to the exchange; and

    o the seller shall have delivered to the CARCO receivables trust trustee written confirmation from the applicable Rating Agencies that the exchange will not result in a reduction or withdrawal of the rating of any outstanding series or class of investor certificates.

Any later transfer or assignment of a Supplemental Certificate is also subject to the second and third conditions described in the preceding sentence. The seller may transfer a Supplemental Certificate to a securitization vehicle that in turn issues asset-backed securities based on that Supplemental Certificate.

                                 New Issuances

    The Pooling and Servicing Agreement states that under one or more Series Supplements, the CARCO receivables trust trustee may issue two types of certificates:

    o one or more series of certificates which are transferable and have the characteristics described below; and

    o the Seller's Certificate, and any Supplemental Certificate, which will evidence the Seller's Interest and will be transferable only upon the satisfaction of conditions described above under "The Seller's Certificate."

    The Pooling and Servicing Agreement also provides that, under one or more Series Supplements, the seller may cause the CARCO receivables trust trustee to issue one or more new series of investor certificates after the issuance of the collateral certificate. Under the Pooling and Servicing Agreement, the seller may specify, among other things, with respect to any series:

    o   its name or designation;

    o   its initial principal amount, or method for calculating that amount;

    o its certificate rate, or the method for determining its certificate rate;

    o a date on which it will begin its Accumulation Period or Controlled Amortization Period, if any;

    o the method for allocating principal and interest to certificateholders of the series;

    o   the percentage used to calculate monthly servicing fees;

    o the provider and terms of any Enhancement or the level of subordination, if any, provided by the Seller's Interest;

    o the terms on which the certificates of the series may be exchanged for certificates of another series, be subject to repurchase, optional redemption or mandatory redemption by the seller or be remarketed by any remarketing agent;

    o   the Series Termination Date; and

    o any other terms permitted by the Pooling and Servicing Agreement (all of those terms, the "Principal Terms" of the series).

    The seller may offer any series to the public under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act, directly or through one or more underwriters or placement agents. There is no limit to the number of series that may be issued under the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement provides that the seller may specify Principal Terms of a new series so that such new series (if consisting of non-collateral certificates) has a Controlled Amortization Period or Accumulation Period which may have a different length and begin on a different date than the Controlled Amortization Period or Accumulation Period for any other series of non-collateral certificates. Further, one or more series may be in their Reinvestment Periods, Early Amortization Periods, Controlled Amortization Periods or Accumulation Periods while other series are not.

    Under the Pooling and Servicing Agreement and a Series Supplement, a new series may be issued only if specified conditions are satisfied. The seller may cause the issuance of a new series by notifying the CARCO receivables trust trustee at least five business days in advance of the applicable Series Issuance Date. The notice shall state the designation of any series, and classes within a series, if any. The Pooling and Servicing Agreement states that the CARCO receivables trust trustee will issue a new series only when it is delivered the following:

    o a Series Supplement in form satisfactory to the CARCO receivables trust trustee signed by the seller and the servicer and specifying the Principal Terms of the series;

    o   the form of any Enhancement and any related agreement;

    o an opinion of counsel to the effect that, for federal income tax and Michigan income and single business tax purposes:

            -- the issuance will not adversely affect the characterization of the non-collateral certificates of any outstanding series or class as debt of the seller,

            -- such issuance will not cause a taxable event to any certificateholders (an opinion of counsel to the effect referred to in the first subclause above and this subclause with respect to any action is referred to in this prospectus as a "Tax Opinion"), and

            -- except in the case of the collateral certificate, the new series will be characterized as debt of the seller; and

    o written confirmation from each applicable Rating Agency that the issuance will not cause it to reduce or withdraw the rating of any outstanding series or class of investor certificates.

    The issuance is also subject to the conditions that:

    o the seller shall have represented and warranted that the issuance shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any outstanding series of investor certificates; and

    o after giving effect to the issuance, the seller's interest in the Pool Balance shall not be less than 2% of the Pool Balance.

When all of these conditions are satisfied, the CARCO receivables trust trustee will issue the series.

               Conveyance of Receivables and Collateral Security

    DCWR has sold and assigned or will sell and assign to the CARCO receivables trust:

    o all of its right, title and interest in and to the receivables and the related Collateral Security as of the Initial Cut-Off Date;

    o   all receivables created in the Accounts after the Initial Cut-Off
        Date;

    o its interests in the related Collateral Security and the Receivables Purchase Agreement; and

    o   the proceeds of all of the foregoing.

    The "Collateral Security" in respect of the receivables is a security interest in vehicles and parts inventory, equipment, fixtures, service accounts and, in some cases, realty and a personal guarantee.

    DCWR and DCS must indicate in their computer records that the receivables in the Accounts and the related Collateral Security have been conveyed to the CARCO receivables trust. In addition, the seller must provide to the CARCO receivables trust trustee a computer file or microfiche or written list containing a true and complete list showing for each Account, as of the Initial Cut-Off Date and the applicable Additional Cut-Off Date:

    o   its account number;

    o   the outstanding balance of the receivables in the Account; and

    o   the outstanding balance of principal receivables in the Account.

    DCS will retain and will not deliver to the CARCO receivables trust trustee any other records or agreements relating to the receivables. Except as set forth above, DCS has not and will not segregate the records and agreements relating to the receivables of the CARCO receivables trust from those relating to other accounts of DCS. DCS has not and will not stamp or mark the physical documentation relating to the receivables to reflect the transfer of the receivables to the CARCO receivables trust. The seller will file one or more financing statements in accordance with applicable state law to perfect the CARCO receivables trust's interest in the receivables, the Collateral Security, the Receivables Purchase Agreement and the proceeds of those items. See "Risk Factors" and "Legal Aspects of the Receivables."

    As contemplated above and as described below under "-- Addition of Accounts," the seller has the right, subject to limitations and conditions, and in some circumstances is obligated, to designate from time to time additional accounts to be included as Additional Accounts, to purchase from DCS the receivables then existing or created after that time in the Additional Accounts and to convey the receivables to the CARCO receivables trust. Each Additional Account must be an Eligible Account. In respect of any conveyance of receivables in Additional Accounts, the seller will follow the procedures set forth in the two preceding paragraphs, except the list of

Accounts will show information for the Additional Accounts as of the date the Additional Accounts are identified and selected (the "Additional Cut-Off Date").

                        Representations and Warranties

    The seller will represent and warrant to the CARCO receivables trust, among other things, that:

    o as of each Series Cut-Off Date, and the date of issuance of any series (a "Series Issuance Date"), or, in the case of the Additional Accounts, as of the Additional Cut-Off Date and the date the related receivables are transferred to the CARCO receivables trust (an "Addition Date"), each Account or Additional Account was an Eligible Account;

    o as of the Series Cut-Off Date, or as of the Additional Cut-Off Date, in the case of any Additional Accounts, or as of the date any future receivable is generated (a "Receivables Transfer Date"), each receivable is an Eligible Receivable or, if the receivable is not an Eligible Receivable, the receivable is conveyed to the CARCO receivables trust as described below under "-- Ineligible Receivables, the Installment Balance Amount and the Overconcentration Amount";

    o each receivable and all Collateral Security conveyed to the CARCO receivables trust on the Receivables Transfer Date or, in the case of Additional Accounts, on the Addition Date, and all of the seller's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the CARCO receivables trust free and clear of any liens; and

    o all appropriate consents and governmental authorizations required to be obtained by the seller in connection with the conveyance of each receivable or Collateral Security have been duly obtained.

    If the seller breaches any representation and warranty described in the preceding paragraph the CARCO receivables trust will reassign the related receivables to the seller in the manner described in the following paragraph. However, the CARCO receivables trust will be entitled to make that reassignment only if:

    o the breach remains uncured for 30 days or a longer period as may be agreed to by the CARCO receivables trust trustee, after the earlier to occur of the discovery of the breach by the seller or the servicer or receipt of written notice of the breach by the seller or the servicer; and

    o the breach has a materially adverse effect on the Certificateholders' Interest in the receivable or, in the case of a breach relating to an Account, all receivables in the related Account ("Ineligible Receivables").

    The CARCO receivables trust will reassign each Ineligible Receivable to the seller on or before the end of the Collection Period in which the reassignment obligation arises by deducting the principal balance of the receivable from the Pool Balance. A deduction may cause the Pool Balance minus the aggregate Invested Amounts for all outstanding series (the "Seller's Participation Amount") to be less than the aggregate Available Subordinated Amounts for all outstanding series (the "Trust Available Subordinated Amount") on the second business day preceding the payment date (each second business day preceding a payment date, a "Determination Date"), after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date. For this purpose, the Available Subordinated Amount for the collateral certificate is zero because the Invested Amount for the collateral certificate includes the sum of the overcollateralization amounts for all of the series of notes, and the over-collateralization amount for a series of notes serves the same function as the Available Subordinated Amount does for a series of non-collateral certificates. If the Seller's Participation Amount is less than the Trust Available Subordinated Amount as a result of this deduction, the seller must make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Seller's Participation Amount would be less than the Trust Available Subordinated Amount (that amount, a "Transfer Deposit Amount"). If the Transfer Deposit Amount is not so deposited, the principal balance of the related Ineligible Receivables will be deducted from the Pool Balance only to the extent the Seller's Participation Amount is not reduced below the Trust Available Subordinated Amount. Any principal balance not so deducted will not be reassigned and will remain part of the CARCO receivables trust. The reassignment of any receivable to the seller and the payment of any related Transfer Deposit Amount will be the sole remedy available against the seller for any breach of the representations and warranties described above in this section with respect to the receivables.

    The seller will also represent and warrant to the CARCO receivables trust that, among other things, as of each Series Issuance Date:

    o it is duly formed as a limited liability company and in good standing, it has the authority to consummate the transactions contemplated by the Pooling and Servicing Agreement and the Pooling and Servicing Agreement constitutes a valid, binding and enforceable agreement of the seller; and

    o the Pooling and Servicing Agreement constitutes a valid sale, transfer and assignment to the CARCO receivables trust of all right, title and interest of the seller in the receivables and the Collateral Security, whether then existing or created after that time, the Receivables Purchase Agreement, and the proceeds of those items, including proceeds in any of the accounts established for the benefit of the certificateholders of any series, subject to the rights of certain purchasers with respect to some of the Collateral Security, under the UCC as then in effect in the State of Michigan, which is effective as to each receivable existing on the Initial Closing Date, or as of the Addition Date, if applicable, or, as to each receivable arising after those dates, upon the creation of that receivable and until termination of the CARCO receivables trust.

    If a breach of any of the representations and warranties described in the preceding paragraph has a materially adverse effect on the Certificateholders' Interest in the receivables, either the CARCO receivables trust trustee or the holders of certificates of all outstanding series evidencing not less than a majority of the aggregate unpaid principal amount of all outstanding series, by written notice to the seller and the servicer, and to the trustee and the provider of any Enhancement if given by certificateholders, may direct the seller to accept the reassignment of the Certificateholders' Interest of all series within 60 days of the notice, or within a longer period specified in the notice. The seller must accept the reassignment of the Certificateholders' Interest on a payment date occurring within the 60-day period. However, the reassignment need not be made if at the end of the applicable period, the representations and warranties shall then be true and correct in all material respects and any materially adverse effect caused by the breach shall have been cured. The price for the reassignment will typically be equal to the sum of:

    o the aggregate "Invested Amounts", as specified in the related Series Supplements, of all series on the Determination Date preceding the payment date on which the purchase is scheduled to be made;

    o accrued and unpaid interest on the unpaid principal amount of the non-collateral certificates at the applicable certificate rate, together with interest on overdue interest; and

    o with respect to any particular series of investor certificates (including the collateral certificate), any other amounts stated in its Series Supplement.

    The payment of the reassignment price for all outstanding series will be considered a payment in full of the Certificateholders' Interest. The CARCO receivables trust trustee will distribute those funds to the applicable certificateholders upon presentation and surrender of the certificates. If the CARCO receivables trust trustee or the certificateholders give a notice as provided in the preceding paragraph, the obligation of the seller to make any deposit will be the sole remedy respecting a breach of the representations and warranties available to certificateholders or the CARCO receivables trust trustee on behalf of the certificateholders.

    DCWR will be deemed to have made all the representations and warranties of the seller in the Pooling and Servicing Agreement and in any Series Supplement with respect to any series or class of investor certificates.

                  Eligible Accounts and Eligible Receivables

    As discussed under "-- Representations and Warranties" above, the seller represents that, as of specified times, the Accounts are Eligible Accounts and the receivables are Eligible Receivables.

    An "Eligible Account" is a wholesale financing line of credit extended by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC, to a dealer, which, as of its date of determination:

        o is established by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC, in the ordinary course of business under a floorplan financing agreement;

        o   is in favor of an Eligible Dealer;

        o is in existence and maintained and serviced by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC; and

        o in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

        An  "Eligible Dealer" is a dealer:

        o which is located in the United States of America, including its territories and possessions;

        o which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation;

        o in which DaimlerChrysler or any affiliate of DaimlerChrysler does not have an equity investment; and

        o which has not been classified by the servicer as being under Dealer Trouble status.

        An "Eligible Receivable" is a receivable:

        o which was originated or acquired by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC, in the ordinary course of business;

        o which has arisen under an Eligible Account and is payable in United States dollars;

        o which is owned by DCS, CFC LLC, CFC Corp. or CCC at the time of sale to the seller;

        o which represents the obligation of a dealer to repay an advance made to the dealer to finance the acquisition of vehicles;

        o which at the time of creation and at the time of transfer to the trust is secured by a perfected first priority security interest in the related vehicle;

        o which was created in compliance in all respects with all requirements of law applicable to the receivable and under a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party to the agreement;

        o with respect to which all consents and governmental authorizations required to be obtained by DaimlerChrysler, CCC, CFC LLC, CFC Corp., DCS or the seller in connection with the creation of the receivable or the transfer of the receivable to the CARCO receivables trust or the performance by CCC, CFC LLC, CFC Corp. or DCS of the floorplan financing agreement under which the receivable was created, have been duly obtained;

        o as to which at all times following the transfer of the receivable to the CARCO receivables trust, the CARCO receivables trust will have good and marketable title to the receivable free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted under the Pooling and Servicing Agreement;

        o which has been the subject of a valid transfer and assignment from the seller to the CARCO receivables trust of all the seller's interest in the receivable, including any proceeds of the receivable;

        o which will at all times be the legal and assignable payment obligation of the related dealer, enforceable against the dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

        o which at the time of transfer to the CARCO receivables trust is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the dealer;

        o as to which, at the time of transfer of the receivable to the CARCO receivables trust, DaimlerChrysler, CCC, CFC LLC, CFC Corp., DCS and the seller have satisfied all their respective obligations with respect to the receivable required to be satisfied at that time;

        o as to which, at the time of transfer of the receivable to the CARCO receivables trust, neither DaimlerChrysler, CCC, CFC LLC, CFC Corp. or DCS nor the seller has taken or failed to take any action which would impair the rights of the CARCO receivables trust or the certificateholders;

        o which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan; and

        o which was transferred to the CARCO receivables trust with all applicable governmental authorization.

    The CARCO receivables trust trustee did not and will not make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the seller or for any other purpose. Also, the CARCO receivables trust trustee will not make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties, the observation of its obligations under the Pooling and Servicing Agreement or for any other purpose. The servicer, however, will deliver to the CARCO receivables trust trustee on or before March 31 of each calendar year, an opinion of counsel with respect to the validity of the interest of the CARCO receivables trust in and to the receivables and other components of the CARCO receivables trust.

            Ineligible Receivables, the Installment Balance Amount
                       and the Overconcentration Amount

    For the purpose of facilitating the administration and reporting requirements of the servicer under the Pooling and Servicing Agreement, the seller will transfer all Ineligible Receivables arising in an Eligible Account to the CARCO receivables trust. If, however, the Series Supplement for a series of non-collateral certificates so states, the Incremental Subordinated Amount for the series will be adjusted by the portion of the aggregate principal amount of Ineligible Receivables included in the series allocable to the Certificateholders' Interest of the series. Also, if the Series Supplement for a series of non-collateral certificates so states, the Incremental Subordinated Amount for the series shall be adjusted to reflect, on each payment date:

    o the aggregate principal amount of receivables in the trust on the payment date which are Dealer Overconcentrations (the "Dealer Overconcentration Amount") allocable to the Certificateholders' Interest of the series; and

    o the portion of the aggregate amount of Installment Balances in respect of which DCS has not received an offsetting payment from the related dealer on the payment date (the "Installment Balance Amount") allocable to the Certificateholders' Interest of the series.

    "Dealer Overconcentrations" on any payment date means, with respect to any dealer or group of affiliated dealers, the excess, if any, of:

    o the aggregate principal amount of receivables due from the dealer or group of affiliated dealers on the last day of the Collection Period immediately preceding such payment date over

    o 2% of the Pool Balance on the last day of the immediately preceding Collection Period; provided that when the certificates that were outstanding at the time the collateral certificate was issued are no longer outstanding, the percentage applicable to certain dealers or groups of dealers will be 4% rather than 2%.

    At its option, the servicer may purchase one or more Ineligible Receivables or one or more receivables that are part of a Dealer
Concentration, in each case at a price equal to the principal amount plus accrued and unpaid interest.

    The collateral certificate will not have an Incremental Subordinated Amount. However, unless we otherwise specify in the related prospectus supplement, the series nominal liquidation amount for a series of notes will include the overcollateralization amount for that series, which may in turn be sized on the basis of the amount of Ineligible Receivables and an overconcentration amount.

                             Addition of Accounts

    Subject to the conditions described in the following paragraph, the seller has the right to designate from time to time additional accounts to be included as Accounts (the "Additional Accounts"). Also, the seller must add the receivables of Additional Accounts if:

    o the Pool Balance on the last day of any Collection Period is less than the Required Participation Amount as of the following payment date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date; or

    o the seller's interest in the Pool Balance is less than 2% of the Pool Balance on the last day of any Collection Period.


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In either case, unless insolvency events have occurred with respect to the seller, DCS or DaimlerChrysler, then DCS under the Receivables Purchase Agreement must sell to the seller, and the seller under the Pooling and Servicing Agreement must transfer and assign to the CARCO receivables trust, within 10 business days after the end of the Collection Period, interests in all receivables arising in the Additional Accounts, whether the receivables are then existing or created after that time. The failure to transfer receivables arising in the Additional Accounts to the CARCO receivables trust solely as a result of the unavailability of a sufficient amount of Eligible Receivables will not be a breach of the Pooling and Servicing Agreement. However, any such failure will result in an early redemption of the notes secured by the collateral certificate.

    Any designation of Additional Accounts is subject to the following conditions, among others:

    o   each Additional Account must be an Eligible Account;

    o the seller shall represent and warrant that the addition of the Additional Accounts shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any series of investor certificates;

    o the seller shall not select the Additional Accounts in a manner that it believes is adverse to the interests of the certificateholders or any Enhancement provider;

    o if the addition is not required, the seller shall deliver a Tax Opinion and other opinions of counsel with respect to the addition of the Additional Accounts to the CARCO receivables trust trustee, the Rating Agencies and any Enhancement provider; and

    o the applicable Rating Agencies shall have provided written confirmation that the addition will not cause the rating of any outstanding series or class of certificates to be reduced or withdrawn.

    The seller may, however, from time to time, at its discretion, and subject only to the limitations specified in this paragraph, designate Additional Accounts. Additional Accounts designated in accordance with the provisions described in this paragraph are referred to in this prospectus as "Automatic Additional Accounts." Unless each Rating Agency otherwise consents:

    o the number of Automatic Additional Accounts designated with respect to any of the three consecutive Collection Periods beginning in January, April, July and October of each calendar year shall not exceed 8% of the number of Accounts as of the first day of the calendar year during which the Collection Periods begin; provided that such percentage will be 10% rather than 8% when we have retired all those certificates that were outstanding when the collateral certificate was issued; and

    o the number of Automatic Additional Accounts designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of the calendar year.

On or before the first business day of each Collection Period beginning in January, April, July and October of each calendar year, the seller shall have requested and obtained notification from each Rating Agency of any limitations to the right of the seller to designate Eligible Accounts as Automatic Additional Accounts during any period which includes the Collection Period. On or before January 31, April 30, July 31 and October 31 of each calendar year, the CARCO receivables trust trustee shall have received confirmation from each Rating Agency that the addition of all Automatic Additional Accounts included as Accounts during the three consecutive Collection Periods ending in the calendar month prior to that date shall not have resulted in any applicable Rating Agency reducing or withdrawing its rating of any outstanding series or class of certificates. On or before January 31 and July 31 of each calendar year, or on or before the last day of each month in some circumstances, the seller shall have delivered to the CARCO receivables trust trustee, each Rating Agency and any

Enhancement provider an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts during the preceding calendar year confirming the validity and perfection of each transfer of that Automatic Additional Accounts. If the CARCO receivables trust trustee has not received the Rating Agency confirmation or opinion of counsel with respect to any Automatic Additional Accounts, the seller must remove the Automatic Additional Accounts from the CARCO receivables trust.

    Each Additional Account, including each Automatic Additional Account, must be an Eligible Account at the time of its addition. However, since Additional Accounts may not have been a part of the initial portfolio of CCC, CFC LLC, CFC Corp. or DCS, they may not be of the same credit quality as the initial Accounts. Additional Accounts may have been originated by CCC, CFC LLC, CFC Corp. or DCS at a later date using credit criteria different from those which were applied to the initial Accounts or may have been acquired by CCC, CFC LLC, CFC Corp. or DCS from another wholesale lender that had different credit criteria. In addition, the seller will be permitted to designate Additional Accounts that contain receivables that have been sold or pledged to third parties. However, following the applicable Additional Cut-Off Date, no receivables arising after the Additional Cut-Off Date in any of those Accounts shall be sold or pledged to any third parties.

    The "Required Participation Amount" for any date is an amount equal to the sum of:

    o the sum of the amounts for each series of non-collateral certificates obtained by multiplying the Required Participation Percentage for the series by the Initial Invested Amount for the series at that time. However, each Excluded Series will be excluded from this calculation until the Invested Amount of the related Paired Series is reduced to zero;

    o the Trust Available Subordinated Amount on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date following the Determination Date; and

    o the sum of (x) the sum of the amounts for each series of notes obtained by multiplying the Required Participation Percentage for the collateral certificate by the nominal liquidation amount of that series of notes at that time and (y) the sum of the overcollateralization amounts for each series of notes on the preceding payment date, after giving effect to the allocations, deposits and payments made on that payment date.

    The "Required Participation Percentage" for a series of non-collateral certificates is specified in the related Series Supplement, and for the collateral certificate applicable to a series of notes will be specified in the related prospectus supplement.

                              Removal of Accounts

    The seller shall have the right at any time, but no more frequently than once a month, to require the removal from the CARCO receivables trust of Eligible Accounts. To remove any Eligible Account, the seller, or the servicer on its behalf, shall, among other things:

    o furnish to the CARCO receivables trust trustee, any Enhancement provider and the Rating Agencies a written notice (the "Removal Notice") stating the Determination Date on which removal of one or more Accounts will commence (the "Removal Commencement Date") and the Accounts to be removed from the CARCO receivables trust (the "Designated Accounts");

    o determine on the Removal Commencement Date the aggregate principal balance of receivables in respect of each Designated Account (the "Designated Balance");

    o from and after the Removal Commencement Date, cease to transfer to the CARCO receivables trust all receivables arising in the Designated Accounts;



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

    o from and after the Removal Commencement Date, allocate all principal collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero (the "Removal Date");

    o on each business day from and after the Removal Commencement Date to and until the related Removal Date, allocate:

                  -- to the CARCO receivables trust, to be further allocated under the Pooling and Servicing Agreement, interest collections in respect of each Designated Account with respect to receivables in all Designated Accounts sold to the CARCO receivables trust and

                  -- to the seller the remainder of the interest collections in all of those Designated Accounts;

    o represent and warrant that the removal of any Eligible Account on any Removal Date shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any series of investor certificates or cause the Pool Balance to be less than the Required Participation Amount;

    o represent and warrant that no selection procedures believed by the seller to be adverse to the interests of the certificateholders were utilized in selecting the Designated Accounts and that the selection procedures were applied so as to randomly select the Designated Accounts;

    o represent and warrant that the removal will not cause the rating of any outstanding series or class of investor certificates to be reduced or withdrawn; and

    o on or before the related Removal Date, deliver to the CARCO receivables trust trustee and any Enhancement provider an officers' certificate confirming the items set forth in the sixth, seventh and eighth clauses of this paragraph and a Tax Opinion with respect to the removal.

    No Designated Accounts shall be removed if the removal will cause the rating of any outstanding series or class of investor certificates to be reduced or withdrawn.

    The seller shall also have the right, but shall not be obligated, to remove from the CARCO receivables trust any Account with respect to which the related dealer has gone into "Dealer Trouble Status" as described under "The Dealer Floorplan Business -- `Dealer Trouble Status' and DCS's Write-off Policy." To do so, the seller will take the actions specified in the first five clauses of the second preceding paragraph.

    On any date on which an Account becomes an Ineligible Account, which date will be deemed the Removal Commencement Date for the Account, the seller will start the removal of the Account from the CARCO receivables trust by taking each of the actions specified in the first five clauses of the third preceding paragraph with respect to the Ineligible Account.

    Upon satisfaction of the above conditions, on the Removal Date with respect to any the Designated Account, the seller will stop allocating collections of receivables to the Designated Account, which shall be deemed removed from the CARCO receivables trust for all purposes (a "Removed Account").

    In addition to the removal rights described in the five paragraphs above, the seller shall have the right at any time to remove Accounts from the CARCO receivables trust and, in connection with the removal, repurchase the


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


then existing receivables in the Accounts. To remove Accounts and repurchase the then existing receivables in those Accounts, the seller, or the servicer on its behalf, must, among other things:

    o furnish to the CARCO receivables trust, each Enhancement provider and the Rating Agencies a Removal Notice stating the Designated Accounts which are to be removed, and the then existing receivables in the Designated Accounts (the "Designated Receivables") which are to be repurchased from the CARCO receivables trust and the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur (the "Removal and Repurchase Date");

    o deliver to the CARCO receivables trust trustee on the Removal and Repurchase Date a computer file or microfiche or written list containing a true and complete list of the Removed Accounts stating for each Account its account number and the aggregate amount of receivables outstanding in the Account;

    o represent and warrant that the removal of any Eligible Account and the repurchase of the receivables then existing in the Account on any Removal and Repurchase Date shall not, in the reasonable belief of the seller, cause an Early Amortization Event or Reinvestment Event to occur with respect to any series of investor certificates or cause the Pool Balance to be less than the Required Participation Amount;

    o represent and warrant that no selection procedures believed by the seller to be adverse to the interests of the certificateholders of any series of investor certificates were used in selecting the Designated Accounts and that the selection procedures were applied so as to randomly select the Designated Accounts from the entire population of Accounts;

    o represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered to the CARCO receivables trust trustee as of the Removal and Repurchase Date is true and complete in all material respects;

    o represent and warrant that the removal and repurchase will not cause the rating of any outstanding series or class of investor certificates to be reduced or withdrawn by the applicable Rating Agency;

    o deliver to the CARCO receivables trust trustee, each Rating Agency and any Enhancement providers a Tax Opinion, dated the Removal and Repurchase Date, with respect to the removal and repurchase; and

    o deliver to the CARCO receivables trust trustee and any Enhancement providers an officers' certificate confirming the items set forth in the third through sixth clauses above.

    Except for the removal of Accounts in Dealer Trouble Status, the seller may not remove Designated Accounts or repurchase Designated Receivables unless each Rating Agency shall have notified the seller, the servicer and the CARCO receivables trust trustee in writing that the removal and repurchase will not cause the Rating Agency's rating of any outstanding series or class of investor certificates to be reduced or withdrawn.

    Upon satisfaction of the above conditions, on the Removal and Repurchase Date with respect to any Designated Account and Designated Receivables, the Designated Account shall be deemed removed, and the Designated Receivables (the "Repurchased Receivables") shall be deemed repurchased, from the CARCO receivables trust for all purposes.

    The seller, however, shall have the right to require the reassignment to it of all the CARCO receivables trust's right, title and interest in the receivables then existing and created after that time in Accounts ("Automatic Removed Accounts") designated by the seller, together with existing and future collections and proceeds from those receivables, upon satisfaction of the following conditions:

    o on or before the fifth business day immediately preceding the date upon which the Accounts are to be removed, the seller shall have given the CARCO receivables trust trustee, each Enhancement provider and the Rating Agencies a Removal Notice specifying the date for removal of the Automatic Removed Accounts (the "Automatic Removal Date");

    o on or prior to the date that is five business days after the Automatic Removal Date, the seller shall have delivered to the CARCO receivables trust trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts stating for each Account, as of the removal notice date, its account number and the aggregate amount of receivables outstanding in the Account;

    o the seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered to the CARCO receivables trust trustee, as of the Automatic Removal Date, is true and complete in all material respects and that the selection procedures for selecting Automatic Removed Accounts were applied so as to randomly select the Automatic Removed Accounts from the entire population of Accounts;

    o the CARCO receivables trust trustee shall have received confirmation from each Rating Agency that the removal will not cause the Ratings Agency's rating of any outstanding series or class of investor certificates to be reduced or withdrawn;

    o the seller shall have delivered to the CARCO receivables trust trustee, each Rating Agency and any Enhancement providers an officers' certificate, dated the Automatic Removal Date, to the effect that the seller reasonably believes the removal will not cause an Early Amortization Event or Reinvestment Event to occur with respect to any series of investor certificates; and

    o the seller shall have delivered to the CARCO receivables trust trustee, each Rating Agency and any Enhancement providers a Tax Opinion, dated the Automatic Removal Date, with respect to the removal.

    However, from and after the date on which no series of investor certificates issued prior to March 10, 1999, is outstanding, the conditions specified in the first clause above that relate to Enhancement providers and Rating Agencies and the conditions specified in the fourth, fifth and sixth clauses above will not be required if all of the Accounts to be removed have liquidated and have zero balances.

    Upon satisfaction of the above conditions, on the Automatic Removal Date the CARCO receivables trust's interest in the receivables arising in the Automatic Removed Accounts, all monies due and to become due and all amounts received with respect to the receivables and all proceeds of the receivables shall be deemed removed from the trust for all purposes.

                                Excluded Series

    A series of investor certificates may be designated as an excluded series (an "Excluded Series") with respect to a series of investor certificates previously issued by the CARCO receivables trust as to which the Accumulation Period or Controlled Amortization Period has commenced (a "Paired Series"). This allows a seller, in effect, to replace an accumulating or amortizing series with a new series without waiting for the accumulating or amortizing series to be paid in full.

    Each Excluded Series will be prefunded with an initial deposit to a prefunding account in an amount equal to the initial principal balance of the Excluded Series. The source of funds will primarily be the proceeds of the offering of the Excluded Series. Any prefunding account will be held for the benefit of the Excluded Series and not for the benefit of the Paired Series. As funds are accumulated in the Principal Funding Account for the Paired Series or distributed to holders of notes of the Paired Series, the CARCO receivables trust trustee will distribute to the seller an equal amount of funds from any prefunding account for the Excluded Series. Until payment in full of the Paired Series, no interest collections, principal collections, Defaulted Amounts or Miscellaneous Payments will be allocated to the related Excluded Series. Also, it is expected that any Excluded Series will be excluded from the calculation of the Required Participation Amount as described under "-- Addition of Accounts."

                              Collection Account

    In general, either the servicer, subject to limitations, will hold the CARCO receivables trust's funds or the CARCO receivables trust trustee will keep those funds in accounts that must be Eligible Deposit Accounts.

    The servicer has established and will maintain an Eligible Deposit Account for the benefit of the certificateholders in the name of the CARCO receivables trust trustee, on behalf of the CARCO receivables trust (the "Collection Account"). "Eligible Deposit Account" means either:

    o   a segregated account with an Eligible Institution; or

    o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states of the United States, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

    "Eligible Institution" means:

    o  the corporate trust department of the CARCO receivables trust trustee or

    o a depository institution organized under the laws of the United States or any one of the states of the United States, or the District of Columbia, or a domestic branch of a foreign bank, which at all times
        (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody's and of AAA by Standard & Poor's or (y) a certificate of deposit rating of P-1 by Moody's or A-1+ by Standard & Poor's and (ii) is a member of the FDIC or which is otherwise acceptable to each Rating Agency.

    Funds in the Collection Account generally will be invested in Eligible Investments. "Eligible Investments" are book-entry securities, negotiable instruments or physical securities having original or remaining maturities of 30 days or less, but in no event occurring later than the payment date next succeeding the CARCO receivables trust trustee's acquisition of the book-entry securitized, negotiable instruments or physical securities, except as otherwise provided in the related Series Supplement. Eligible Investments are limited to:

    o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

    o demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States, or any domestic branch of a foreign bank, and subject to supervision and examination by Federal or state banking or depository institution authorities. However, at the time of the CARCO receivables trust's investment or contractual commitment to invest in the demand deposits, the deposits or certificates of deposit, the commercial paper or other short-term unsecured debt obligations, other than obligations the rating of which is based on the credit of a person or entity other than the depository institution or trust company of the depositary institution or trust company, must have a credit rating from each of the Rating Agencies in its highest investment category;


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


    o commercial paper having, at the time of the CARCO receivables trust's investment or contractual commitment to invest in the commercial paper, a rating from each of the Rating Agencies in its highest investment category;

    o except during a Reinvestment Period with respect to any series, investments in money market funds having a rating from each of the Rating Agencies in its highest investment category or otherwise approved in writing by each of the Rating Agencies;

    o bankers' acceptances issued by any depository institution or trust company referred to in the second clause of this sentence;

    o repurchase obligations, including those of appropriately rated broker-dealers and financial institutions; and

    o any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time. However, each Rating Agency shall have notified the seller, the servicer and the CARCO receivables trust trustee that the CARCO receivables trust's investment in the financial asset will not cause the Rating Agency to reduce or withdraw its then rating of any outstanding class or series.

    Any earnings, net of losses and investment expenses, on funds in the Collection Account will be credited to the Collection Account. The servicer will have the revocable power to instruct the CARCO receivables trust trustee to make withdrawals and payments from the Collection Account for the purpose of making payments under the Pooling and Servicing Agreement. The servicer may select an appropriate agent as representative of the servicer for the purpose of choosing the investments.

                            Excess Funding Account

    Except, to the extent provided in the related Series Supplement, during an Early Amortization Period or Reinvestment Period for a series, we will keep the Excess Funded Amount, if any, for that series in an Eligible Account (the "Excess Funding Account") established with the CARCO receivables trust trustee for the series. The "Excess Funded Amount" for a series will initially equal the excess, if any, of the initial principal balance of the investor certificates of the series over the Initial Invested Amount of the series. Initially, the collateral certificate will not have an Excess Funded Amount. The CARCO receivables trust trustee will invest funds on deposit in the Excess Funding Account for a series of investor certificates at the direction of the servicer in Eligible Investments. The investments must mature on or prior to the next payment date. The servicer may select an agent for the purpose of designating the investments.

    The CARCO receivables trust trustee will distribute funds on deposit in the Excess Funding Account for a series to the seller or allocate them to one or more other series which are in Controlled Amortization, Early Amortization, Reinvestment or Accumulation Periods to the extent of any increases in the Invested Amount of that series as a result of the addition of receivables to the CARCO receivables trust, a reduction in the Seller's Interest, or a reduction in the Initial Invested Amount of any other series. In the case of the collateral certificate, it will be allocated funds from the Excess Funding Account of another series of investor certificates if any series of notes secured by the collateral certificate is in an accumulation or amortization period and has insufficient principal collections and other funds to cover required distributions on it. The CARCO receivables trust trustee will deposit additional amounts in the Excess Funding Account for a series on a payment date to the extent that the sum of the Certificateholders' Interest of the series in principal receivables (or the sum of the nominal liquidation amounts for the notes of all series in the case of the collateral certificate) and the amount on deposit in the Excess Funding Account, if any, for the series prior to that date is less than the outstanding principal balance of the certificates of the series (or of all of the notes in the case of the collateral certificate), but only to the extent that funds are available as provided in the related Series Supplement. The allocation of additional receivables to increase the Invested Amount of each series that provides for an Excess Funding Account or similar arrangement involving


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


fluctuating levels of investment in the receivables will generally be made pro rata on the basis of the amounts in the excess Funding Accounts or a similar basis. The deposit of amounts in the Excess Funding Accounts for each of those series will generally be made pro rata on the basis of their respective Adjusted Invested Amounts.

    On each payment date, we will apply all investment income earned on amounts in the Excess Funding Account for any series since the preceding payment date as described in this prospectus and in the related prospectus supplement.

    The CARCO receivables trust trustee will distribute funds on deposit in the Excess Funding Account for a series on the earliest of:

    o   the commencement of a Reinvestment Period with respect to the series;

    o the commencement of an Early Amortization Period with respect to the series; and

    o the payment date or payment dates specified in or determined in the manner provided in the Series Supplement for the series to the certificateholders of the series or a class of the series or deposit those amounts in the Principal Funding Account for the series or a class of the series, in each case if and to the extent the related Series Supplement so states. Also, except as otherwise provided in the related Series Supplement, we will not deposit funds in the Excess Funding Account for a series during any Early Amortization Period or Reinvestment Period with respect to the series or with respect to any Collection Period following the Collection Period stated in or determined in the manner provided in the Series Supplement for the series.

                            Allocation Percentages

    We will allocate collections to each series of investor certificates (including the collateral certificate) and then between the seller and the certificateholders of that series on the basis of various percentages. Which percentage we use depends on whether the collections being allocated are interest collections or principal collections or other amounts and, in the case of non-collateral certificates, whether or not the collections are received in the Revolving Period for a series.

    Allocations Among Series of Certificates. Under the Pooling and Servicing Agreement, during each Collection Period the servicer will allocate to each outstanding series its share of interest collections, principal collections, Defaulted Receivables and Miscellaneous Payments based on the applicable Series Allocable Interest Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.

    "Series Allocable Interest Collections," "Series Allocable Principal Collections," "Series Allocable Defaulted Amount" and "Series Allocable Miscellaneous Payments" are, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of interest collections, principal collections, the Defaulted Amounts and Miscellaneous Payments, respectively, with respect to the Collection Period.

    "Miscellaneous Payments" for any Collection Period are the sum of:

    o Adjustment Payments and Transfer Deposit Amounts received with respect to the Collection Period; and

    o Unallocated Principal Collections on the payment date available to be treated as Miscellaneous Payments as described below under "-- Principal Collections for all Series" below.


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


    "Series Allocation Percentage" is, with respect to a series for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount of the series as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Adjusted Invested Amount as of that last day.

    "Adjusted Invested Amount" is, with respect to a series other than the collateral certificate for any date, an amount equal to the sum of:

    o the Initial Invested Amount of the series, minus unreimbursed charge-offs for the series; and

    o the Available Subordinated Amount with respect to the series, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date during the Collection Period in which the date occurs.

The Adjusted Invested Amount for the collateral certificate will be the sum of the series nominal liquidation amounts for all series of notes.

    "Trust Adjusted Invested Amount" is, with respect to any Collection Period, the sum of the Adjusted Invested Amounts for all outstanding series of investor certificates.

    "Initial Invested Amount" is, with respect to any series of non-collateral certificates and for any date, the amount stated in the related Series Supplement. The Initial Invested Amount for any series may be increased or decreased from time to time as stated in the related Series Supplement, including as a result of deposits to or withdrawals from the Excess Funding Account, if any, for the series.

    Allocation Between the Certificateholders and the Seller. The servicer will allocate amounts initially allocated to each series between the Certificateholders' Interest and the Seller's Interest for each Collection Period as stated in the related Series Supplement and described in the related prospectus supplement. The manner in which amounts allocated to the collateral certificate are allocated between the seller and the investors is described under "Sources of Funds to Pay the Notes -- General."

    Principal Collections For All Series. We will allocate principal collections allocated to the Certificateholders' Interest of any series, for any Collection Period with respect to any Accumulation Period, Controlled Amortization Period, Reinvestment Period or Early Amortization Period with respect to the series or a class of the series, first to make required payments of principal to the Principal Funding Account or to the Certificateholders of the series or class, in each case if and to the extent stated in the Series Supplement for the series. The required principal distributions in the case of the collateral certificate are the sum of the required principal payments on the notes or required deposits to a principal funding account at the time of determination. The servicer will determine the amount of available certificateholder principal collections for each series and any Collection Period remaining after the required payments, if any ("Excess Principal Collections"). The servicer will allocate Excess Principal Collections to cover any principal distributions to certificateholders of any series which are either scheduled or permitted and which have not been covered out of principal collections and other amounts allocated to the series ("Principal Shortfalls"). Excess Principal Collections will not be used to cover Investor Charge-Offs for any series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, Excess Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of Principal Shortfalls, unless otherwise provided in the applicable Series Supplements. To the extent that Excess Principal Collections exceed Principal Shortfalls, the CARCO receivables trust trustee will pay the balance to the seller if the Seller's Participation Amount, determined after giving effect to any principal receivables transferred to the CARCO receivables trust on that date, exceeds the Trust Available Subordinated Amount (which, solely for this purpose, will include overcollateralization amounts to the extent provided in the Series Supplement for the collateral


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


certificate) for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date immediately following the Determination Date. Any amount not allocated to the seller because the Seller's Participation Amount does not exceed the Trust Available Subordinated Amount (determined as provided in the preceding sentence) will be held unallocated ("Unallocated Principal Collections") until the Seller's Participation Amount exceeds the Trust Available Subordinated Amount (determined as provided in the preceding sentence), at which time we will allocate the amount to the seller. However, if an Early Amortization Period, Accumulation Period, Controlled Amortization Period or Reinvestment Period commences for any series of non-collateral certificates, the amount will be treated as a Series Allocable Miscellaneous Payment.

           Allocation of Collections; Deposits in Collection Account

    On each Determination Date, the servicer will calculate the amounts to be allocated in respect of collections on receivables received with respect to the related Collection Period to the certificateholders of each outstanding series or class or the seller in accordance with the Series Supplements.

    The servicer, no later than two business days after the processing date, will deposit all collections received with respect to the receivables, excluding, with exceptions, portions allocable to the seller, in each Collection Period into the Collection Account. However, the servicer need not make daily deposits if:

    o   DCS remains the servicer under the Pooling and Servicing Agreement;

    o   no Service Default has occurred and is continuing; and

    o   either:

                -- DCS has and maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's,

                -- DCS arranges for and maintains a letter of credit or other form of Enhancement in respect of the servicer's obligation to make deposits of collections on the receivables in the Collection Account that is acceptable in form and substance to each Rating Agency, or

                -- DCS otherwise obtains the Rating Agency confirmations described below in this paragraph.

In that case, subject to any limitations referred to below, DCS may use for its own benefit all collections until the related payment date. At that time DCS will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made if deposits were made on a daily basis. However, before ceasing daily deposits as described above, the seller must deliver to the CARCO receivables trust trustee written confirmation from the applicable Rating Agencies that the failure by DCS to make daily deposits will not cause the Rating Agencies to reduce or withdraw the rating of any outstanding series or class of investor certificates.

    In addition, during any Collection Period the servicer will be required to deposit interest collections and principal collections into the Collection Account only to the extent of:

    o the distributions the CARCO receivables trust must make to certificateholders;

    o the amounts the CARCO receivables trust must deposit into any account maintained for the benefit of certificateholders of any series and other parties; and


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


    o the amounts the CARCO receivables trust must pay to any Enhancement provider on the payment date relating to the Collection Period.

Also, if, at any time prior to that payment date, the amount of collections deposited in the Collection Account exceeds the amount the servicer is required to deposit, the servicer will be permitted to withdraw the excess from the Collection Account.

    On any date on which the servicer deposits collections in the Collection Account, the servicer will distribute directly to the seller the amount of the interest collections allocable to each series specified in the related Series Supplement and described in the related prospectus supplement. However, the CARCO receivables trust trustee will make that distribution only if the Seller's Participation Amount, determined after giving effect to any Principal Receivables transferred to the CARCO receivables trust on the date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits required to be made on the payment date immediately following the Determination Date. Also, during the Revolving Period for any series, subject to limitations, the servicer will distribute directly to the seller on each date of deposit the amount of principal collections allocable to each series stated in the related Series Supplement and described in the related prospectus supplement if the Seller's Participation Amount, determined after giving effect to any principal receivables transferred to the CARCO receivables trust on that date, exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits the servicer is to make on the payment date immediately following the Determination Date.

           Limited Subordination of Seller's Interest; Enhancements

    Subordination of Seller's Interest. With respect to any series of investor certificates other than the collateral certificate, we will subordinate the Seller's Interest to the rights of certificateholders of the series to the extent described in the related Series Supplement. This will provide credit enhancement to the series. The amount of the subordination with respect to any series other than the collateral certificate is the "Available Subordinated Amount" for the series. We will decrease and increase the Available Subordinated Amount for any series from time to time if and to the extent described in the related Series Supplement. The Series Supplement for each series will specify the manner in which the servicer may draw upon collections attributable to the Available Subordinated Amount for the series to make payments to or for the benefit of the holders of certificates of the series. If we so state in the related Series Supplements, the Available Subordinated Amount for a series may be available to more than one series of certificates.

    In the case of the collateral certificate, the credit enhancement for the noteholders will be in the form of the overcollateralization amount for each series of notes. The Adjusted Invested Amount of the collateral certificate will be the sum of the series nominal liquidation amounts for all series of notes. The series nominal liquidation amount for a series of notes includes the overcollateralization amount for that series. The calculation of the overcollateralization amount for a series of notes will be described in the related prospectus supplement.

    Enhancements. In addition to the subordination described above, for any series of non-collateral certificates, we may provide enhancements ("Enhancements") with respect to one or more classes of the series, including one or more of the following:

    o   letter of credit;

    o   surety bond;

    o   cash collateral account;

    o   spread account;

    o   guaranteed rate agreement;

    o swap, including without limitation currency swaps, or other interest protection agreement;

    o   repurchase obligation;

    o   cash deposit; or

    o another form of credit enhancement described in the related prospectus supplement.

We may also provide enhancements to a series or class or classes of a series of non-collateral certificate by subordination provisions which require that distributions of principal and/or interest be made with respect to the certificates of the series or the class or classes before distributions are made to one or more series or one or more classes of the series. If we so provide in the related prospectus supplement, any form of Enhancement may be available to more than one class or series of non-collateral certificates. The CARCO receivables trust may use a currency swap to issue certificates payable in a currency other than United States dollars.

    If we provide Enhancement with respect to a series of non-collateral certificates, we will include in the related prospectus supplement a description of:

    o   the amount payable under the Enhancement;

    o any conditions to payment we do not otherwise describe in this prospectus;

    o the conditions, if any, under which we may reduce the amount payable under the Enhancement and under which we may terminate or replace the Enhancement; and

    o   any material provisions of any agreement relating to the Enhancement.

    Additionally, we may set forth in the related Series Supplement the information with respect to the applicable Enhancement provider, including:

    o   a brief description of its principal business activities;

    o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

    o if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

    o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date we state in the prospectus supplement.

    Limitations on Subordination and Enhancements. We intend the presence of an Available Subordinated Amount or Enhancement with respect to a series or class of non-collateral certificates to enhance the likelihood of receipt by certificateholders of the series or class of the full amount of principal and interest and to decrease the likelihood that the certificateholders will experience losses. However, unless we otherwise state in the Series Supplement for a series of non-collateral certificates, neither subordination of the Seller's Interest nor the Enhancement, if any, will provide protection against all risks of loss or will guarantee repayment of the entire


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


principal balance of the certificates and interest on the certificates. If losses exceed the amount covered by the subordination or Enhancement or are not covered by the subordination or Enhancement, certificateholders (including the issuer) will bear their allocable share of deficiencies. In addition, if we provide specific Enhancement for the benefit of more than one class or series, certificateholders of that class or series will be subject to the risk that the Enhancement will be exhausted by the claims of certificateholders of other classes or series.

                                 Distributions

    The servicer will make payments to certificateholders of a series or a class from the Collection Account and any accounts established for the benefit of the certificateholders as we describe in the related prospectus supplement.

                     Defaulted Receivables and Recoveries

    "Defaulted Receivables" on any Determination Date are:

    o all receivables which the servicer charged off as uncollectible in respect of the immediately preceding Collection Period; and

    o all receivables which were Eligible Receivables when transferred to the CARCO receivables trust, which arose in an Account which became an Ineligible Account after the date of transfer of the receivables to the trust and which were not Eligible Receivables for any six consecutive Determination Dates after the date of transfer of the receivables to the trust.

    The "Defaulted Amount" for any Collection Period will be an amount, which shall not be less than zero, equal to:

    o the principal amount of receivables that became Defaulted Receivables during the preceding Collection Period minus

    o   the sum of

                -- the full amount of any Defaulted Receivables subject to reassignment to the seller or purchase by the servicer for the Collection Period unless events of bankruptcy, insolvency or receivership have occurred with respect to either of the seller or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables, and

                -- the excess, if any, for the immediately preceding Determination Date of the amount determined under this second clause for the Determination Date over the amount determined under the first clause for the Determination Date.

The servicer will charge off receivables as uncollectible in accordance with the servicer's customary and usual policies and procedures for servicing its own comparable revolving dealer wholesale loan accounts. The servicer will allocate a portion of the Series Allocable Defaulted Amount for each series and Collection Period between the certificateholders of the series and the seller as we state in the related Series Supplement. The portion of the Defaulted Amount allocated to the certificateholders of a series (including the indenture trustee as the holder of the collateral certificate) will be the "Investor Default Amount" for the series. The servicer will further allocate the Investor Default Amount for any series that consists of more than one class between those classes as we state in the related Series Supplement. In the case of the collateral certificate, the issuer will allocate the Investor Default Amount for the collateral certificate to each series of notes as described in the related prospectus supplement. The Investor Default Amount is also referred to as a charge-off on defaulted receivables.


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


    If the servicer adjusts the amount of any receivable because of a rebate, billing error or other non-cash items to a dealer, or because the receivable was created in respect of inventory which was refused or returned by a dealer, we will reduce the principal amount of each of the Seller's Interest and the Pool Balance by the amount of the adjustment or charge-off. Further, to the extent that the reduction in the Seller's Interest would reduce the Seller's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date immediately following that Determination Date, the seller will deposit a cash amount equal to the deficiency into the Collection Account in immediately available funds (an "Adjustment Payment") on the day on which the servicer makes the adjustment.

                              Optional Repurchase

    If so provided in the Series Supplement relating to a series of certificates, on any payment date occurring after the Invested Amount of the certificates of the series is reduced to the percentage of the initial outstanding principal amount of the investor certificates of the series we state in the Series Supplement, the servicer will have the option, subject to conditions, to repurchase the Certificateholders' Interest of the series. The purchase price will be equal to the Invested Amount of the series on the Determination Date preceding the payment date on which the servicer will make the repurchase plus accrued and unpaid interest on the unpaid principal amount of the certificates of the series at the applicable certificate rate, together with interest on overdue interest, to the extent lawful, plus any other amounts we state in the related Series Supplement. The servicer will deposit the purchase price in the Collection Account in immediately available funds on the payment date on which DCS exercises that option. Following any purchase, the certificateholders of the series will have no further rights with respect to the Certificateholders' Interest of the series, other than the right to receive the final distribution on the certificates of that series. If DCS fails for any reason to deposit the purchase price, the servicer will continue to make payments to the certificateholders of the series as we describe in the related Series Supplement.

               Reinvestment Events and Early Amortization Events

    Beginning on the first payment date following the Collection Period in which a Reinvestment Event has occurred with respect to any series:

    o the servicer will no longer pay to DCWR principal collections allocable to the Certificateholders' Interest of the series or allocate those collections to any other series but instead will deposit those collections to the Principal Funding Account for the series monthly on each payment date; and

    o the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal in respect of the notes of the series,

in each case except as we describe below under this heading or as we state in the related Series Supplement. A "Reinvestment Event" is, for any series, any of the events we so describe in the related Series Supplement. The collateral certificate will not have any Reinvestment Events.

    If any event we so define occurs, we will deem a Reinvestment Event to have occurred with respect to the series without any notice or other action on the part of any other party immediately upon the occurrence of the event. The Reinvestment Period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which we deem the Reinvestment Event to have occurred. Monthly deposits of principal to the Principal Funding Account for the series will, except as we describe below under "-- Reinvestment Events and Early Amortization Events" or state in the related Series Supplement, begin on the first payment date following the Collection Period in which a Reinvestment Period has begun with respect to the series.


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


    Beginning on the first payment date following the Collection Period in which an Early Amortization Event has occurred with respect to any series:

    o the servicer will no longer pay to DCWR Principal Collections allocable to the Certificateholders' Interest of the series, allocate those collections to any other series or retain those collections in the Principal Funding Account for the series but instead will distribute those collections to certificateholders of the series monthly on each payment date; and

    o the Controlled Deposit Amount or Controlled Amortization Amount, if any, will no longer apply to distributions of principal on the certificates of the series,

in each case except as we describe below under "-- Reinvestment Events and Early Amortization Events" or state in the related Series Supplement. An "Early Amortization Event" is, for any series, any of the events we so define in the related Series Supplement, as well as each of the following events:

    o the occurrence of events of bankruptcy, insolvency or receivership relating to the CARCO receivables trust or the seller; and

    o the CARCO receivables trust or DCWR becomes an investment company within the meaning of the Investment Company Act of 1940.

    If any event we describe above or in the Series Supplement for a series occurs, we will deem an Early Amortization Event to have occurred with respect to the series without any notice or other action on the part of any other party immediately upon the occurrence of the event. The Early Amortization Period with respect to the series will begin as of the close of business on the business day immediately preceding the day on which we deem the Early Amortization Event to have occurred. Monthly distributions of principal to the certificateholders of the series will begin on the first payment date following the Collection Period in which an Early Amortization Period has begun with respect to the series, except as we describe below under this heading. The failure of the CARCO receivables trust to pay the outstanding principal amount of the certificates of any series or class by their Expected Payment Date will have the same consequences as the occurrence of an Early Amortization Event with respect to the series or class. We shall deem all references in this prospectus to Early Amortization Events to include that type of failure.

    Even if a Reinvestment Period or an Early Amortization Period begins with respect to a series, that period may terminate and the Revolving Period with respect to the series and any class may recommence when the event giving rise to the beginning of the Reinvestment Period or Early Amortization Period no longer exists, whether as a result of the distribution of principal to certificateholders of the series or otherwise, in each case if and to the extent we state in the Series Supplement for the series.

    In addition, if an insolvency event occurs with respect to DCWR, or DCWR violates its covenant not to create any lien on any receivable, in each case as provided in the Pooling and Servicing Agreement, on the day of the insolvency event or violation, as applicable, DCWR will, subject to the actions of the certificateholders, immediately cease to transfer receivables to the CARCO receivables trust and promptly give notice to the CARCO receivables trust trustee of the insolvency event or violation, as applicable. Under the terms of the Pooling and Servicing Agreement, within 15 days the CARCO receivables trust trustee will publish a notice of the insolvency event or violation stating that the CARCO receivables trust trustee intends to sell, liquidate or otherwise dispose of the receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a stated period of time holders of notes of each outstanding series representing more than 50% of the aggregate unpaid principal amount of the certificates of each outstanding series, or, with respect to any series with two or more classes, the certificates of each class, and each person holding a Supplemental Certificate, instruct the CARCO receivables trust trustee not to sell, dispose of or otherwise liquidate the receivables and to continue transferring receivables as before the insolvency event or violation, as applicable. If the portion of the proceeds allocated to the Certificateholders' Interest and the proceeds of any collections on the receivables in the Collection Account allocable to the Certificateholders' Interest are not enough to pay the aggregate unpaid principal balance of the certificates in full plus accrued and unpaid interest on the certificates, certificateholders will incur a loss.

                      Termination; Fully Reinvested Date

    Termination. The CARCO receivables trust will terminate on the earliest to occur of:

    o the day following the payment date on which the aggregate Invested Amounts for all series is zero;

    o   May 31, 2012; and

    o the date on which the servicer distributes to the certificateholders proceeds from the sale, disposal or other liquidation of the receivables following an insolvency event with respect to DCWR or any violation by DCWR of its covenant not to create any lien on any receivable, in each case as stated in the Pooling and Servicing Agreement and as we describe above under "-- Reinvestment Events and Early Amortization Events."

When the CARCO receivables trust is terminated, it will transfer to DCWR all right, title and interest in the receivables and other funds of the CARCO receivables trust, other than amounts in the CARCO receivables trust's accounts for the final distribution of principal and interest to certificateholders.

    In any event, the last payment of principal and interest on any series of investor certificates will be due and payable no later than the date we state in the related Series Supplement (the "Series Termination Date").

    Fully Reinvested Date. The "Fully Reinvested Date" is the date on which the amount on deposit in the Principal Funding Account with respect to a series equals the outstanding principal amount of the certificates of the series. After the Fully Reinvested Date occurs with respect to any series, certificateholders of that series will no longer have any interest in the receivables. Further, all the representations and covenants of the seller and the servicer relating to the receivables, as well as other provisions of the Pooling and Servicing Agreement and all remedies for breaches of those representations, covenants and other provisions, will no longer accrue to the benefit of the certificateholders of that series, in each case unless the Revolving Period with respect to the series recommences as we state in the related Series Supplement. Those representations, covenants and other provisions include:

    o the conditions to the exchange of the Seller's Certificate we describe under "-- The Seller's Certificate";

    o the conditions to the issuance of a new series we describe under "--New Issuances";

    o the representations we describe under "--Representations and Warranties" to the extent they relate to the receivables and the Collateral Security;

    o the limitations on additions and removals of Accounts we describe under "--Addition of Accounts" and "-- Removal of Accounts," respectively; and

    o the obligations of the servicer with respect to servicing the receivables we describe under "-- Collection and Other Servicing Procedures" and "-- Servicer Covenants."

    Also, if the Fully Reinvested Date occurs with respect to any series, the servicer will allocate to that series no interest collections, principal collections, Defaulted Receivables or Miscellaneous Payments, unless the series' Revolving Period begins again as we describe above. However, when the servicer has made the final distribution with respect to each series of certificates or the series' Fully Reinvested Date has occurred, the CARCO receivables trust trustee will convey and transfer to DCWR, all right, title and interest in the receivables.

                                Indemnification

    The Pooling and Servicing Agreement states that the servicer will indemnify the CARCO receivables trust and the CARCO receivables trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of any acts, omissions or alleged acts or omissions arising out of activities of the CARCO receivables trust, the CARCO receivables trust trustee or the servicer under the Pooling and Servicing Agreement. The servicer will not so indemnify the CARCO receivables trust or the CARCO receivables trust trustee, however, if the acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or willful misconduct by the CARCO receivables trust trustee. Also, the servicer will not indemnify the CARCO receivables trust, the CARCO receivables trust trustee or the certificateholders for any act taken by the CARCO receivables trust trustee at the request of the certificateholders or for any tax which the CARCO receivables trust or the certificateholders is required to pay.

    The Pooling and Servicing Agreement states that, except as we describe above and with other exceptions, neither the seller, the servicer nor any of their directors, officers, employees or agents will be under any liability to the CARCO receivables trust, the CARCO receivables trust trustee, the certificateholders or any other person for taking any action, or for refraining from taking any action, under the Pooling and Servicing Agreement. However, neither the seller, the servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any of those persons in the performance of their duties or by reason of reckless disregard of their obligations and duties under the Pooling and Servicing Agreement.

    Also, the Pooling and Servicing Agreement states that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Pooling and Servicing Agreement. The servicer may, in its sole discretion, undertake any legal action which it may deem necessary or desirable for the benefit of the certificateholders with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to that agreement and the interest of the certificateholders under that agreement.

                   Collection and Other Servicing Procedures

    Under the Pooling and Servicing Agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables. The servicer must do so in accordance with customary and usual procedures for servicing its own revolving credit line dealer wholesale loans, except where the failure to so act would not materially and adversely affect the rights of the CARCO receivables trust.

    DCS covenants that it may only change the terms relating to the Accounts if:

    o in the servicer's reasonable judgment, the change will not cause any Early Amortization Event or Reinvestment Event to occur with respect to any series; and

    o the servicer applies the change to the comparable segment of the portfolio of revolving credit line dealer wholesale loan accounts with similar characteristics owned or serviced by DCS and not only to the Accounts.

    When acting as a servicer, the servicer will, among other things:

    o   collect and record payments;

    o   communicate with dealers;

    o   investigate payment delinquencies;

    o   evaluate the increase of credit limits; and

    o   maintain internal records with respect to each Account.

    Managerial and custodial services performed by the servicer on behalf of the CARCO receivables trust include:

    o providing assistance in any inspections of the documents and records relating to the Accounts and receivables by the CARCO receivables trust trustee under the Pooling and Servicing Agreement;

    o maintaining the agreements, documents and files relating to the Accounts and receivables as custodian for the CARCO receivables trust; and

    o providing related data processing and reporting services for certificateholders and on behalf of the CARCO receivables trust trustee.

                              Servicer Covenants

    In the Pooling and Servicing Agreement the servicer covenants that:

    o it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and the Accounts, will maintain in effect all qualifications required in order to service the receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the certificateholders of any outstanding series;

    o it will not permit any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other government authority;

    o it will do nothing to impair the rights of the certificateholders in the receivables or the Accounts; and

    o it will not reschedule, revise or defer payments due on any receivable except in accordance with its guidelines for servicing revolving credit line dealer wholesale loans.

    Under the terms of the Pooling and Servicing Agreement, if the seller or the servicer discovers, or receives written notice, that any covenant of the servicer set forth above has not been complied with in all material respects and the noncompliance has not been cured within 30 days, or a longer period as the trustee may agree to, and has a materially adverse effect on the interests of all certificateholders in any receivable or Account, DCS, as servicer, will purchase the receivable or all receivables in the Account, as applicable. If DCS is the servicer, DCS will purchase the receivable or receivables on the Determination Date following the expiration of the 30-day cure period and the servicer will be obligated to deposit into the Collection Account an amount equal to the amount of the receivable or receivables plus accrued and unpaid interest on that amount. We shall deem the amount of the deposit a Transfer Deposit Amount. The purchase by the servicer constitutes the sole remedy available to the certificateholders if the covenant or warranty of the servicer is not satisfied and the trust's interest in any purchased receivables shall be automatically assigned to the servicer.


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


                Servicing Compensation and Payment of Expenses

    Unless we state otherwise in the related Series Supplement or prospectus supplement, the servicer's compensation with respect to the certificates of a series for its servicing activities and reimbursement for its expenses will be a monthly servicing fee (the "Servicing Fee"). The Servicing Fee is an amount payable in arrears on each payment date on or before the Series Termination Date of the series and the Fully Reinvested Date, if any, of the series, and after that date during the Revolving Period with respect to the series, if the Revolving Period begins again, equal to one-twelfth of the product of:

    o   the "Servicing Fee Rate" set forth in the Series Supplement;

    o the Pool Balance as of the last day of the second preceding Collection Period; and

    o the Series Allocation Percentage for the series for the immediately preceding Collection Period.

Unless we state otherwise in a related Series Supplement or prospectus supplement, the share of the Servicing Fee allocable to certificateholders of any series with respect to any payment date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of:

    o   the Servicing Fee Rate; and

    o the Invested Amount of the series (or, in the case of the collateral certificate, the sum of the nominal liquidation amounts of the outstanding series of notes) as of the last day of the second preceding Collection Period.

The seller shall pay the remainder of the Servicing Fee with respect to any series. The servicer shall be paid the Monthly Servicing Fee with respect to any series solely to the extent amounts are available for distribution of the Monthly Servicing Fee under the terms of the Pooling and Servicing Agreement.

    The servicer may waive its right to receive the Servicing Fee with respect to any series on any payment date, so long as it believes that enough interest collections will be available on a future payment date to pay the Monthly Servicing Fee relating to the waived Servicing Fee. If that happens, we shall deem the Servicing Fee and the Monthly Servicing Fee for the series and the payment date to be zero.

    The servicer will pay from its servicing compensation expenses it incurs when servicing the Accounts and the receivables including, without limitation, payment of fees and disbursements of the CARCO receivables trust trustee and independent accountants and all other fees and expenses which are not expressly stated in the Pooling and Servicing Agreement to be payable by the CARCO receivables trust or the certificateholders other than federal, state and local income and franchise taxes, if any, of the trust or the certificateholders.

                        Matters Regarding the Servicer

    The servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that those duties are no longer permissible under applicable law. No resignation will become effective until the CARCO receivables trust trustee or a successor to the servicer has assumed the servicer's responsibilities and obligations under the Pooling and Servicing Agreement (DCS or any successor servicer, the "servicer"). The servicer may delegate any of its duties as servicer to any of its affiliates, but any delegation will not relieve the servicer of its obligations under the Pooling and Servicing Agreement.

    Any person into which, in accordance with the Pooling and Servicing Agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Pooling and Servicing Agreement.

                                Service Default

    In the event of any Service Default, the CARCO receivables trust trustee, by written notice to the servicer, may terminate all of the rights and obligations of the servicer, as servicer, under the Pooling and Servicing Agreement and in and to the receivables and the proceeds of the receivables and appoint a new servicer (a "Service Transfer"). The rights and interest of the seller under the Pooling and Servicing Agreement in the Seller's Interest will not be affected by any Service Transfer. The CARCO receivables trust trustee shall as promptly as possible appoint a successor servicer and if no successor servicer has been appointed by the CARCO receivables trust trustee and has accepted the appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the Pooling and Servicing Agreement shall pass to and be vested in the CARCO receivables trust trustee. Before any Service Transfer, the CARCO receivables trust trustee will review any bids obtained from potential servicers meeting eligibility requirements set forth in the Pooling and Servicing Agreement to serve as successor servicer for servicing compensation not in excess of the Servicing Fee, plus excess amounts payable to the seller.

    A "Service Default" refers to any of the following events:

    o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the trustee to make any payment, transfer or deposit, on the date the Pooling and Servicing Agreement requires the servicer to do so, which is not cured within a five day grace period;

    o failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the Pooling and Servicing Agreement which failure has a materially adverse effect on the noteholders of any outstanding series and which continues unremedied for a period of 30 days after the date the CARCO receivables trust trustee shall have given written notice of the failure to the servicer;

    o the servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted under that agreement;

    o any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or in any certificate delivered under the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the certificateholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after the CARCO receivables trust trustee shall have given written notice of that fact to the servicer; or

    o events of bankruptcy, insolvency or receivership occur with respect to the servicer.

    However, a delay in or failure of performance referred to under the first clause for a period of ten business days or referred to under the second, third or fourth clauses for a period of 60 business days, shall not constitute a Service Default if the delay or failure was caused by an act of God or other similar occurrence. If any of those events occurs, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the servicer shall provide the CARCO receivables trust trustee, any Enhancement provider, the seller and the certificateholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations. The servicer shall immediately notify the CARCO receivables trust trustee in writing of any Service Default.


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


                                    Reports

    On each payment date, including each payment date that corresponds to an interest payment date or any Special Payment Date, the trustee will forward to each certificateholder of record of any series a statement (the "Distribution Date Statement") prepared by the servicer. The Distribution Date Statement will set forth information with respect to the trust and the certificates of the series, as we state in the related Series Supplement and describe in the related prospectus supplement.

    With respect to each interest payment date or Special Payment Date, the Distribution Date Statement with respect to any Series will include the following information with respect to the certificates of the series:

    o   the total amount distributed on the certificates of the series;

    o the amount of the distribution allocable to principal on the certificates of the series; and

    o the amount of the distribution allocable to interest on the certificates of the series.

    On or before January 31 of each calendar year, the CARCO receivables trust trustee will furnish, or cause to be furnished, to each person who at any time during the preceding calendar year was a certificateholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code for the preceding calendar year or the applicable portion of that year during which the person was a certificateholder, together with other customary information which the Internal Revenue Code requires issuers of indebtedness to provide and other customary information which certificateholders need to prepare their tax returns. See "Tax Matters."

                           Evidence as to Compliance

    The Pooling and Servicing Agreement states that on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants, who will also render other services to the servicer or the seller, to furnish a report regarding matters in connection with the servicing of DCS's portfolio of wholesale receivables.

    The Pooling and Servicing Agreement states that on or before March 31 of each calendar year, the servicer will deliver to the CARCO receivables trust trustee a statement, signed by an officer of the servicer. The statement will state that the servicer has fully performed, or caused to be fully performed, its obligations in all material respects under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the performance of any obligation, will state the nature and status of the default.

    You may obtain copies of all statements, certificates and reports furnished to the CARCO receivables trust trustee by delivering a written request to the CARCO receivables trust trustee.

                                  Amendments

    The seller, the servicer and the CARCO receivables trust trustee may amend the Pooling and Servicing Agreement and any Series Supplement, without certificateholder consent, so long as any amendment shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders.

    The seller, the servicer and the CARCO receivables trust trustee may amend the Pooling and Servicing Agreement and any Series Supplement with the consent of the holders of certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of all adversely affected series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of certificateholders. No amendment, however, may:

    o reduce in any manner the amount of or delay the timing of distributions the servicer is required to make to certificateholders or deposits of amounts to be so distributed without the consent of each affected certificateholder;

    o change the definition or the manner of calculating any Certificateholders' Interest without the consent of each affected certificateholder;

    o reduce the amount available under any Enhancement without the consent of each affected certificateholder;

    o adversely affect the rating of any series or class by each Rating Agency without the consent of the holders of certificates of the series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the certificates of the series or class; or

    o reduce that percentage of the unpaid principal amount of certificates the holders of which are required to consent to any amendment without the consent of each certificateholder.

Promptly following the execution of any amendment to the Pooling and Servicing Agreement, other than an amendment described in the preceding paragraph, the CARCO receivables trust trustee will notify each certificateholder in writing of the substance of the amendment.

    However, we will deem each holder of a certificate, by its acceptance of the certificate, to have consented to an amendment to the Pooling and Servicing Agreement that:

    o provides that funds in the Collection Account may be invested in any Eligible Investments;

    o provides that the seller need not make any deposit to the Collection Account in respect of the Repurchased Receivables Price of any Designated Receivables repurchased from the CARCO receivables trust;

    o otherwise changes the procedures for removing receivables from the CARCO receivables trust as described under "-- Removal of Accounts;"

    o provides that, subject to the limitations we describe in this prospectus, DCS need not deposit collections with respect to any Collection Period in the Collection Account until the related payment date; or

    o permits the designation of Automatic Additional Accounts as we describe in this prospectus.

    The Pooling and Servicing Agreement may not be amended in any manner which materially adversely affects the interests of any Enhancement provider without its prior consent.

                          List of Certificateholders

    Upon written request of any three or more certificateholders of record, the CARCO receivables trust trustee will give those certificateholders access during business hours to the current list of certificateholders of a series or all outstanding series, as applicable, for purposes of communicating with other certificateholders of the series or all outstanding series, as applicable, with respect to their rights under the Pooling and Servicing Agreement.

    The Pooling and Servicing Agreement will not provide for any annual or other meetings of certificateholders.


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


                      The CARCO Receivables Trust Trustee

    The Bank of New York, a New York banking corporation, will act as trustee under the Pooling and Servicing Agreement. The Bank of New York is also the indenture trustee. On August 23, 1996, The Bank of New York succeeded Manufacturers and Traders Trust Company, as trustee, under the Pooling and Servicing Agreement (prior to its restatement) and under an Agreement of Resignation, Appointment and Acceptance dated as of August 23, 1996 between DCWR, DCS, as successor to CFC Corp., Manufacturers and Traders Trust Company, as resigning trustee, and The Bank of New York, as successor trustee. The Corporate Trust Office of the Bank of New York is located at 101 Barclay Street, New York, New York 10286. The seller, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the CARCO receivables trust trustee and its affiliates. The CARCO receivables trust trustee may hold certificates in its own name with the same rights it would have if it were not the CARCO receivables trust trustee. In addition, for purposes of meeting the legal requirements of local jurisdictions, the CARCO receivables trust trustee shall have the power to appoint a co-trustee or separate trustees of all or a part of the CARCO receivables trust. In the event of those appointments, all rights, powers, duties and obligations shall be conferred or imposed upon the CARCO receivables trust trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the CARCO receivables trust trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the CARCO receivables trust trustee.

    The CARCO receivables trust trustee may resign at any time, in which event the seller must appoint a successor CARCO receivables trust trustee. The servicer may also remove the CARCO receivables trust trustee if the CARCO receivables trust trustee ceases to be eligible to continue as the CARCO receivables trust trustee under the Pooling and Servicing Agreement or if the CARCO receivables trust trustee becomes insolvent. If that happens, the servicer may appoint a successor CARCO receivables trust trustee. Any resignation or removal of the CARCO receivables trust trustee and appointment of a successor CARCO receivables trust trustee does not become effective until the acceptance of the appointment by the successor CARCO receivables trust trustee.

------------------------------------------------------------------------------
               Description of the Receivables Purchase Agreement
------------------------------------------------------------------------------

    The parties to the Receivables Purchase Agreement are DCS, as seller (together with its predecessors as appropriate, the "RPA seller"), and DCWR, as purchaser. DCS became the RPA seller as successor by merger. DCWR became the purchaser as assignee of USA, which was in turn an assignee of CARCO. In the following summary we describe terms of the Receivables Purchase Agreement. The summary, however, is qualified in its entirety by reference to the Receivables Purchase Agreement.

                        Sale or Transfer of Receivables

    Under the Receivables Purchase Agreement, the RPA seller sold or transferred to the seller all of its right, title and interest in and to all of the receivables and the Collateral Security as of the Initial Cut-Off Date and all of the receivables created after that date. In addition, the RPA seller has previously designated Additional Accounts, and has previously conveyed to the seller the Principal Receivables in the Additional Accounts, together with the related Collateral Security, as of the applicable Additional Cut-Off Date and all receivables, and related Collateral Security, created after that date. As we describe in this prospectus, under the Pooling and Servicing Agreement, the seller has transferred to the CARCO receivables trust all of its right, title and interest in and to the Receivables Purchase Agreement.

    In connection with the sale or transfer of the receivables to the seller, the RPA seller must indicate in its computer files that the receivables have been sold or transferred to the seller, and that the receivables have been transferred by the seller to the CARCO receivables trust. In addition, the RPA seller must provide to the seller a


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


computer file or microfiche or written list containing a true and complete list of all the receivables. The records and agreements relating to the Accounts and receivables have not and will not be segregated by the RPA seller from other documents and agreements relating to other accounts and receivables and are not and will not be stamped or marked to reflect the sale or transfer of the receivables to the seller. The computer records, however, of the RPA seller have been and will be marked to evidence the sale or transfer. The RPA seller has filed UCC financing statements with respect to the receivables meeting the requirements of Michigan state law. See "Risk Factors -- Risk factors relating to the collateral certificate and the CARCO receivables trust -- Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes" and "Legal Aspects of the Receivables -- Transfer of Receivables and Collateral Certificate."

                        Representations and Warranties

    The RPA seller has or will make representations and warranties to the seller that, among other things, as of the Initial Closing Date and each Series Issuance Date, it was duly formed and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

    The RPA seller has or will also make representations and warranties to the seller relating to the receivables to the effect, among other things, that:

    o as of the Initial Closing Date and each Series Issuance Date, each of the Accounts is an Eligible Account; and

    o as of the date any new receivable is created, the receivable is an Eligible Receivable.

    If any representation and warranty set forth in this paragraph is breached and the breach results in an Ineligible Receivable and the requirement that the seller accept retransfer of the Ineligible Receivable under the Pooling and Servicing Agreement, the RPA seller shall repurchase the Ineligible Receivable from the seller on the date of the retransfer. The purchase price for the Ineligible Receivable shall be the face amount of the Ineligible Receivable, of which at least the amount of any cash deposit required to be made by the seller under the Pooling and Servicing Agreement in respect of the retransfer of the Ineligible Receivable shall be paid in cash.

    The RPA seller has or will also make representations and warranties to the seller to the effect, among other things, that as of the Initial Closing Date and each Series Issuance Date:

    o the Receivables Purchase Agreement is a legal, valid and binding obligation of the RPA seller; and

    o the Receivables Purchase Agreement is a valid sale or transfer to the seller of all right, title and interest of the RPA seller in and to the receivables, whether then existing or created after that time in the Accounts, the Collateral Security and the proceeds of those items which is effective as to each receivable upon the creation of that receivable.

If any of the representations and warranties described in this paragraph are breached and the breach results in the obligation of the seller under the Pooling and Servicing Agreement to accept retransfer of the receivables, the RPA seller will repurchase the receivables retransferred to the seller for an amount of cash equal to the amount of cash the seller is required to deposit under the Pooling and Servicing Agreement in connection with the retransfer.

    The RPA seller has agreed to indemnify the seller and to hold the seller harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees, suffered or incurred by the seller if the foregoing representations and warranties are materially false.


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                                   Covenants

    In the Receivables Purchase Agreement, the RPA seller has covenanted that it will perform its obligations under the agreements relating to the receivables and the Accounts in conformity with its current policies and procedures relating to the receivables and the Accounts.

    The RPA seller has covenanted further that, except for the sale and conveyances under the Receivables Purchase Agreement and the interests created under the Pooling and Servicing Agreement, the RPA seller will not sell, pledge, assign or transfer any interest in the receivables to any other person. The RPA seller also has covenanted to defend and indemnify the seller for any loss, liability or expense incurred by the seller in connection with a breach by the RPA seller of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

    In addition, the RPA seller has expressly acknowledged and consented to the seller's assignment of its rights relating to the receivables under the Receivables Purchase Agreement to the CARCO receivables trust trustee.

                                  Termination

    The Receivables Purchase Agreement will terminate immediately after the CARCO receivables trust terminates. Also, if under provisions of federal law the RPA seller becomes party to any bankruptcy or similar proceeding, other than as a claimant, and if the proceeding is not voluntary and is not dismissed within 60 days of its institution, the RPA seller will immediately cease to sell or transfer receivables to the seller and will promptly give notice of that event to the seller and to the CARCO receivables trust trustee.

------------------------------------------------------------------------------
                       Legal Aspects of the Receivables
------------------------------------------------------------------------------

            Transfer of Receivables and the Collateral Certificate

    On the Initial Closing Date, the RPA seller sold and assigned the receivables to the seller, and the seller immediately transferred the receivables to the CARCO receivables trust. The seller has represented and warranted and will represent and warranty on the Series Issuance Date with respect to each Series that:

    o the transfer to the CARCO receivables trust constituted a valid transfer to the CARCO receivables trust of all right, title and interest of the seller in and to the receivables; and

    o under the UCC, as in effect in Michigan, there exists a valid, subsisting and enforceable first-priority perfected ownership interest in the receivables, in existence at the time of the formation of the CARCO receivables trust or at the date of addition of any Additional Accounts, in favor of the CARCO receivables trust and a valid, subsisting and enforceable first-priority perfected ownership interest in the receivables created after that time in favor of the CARCO receivables trust on and after their creation.

However, the transfer of receivables by the seller to the CARCO receivables trust could be deemed to create a security interest under the UCC. For a discussion of the CARCO receivables trust's rights arising from these representations and warranties not being satisfied, see "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Representations and Warranties."

    Each of the RPA seller and the seller has represented that the receivables are "chattel paper" for purposes of the UCC as in effect in Michigan. If the receivables are deemed to be chattel paper and the transfer of the receivables by either the RPA seller to the seller or by the seller to the CARCO receivables trust is deemed either to be a sale or to create a security interest, the UCC as in effect in Michigan applies. In that case, the transferee must either take


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


possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interest in the chattel paper. Both the seller and the CARCO receivables trust trustee have filed financing statements covering the receivables under the UCC as in effect in Michigan and Delaware, respectively, to perfect their respective interests in the receivables and continuation statements will be filed as required to continue the perfection of those interests. The receivables have not and will not be stamped to indicate the interest of the seller or the CARCO receivables trust trustee.

    There are circumstances under the UCC and applicable federal law in which prior or subsequent transferees of receivables could have an interest in the receivables with priority over the CARCO receivables trust's interest. A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables, i.e., the chattel paper, in the ordinary course of the purchaser's business may, under some circumstances, have priority over the interest of the CARCO receivables trust in the receivables. A tax or other government lien on property of the RPA seller or the seller arising prior to the time a receivable is conveyed to the CARCO receivables trust may also have priority over the interest of the CARCO receivables trust in the receivable. Under the Receivables Purchase Agreement, the RPA seller will warrant to the seller, and under the Pooling and Servicing Agreement the seller has warranted to the CARCO receivables trust, that the receivables have been transferred free and clear of the lien of any third party. Each of the RPA seller and the seller has also covenanted that it will not sell, pledge, assign, transfer or grant any lien on any receivable or, except as we describe under "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- The Seller's Certificate," the Seller's Certificate, or any interest in the Seller's Certificate, other than to the CARCO receivables trust. Also, while DCS is the servicer, cash collections on the receivables may, in some cases, be commingled with the funds of DCS prior to each payment date and, in the event of the bankruptcy of DCS, the CARCO receivables trust may not have a perfected interest in those collections.

    The seller has represented and warranted that its transfer of the collateral certificate to the issuer is perfected and free and clear of the lien on interest of any other entity. If this is not correct, the issuer's and the indenture trustee's interest in the collateral certificate could be impaired. For example, a prior or subsequent transferee of the collateral certificate could have an interest in the collateral certificate superior to the interest of the issuer and the indenture trustee. Also, a tax, governmental or other nonconsensual lien that attaches to the property of the seller could have priority over the interest of the issuer and the indenture trustee in the collateral certificate. The seller will not make any representation as to whether its transfer of the collateral certificate is a sale or a transfer for security.

                        Matters Relating to Bankruptcy

    The RPA seller has warranted to the seller in the Receivables Purchase Agreement that the sale of the receivables by it to the seller is a valid sale of the receivables to the seller. Also, the RPA seller and the seller have agreed to treat the transactions described in this prospectus as a sale of the receivables to the seller, and the RPA seller has or will take all actions that are required under Michigan law to perfect the seller's ownership interest in the receivables. However, the RPA seller could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could take the position that the sale of receivables from the debtor to the seller should be recharacterized as a pledge of the receivables to secure a borrowing by the debtor. In that event, payments of collections of receivables to the seller could be delayed, or, if the court should rule in favor of any trustee, debtor in possession or creditor, reduced in amount. See "Risk Factors -- Risk factors relating to the collateral certificate and the CARCO receivables trust -- Various legal aspects may cause delays in your receiving payments or may result in reduced payments or losses on your notes."

    In addition, the RPA seller could become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the debtor or the debtor itself could request a court to order that the RPA seller should be substantively consolidated with the seller. In that event, payments on the certificates could be delayed, or, if a bankruptcy court should rule in favor of any creditor, trustee-in-bankruptcy or the debtor, reduced in amount.

    The seller has warranted to the CARCO receivables trust that the transfer of the receivables to the CARCO receivables trust is a sale of the receivables to the CARCO receivables trust. The seller has or will take all actions that are required under Michigan and Delaware law to perfect the CARCO receivables trust's ownership interest in the receivables and the seller has warranted to the CARCO receivables trust that the CARCO receivables trust will at all times have a first priority perfected ownership interest in the receivables and, with exceptions, in proceeds of the receivables. Nevertheless, a tax or government lien on property of DCS or the seller arising prior to the time a receivable is conveyed to the CARCO receivables trust may have priority over the interest of the CARCO receivables trust in the receivable. DCWR's limited liability agreement provides that it shall not file a voluntary application for relief under Title 11 of the United States Code (the "Bankruptcy Code") without the affirmative vote of the two independent directors of one of its members. Under the Pooling and Servicing Agreement, the CARCO receivables trust trustee, all certificateholders and any Enhancement provider will covenant that they will not at any time institute against the seller any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. In addition, other steps will be taken to avoid the seller's becoming a debtor in a bankruptcy case. However, the seller could become a debtor in a bankruptcy case, and a bankruptcy trustee for the seller or the seller as debtor in possession or a creditor of the seller could take the position that the transfer of the receivables from the seller to the CARCO receivables trust should be recharacterized as a pledge of the receivables or that the transfer of the collateral certificate to the issuer should be recharacterized as a pledge of the collateral certificate. In that event, payments on the collateral certificate could be delayed or, should the court rule in favor of any trustee, debtor in possession or creditor, reduced in amount.

    The seller does not intend to file, and DCS has agreed that it will not cause the seller to file, a voluntary application for relief under the Bankruptcy Code or any similar applicable state law with respect to the seller so long as the seller is solvent and does not foresee becoming insolvent.

    If the RPA seller or the seller were to become a debtor in a bankruptcy case, a Reinvestment Event or an Early Amortization Event would occur with respect to the certificates of each series. In that event, under the Receivables Purchase Agreement, new receivables would no longer be transferred to the seller and, under the Pooling and Servicing Agreement, only collections on receivables already sold to the seller and transferred to the CARCO receivables trust would be available to be applied to pay interest and principal owed on the certificates. If that happens, the servicer must allocate all collections on Principal Receivables to the oldest principal balance first. If the bankruptcy court were to alter the allocation method, the rate of payment on the certificates (including the collateral certificate) might be adversely affected. In addition, distributions in respect of principal on each certificate would not be subject to any applicable Controlled Distribution Amount.

    The occurrence of events of bankruptcy, insolvency or receivership with respect to the servicer will result in a Service Default. A Service Default, in turn, may result in a Reinvestment Event or an Early Amortization Event with respect to a series. If no other Service Default other than the commencement of the bankruptcy or similar event exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the CARCO receivables trust trustee or the certificateholders from appointing a successor servicer.

    Payments made in respect of repurchases of receivables by DCS or the seller under the Pooling and Servicing Agreement may be recoverable by DCS or the seller, as debtor in possession, or by a creditor or a trustee-in-bankruptcy of DCS or the seller as a preferential transfer from DCS or the seller if the payments are made within one year prior to the filing of a bankruptcy case in respect of DCS.


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


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                                  Tax Matters
------------------------------------------------------------------------------

                        Federal Income Tax Consequences

General

    The following summary describes the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the notes issued by the issuer. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, and current administrative rulings, judicial decisions and other applicable authorities. There are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes and no ruling from the IRS has been or will be sought on any of the issues discussed below. As a result, we cannot assure you that the IRS will not challenge the conclusions reached in this discussion. Furthermore, legislative, judicial or administrative changes may occur, possibly with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders.

    This discussion does not address all aspects of federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances or, except for specific limited discussions of particular topics, that are relevant to noteholders subject to special treatment under the federal income tax laws, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, real estate investment trusts, regulated investment companies, dealers in securities or currencies, holders that hold the notes as part of a hedge, straddle, "synthetic security" or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the U.S. dollar. Further, this summary does not include any description of any alternative minimum tax consequences, United States federal estate or gift tax laws or the tax laws of any state, local or foreign government that may be applicable to the notes. Unless otherwise specified, this information is directed only to prospective purchasers who:

    o   purchase notes in the initial distribution of the notes;

    o   are U.S. noteholders (as defined below); and

    o hold the notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code.

    As used in this discussion, the term "U.S. noteholder" means a beneficial owner of a note that is for United States federal income tax purposes:

    o   a citizen or resident of the United States;

    o a corporation or partnership (including a person treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

    o an estate whose income is subject to United States federal income tax regardless of its source; or

    o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, a trust in existence on August 20, 1996 and treated as a United States person under the Internal Revenue Code and the applicable Treasury regulations thereunder before such date, that elects to continue to be treated as a United States person under the Internal Revenue Code or applicable Treasury regulations thereunder also will be a U.S. noteholder. As used in this discussion, the term "non-U.S. noteholder" means a beneficial owner of a note that is not a U.S. noteholder. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of the notes that is a partnership and partners in such partnership should consult their tax advisors about the United States federal income tax consequences of holding and disposing of the notes.

    Prospective investors should consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Issuer

    Sidley Austin Brown & Wood LLP, special U.S. federal tax counsel to the seller, the CARCO receivables trust and the issuer ("Tax Counsel"), is of the opinion that, assuming that the terms of the trust agreement, the Pooling and Servicing Agreement and related documents are complied with, neither the issuer nor the CARCO receivables trust will be an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

    The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income, franchise and single business tax purposes. Assuming such characterization of the notes is correct, the United States federal income tax consequences to noteholders described below under "-- Tax Characterization and Treatment of Notes -- Characterization as Debt" will apply to the noteholders.

    If, contrary to the opinion of Tax Counsel, the IRS were to successfully assert that one or more classes of notes did not represent debt for federal income tax purposes, such class or classes of notes may be treated as equity interests in the issuer. If so treated, the issuer may be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences (for instance, the issuer may not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). Alternatively, and in the opinion of Tax Counsel, the more likely view is that the issuer may be treated as a publicly traded partnership that is not be taxable as a corporation because it falls within an applicable safe harbor. Nonetheless, treatment of notes as equity interests in such a partnership may have adverse tax consequences to certain holders of such notes. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income," income to non-U.S. noteholders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

    Because the seller will, for federal income tax purposes, treat all notes as indebtedness issued by the issuer characterized as either a partnership or a division of whichever person owns all of its transferor interest, the beneficial owner of the transferor interest will not comply with the tax reporting requirements that would apply under any alternative characterization of the trust or the notes.

Tax Characterization and Treatment of the Notes

Characterization as Debt

    For each series of notes, except for any series which is specifically identified as receiving different tax treatment in the related prospectus supplement, Tax Counsel will deliver its opinion to the effect that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, single business and franchise tax purposes. See "-- Tax Characterization of the Issuer" above in this prospectus for a discussion of certain potential federal income tax consequences to noteholders if the IRS were to successfully challenge the characterization of the notes for federal income tax purposes.

Treatment of Stated Interest

    Based on Tax Counsel's opinion that the notes will be treated as debt for federal income tax purposes, and assuming the notes are not issued with original issue discount ("OID"), unless otherwise provided in the applicable prospectus supplement, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder's method of tax accounting. Interest received on a note may constitute "investment income" for purposes of some provisions in the Internal Revenue Code limiting the deductibility of investment interest expense.

Original Issue Discount

    Except to the extent indicated in the related prospectus supplement, no series of notes will be issued with OID in excess of the statutorily defined de minimis amount. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price." A note's "stated redemption price at maturity" is the total of all payments required to be made under the note through maturity except for payments of "qualified stated interest." Generally, interest is qualified stated interest if it is unconditionally payable in cash or property other than debt instruments of the issuer at fixed intervals of one year or less during the entire term of the instrument at specified rates. The "issue price" of a note is the initial price at which a substantial amount of the notes are sold, excluding sales to bond houses, brokers or similar persons acting as underwriters, placement agents or wholesalers.

    Although it is not anticipated, except to the extent indicated in the related prospectus supplement, that any series of notes will be issued at a greater than de minimis discount, a series of notes may nonetheless be deemed to have been issued with greater than de minimis OID. First, interest payments on a series of notes may not be deemed "qualified stated interest" under applicable Treasury regulations if (i) reasonable legal remedies do not exist to compel timely payment or (ii) the notes do not otherwise provide terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a remote contingency. If a series of notes does not pay qualified stated interest, all of the taxable income thereon would be includible in income as OID. Second, the IRS could take the position (under regulations that have not yet been issued pursuant to Section 1272(a)(6) of the Internal Revenue Code) that a series of notes has OID.

    If a note were treated as being issued with greater than de minimis OID, a noteholder would be required to include such OID in its income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income (to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions) or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. In this situation, a cash method noteholder would have to rely on other income sources to pay the taxes on its OID income. Even if a note has OID falling within the de minimis exception, the noteholder must include such de minimis OID in income proportionately as principal payments are made on such note.

    U.S. noteholders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions.

Short Term Notes

    A holder of a note that has a fixed maturity date not more than one year from the issue date of such note (a "Short-Term Note") will generally not be required to include OID income on the note as it accrues. However, the foregoing rule may not apply if such holder holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

    o   an accrual method taxpayer;

    o   a bank;

    o   a broker or dealer that holds the note as inventory;

    o   a regulated investment company or common trust fund; or

    o the beneficial owner of specified pass-through entities specified in the Internal Revenue Code.

    A holder of a Short-Term-Note that is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income upon a sale or exchange of the note or at maturity, or if the Short-Term Note is payable in installments, as principal is paid thereon. A holder would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Short-Term Note to the extent it exceeds the sum of any interest income and OID accrued on such note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method, using the holder's yield to maturity and daily compounding.

Market Discount and Premium

    A holder who purchases a note after its initial distribution at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount which has not been previously included in income. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. noteholder elects to accrue market discount on the basis of semiannual compounding. A U.S. noteholder may elect to include market discount in income currently as it accrues (on either a ratable or semiannual compounding basis), in which case the rules described above regarding the treatment as ordinary income or gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. noteholder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

    If a U.S. noteholder purchases a note for an amount that is greater than the sum of all amounts payable on the notes after the purchase date other than payments of qualified stated interest, such U.S. noteholder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S.

noteholder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. noteholder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Disposition of Notes

    If a noteholder sells a note, the holder generally will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder's cost for the note, increased by any OID and market discount previously included by such noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments other than qualified stated interest previously received by such noteholder with respect to such note. Any gain or loss on sale will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Notes Subject to Contingencies

    The United States federal income tax consequences to an owner or seller of notes that provide for one or more contingent payments will vary depending on the exact terms of the notes and related factors. Such notes may be subject to rules that differ from the general rules discussed above. The United States federal income tax consequences to a holder of notes that provide for contingent payments will be summarized in the related prospectus supplement.

Foreign Currency Notes

    Special tax considerations relating to notes denominated in one or more foreign currencies will be set forth in the applicable prospectus supplement relating thereto.

Information Reporting and Backup Withholding

      The indenture trustee will be required to report annually to the IRS and to withhold on payments of interest made to the noteholder at the applicable rate, except as to payments made to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status). In addition, upon the sale of a note to (or through) a broker, the broker must report the sale and withhold on the entire purchase price at the applicable rate, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a Non-U.S. noteholder (and certain other conditions are met). Each holder will be required to provide to the indenture trustee, a certificate, signed under penalties of perjury, containing the beneficial owner's name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Certification of the noteholder's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Non-U.S. noteholders characterized as partnerships or trusts for U.S. federal income tax purposes may be subject to additional reporting requirements and should consult their tax advisers. Should a noteholder who is not otherwise exempt from backup withholding fail to provide the required certification, the indenture trustee will be required to withhold on payments of interest made to the noteholder at the applicable rate and pay the withheld amount to the IRS. Backup withholding does not constitute a tax and may be credited against the noteholder's federal income tax liability.

Tax Consequences to Non-U.S. Noteholders

    Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuer to a holder of a note will be considered "portfolio interest." If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless such rate is reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. A non-U.S. noteholder that is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf generally will be exempt from United States federal income taxes and withholding on payments of principal, premium, interest or original issue discount on a note, unless such non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the issuer, a controlled foreign corporation related to the issuer or seller or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that:

    o is signed under penalties of perjury by the beneficial owner of the note;

    o   certifies that such owner is not a U.S. noteholder; and

    o   provides the beneficial owner's name and address.

    A "Withholding Agent" is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. holder (which itself is not a Withholding Agent). Generally, an IRS Form W-8BEN is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new IRS Form W-8BEN.

    A non-U.S. noteholder that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

    A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business will generally be taxed as if the holder were a U.S. person, provided that the holder files an IRS Form W-8ECI.

    Certain securities clearing organizations and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent instead of the beneficial owner. However, in such case, the signed statement may require a copy of the beneficial owner's IRS Form W-8BEN (or a substitute form).

    Any gain realized on the sale, redemption, retirement or, other taxable disposition of a note by a non-U. S. noteholder will be exempt from United States federal income and withholding tax so long as:

    o the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder; and

    o in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, such holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "dividend equivalent amount" within the meaning of the Internal Revenue Code for the year, subject to adjustment, unless it qualifies for a lower rate under an applicable tax treaty.

                       State and Local Tax Consequences

    In addition to the federal income tax considerations described above, potential investors should consider the state and local income tax consequences of acquiring, owning and disposing of the notes. The activities of servicing and collecting the receivables will be undertaken by the servicer, which is a Michigan limited liability company. Because of the variation in each state's tax laws based in whole or in part upon income, state and local income tax law may differ substantially from the corresponding federal law, and it is thus impossible to predict tax consequences to the noteholders in all of the state taxing jurisdictions in which they are already subject to tax. Accordingly, this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the notes.

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                             ERISA Considerations
------------------------------------------------------------------------------

                                    General

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code, as amended (the "Code"), prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh Plans) that is subject to Title I of ERISA or to Section 4975 of the Code from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Certain governmental plans, although not subject to ERISA or the Code, are subject to federal, state or local laws ("Similar Law") that impose similar requirements. Such plans subject to ERISA,
Section 4975, or Similar Law are referred to herein as "Plans." The acquisition or holding of securities by or on behalf of or with plan assets of a Plan could give rise to a prohibited transaction if the issuer, the underwriters, the seller or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to the Plan. A violation of these

"prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code or under Similar Law for such persons.

    Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the notes -- for example:

    o Prohibited Transaction Class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

    o PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

    o PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

    o PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

    o PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager."

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the notes, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the issuer if, as described below, the assets of the issuer were considered to include Plan assets.

    ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Plan's investments be made in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan. Plan fiduciaries must determine whether the acquisition and holding of notes and the operations of the issuer would result in prohibited transactions if Plans that purchase the notes were deemed to own an interest in the underlying assets of the issuer under the rules discussed below. There may also be an improper delegation of the responsibility to manage Plan assets if Plans that purchase the notes are deemed to own an interest in the underlying assets of the issuer.

    Pursuant to Department of Labor Regulation Section 2510.3-101 (the "Plan Assets Regulation"), in general when a Plan acquires an equity interest in an entity such as the issuer and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant." In general, an "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

    Unless we specify otherwise in the related prospectus supplement, the notes may be purchased by a Plan. A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. However, the notes may not be purchased with the assets of a Plan if the seller, an underwriter, the indenture trustee of the issuer, the owner trustee or any of their affiliates:

    o has investment or administrative discretion with respect to such Plan assets;

    o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that such advice

        -- will serve as a primary basis for investment decisions with respect to such Plan assets and

        --  will be based on the particular investment needs for such Plan; or

    o   is an employer maintaining or contributing to such Plan.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules in Section 503 of the Code.

    A fiduciary of a Plan considering the purchase of notes of a series should consult its tax and/or legal advisors regarding whether the assets of the issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

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                                    Experts
------------------------------------------------------------------------------

    The statements of assets, liabilities and equity arising from cash transactions of CARCO Auto Loan Master Trust as of December 31, 2002 and 2001 and the related statements of cash receipts and disbursements for each of the years in the three-year period ended December 31, 2002, and the statement of assets, liabilities and equity arising from cash transactions of the Issuer as of December 31, 2002 and the related statement of cash receipts and disbursements for the period from June 1, 2002 (inception) through December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report by KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports contain explanatory language stating that the financial statements were prepared on the basis of cash receipts and disbursements, which is a comprehensive basis of accounting other than accounting principles generally accepted in the United States of America.

------------------------------------------------------------------------------
                             Plan of Distribution
------------------------------------------------------------------------------

    The seller may sell notes offered by this prospectus in any of three ways:

    o   through underwriters or dealers;

    o   directly to one or more purchasers; or

    o   through agents.

    We will set forth in the related prospectus supplement the terms of the offering of any series, including, without limitation:

    o   the names of any underwriters;

    o the purchase price of the notes and the proceeds to the seller from the sale;

    o any underwriting discounts and other items constituting underwriter's compensation;

    o   any initial public offering price; and

    o   any discounts or concessions allowed or reallowed or paid to dealers.

    If the seller uses underwriters in a sale of any notes of a series, the notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for the notes. The notes may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless we specify otherwise in the related prospectus supplement, the obligations of the underwriters to purchase the notes will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the notes if any of the notes are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Notes of a series may also be offered and sold, if we so state in the related prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, by one or more firms ("remarketing firms") acting as principals for their own accounts or as agents for the seller. We will identify in the related prospectus supplement any remarketing firm and describe the terms of its agreement, if any, with the seller and its compensation. Remarketing firms may be deemed to be underwriters in connection with the notes they remarket.

    Notes may also be sold directly by the seller or through agents designated by the seller from time to time. We will name any agent involved in the offer or sale of notes, and we will set forth any commissions payable by the seller to the agent, in the related prospectus supplement. Unless we indicate otherwise in the related prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

    Each underwriting agreement and placement agreement will provide that DCWR and DCS will indemnify the underwriters and agents, respectively, against civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters and agents, as applicable, may be required to make in respect of those civil liabilities.

    The issuer may, from time to time, invest the funds in its accounts in Eligible Investments acquired from the underwriters, agents or the seller.

    We will set forth the place and time of delivery for a series of notes in the prospectus supplement.

    Until the distribution of the notes of a series is completed, rules of the Commission may limit the ability of the underwriters and selling group members to bid for and purchase those notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of those notes. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. Purchases of a note for the purpose of stabilization could cause the price of the note to be higher than it might be in the absence of the purchases.

    In connection with the offering of a series, the underwriters may make short sales of the notes of that series and may purchase those notes on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. The underwriters are more likely to create a short position if they are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Similar to other purchase transactions, the underwriters' purchases to cover the short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

    Neither DCS, DCWR nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes of any series. In addition, neither DCS, DCWR nor any of the underwriters makes any representation that the underwriters will engage in the transactions or that the transactions, once commenced, will not be discontinued without notice.

    If any notes of a series are offered in the United Kingdom, each underwriter and placement agent will represent and agree that:

    o it has not offered or sold, and will not offer or sell, any of those notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995 (the "U.K. Regulations");

    o it has complied and will comply with all applicable provisions of the U.K. Regulations and of the Financial Services and Markets Act 2000 (the "FSMA") with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom; and

    o it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any series of notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer.

    If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter. Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

------------------------------------------------------------------------------
                                 Legal Matters
------------------------------------------------------------------------------

    Certain legal matters relating to the notes will be passed upon for DCWR by Sidley Austin Brown & Wood LLP, New York, New York, and for any underwriters, agents or dealers by the counsel we name in the applicable prospectus supplement, which may be Sidley Austin Brown & Wood LLP. Federal income tax and ERISA matters will be passed upon for DCWR and the issuer by the counsel we name in the applicable prospectus supplement, which may also be Sidley Austin Brown & Wood LLP. Sidley Austin Brown & Wood LLP from time to time represents DCS and its affiliates on other matters.

Glossary of Principal Terms for Prospectus

"Accounts" means the revolving financing arrangements with dealers franchised by DaimlerChrysler and/or other automobile manufacturers in which the receivables arise.

"Accumulation Period" means, for any applicable series of non-collateral certificates, the period beginning at the close of business on the date specified in or determined in the manner specified in the related Series Supplement and ending on the earliest of:

    o   the beginning of a Reinvestment Period with respect to the series;

    o the beginning of an Early Amortization Period with respect to the series; and

    o payment in full of the outstanding principal amount of the non-collateral certificates of the series.

The collateral certificate will not have an Accumulation Period.

"Addition Date" means, in the case of an Additional Account, the date on which the receivables in the Additional Account are first transferred to the CARCO receivables trust.

"Additional Accounts" means the additional accounts which the seller has the right, subject to conditions, to designate from time to time to be included as Accounts.

"Additional Cut-Off Date" means, with respect to any Additional Accounts, the date those Additional Accounts are identified and selected.

"Adjusted Invested Amount" means, for any series of investor certificates (other than the collateral certificate) for any date, an amount equal to the sum of:

    o the Initial Invested Amount of the series, minus unreimbursed charge-offs for the series; and

    o the Available Subordinated Amount with respect to the series, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date during the Collection Period in which that date occurs.

The Adjusted Invested Amount for the collateral certificate is the sum of the series nominal liquidation amounts for all outstanding series of notes.

"Adjustment Payment" means, to the extent that a reduction in the Seller's Interest would reduce the Seller's Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date, a cash amount equal to the deficiency which will be deposited by the seller into the Collection Account in immediately available funds on the day on which the servicer makes the adjustment.

"Auction Vehicles" means, collectively, the vehicles purchased by a dealer at a closed auction conducted by DaimlerChrysler.

"Automatic Additional Accounts" means the Additional Accounts which the seller may designate from time to time, at its discretion, subject only to some limitations.

"Automatic Removal Date" means the date upon which the Automatic Removed Accounts are to be removed.

"Automatic Removed Accounts" means the Accounts, designated by the seller, with respect to which the seller shall have the right to require the reassignment to it of all the CARCO receivables trust's right, title and interest in, to and under the receivables then existing and created after that time, all monies due or to become due and all amounts received with respect to those receivables and all proceeds of those receivables in or with respect to the Accounts, upon satisfaction of the following conditions:

        o on or before the fifth business day immediately preceding the date upon which the Accounts are to be removed, the seller shall have given the CARCO receivables trust trustee, each Enhancement provider and the Rating Agencies a Removal Notice specifying the Automatic Removal Date of the Automatic Removed Accounts;

        o on or prior to the date that is five business days after the Automatic Removal Date, the seller shall have delivered to the CARCO receivables trust trustee a computer file or microfiche or written list containing a true and complete list of the Automatic Removed Accounts stating for each Account, as of the removal notice date, its account number and the aggregate amount of receivables outstanding in the Account;

        o the seller shall have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered to the CARCO receivables trust trustee, as of the Automatic Removal Date, is true and complete in all material respects and that the selection procedures for selecting the Automatic Removed Accounts were applied so as to randomly select the Automatic Removed Accounts from the entire population of Accounts;

        o the CARCO receivables trust trustee shall have received confirmation from each Rating Agency that the removal will not cause the Ratings Agency's rating of any outstanding series or class of investor certificates to be reduced or withdrawn;

        o the seller shall have delivered to the CARCO receivables trust trustee, each Rating Agency and any Enhancement providers an officers' certificate, dated the Automatic Removal Date, to the effect that the seller reasonably believes the removal will not cause an Early Amortization Event or Reinvestment Event to occur with respect to any series of investor certificates; and

        o the seller shall have delivered to the CARCO receivables trust trustee, each Rating Agency and any Enhancement providers a Tax Opinion, dated the Automatic Removal Date, with respect to the removal.

"Available Subordinated Amount" means, with respect to a series of non-collateral certificates, the amount of the subordination for that series of non-collateral certificates.

"Bankruptcy Code" means Title 11 of the United States Code.

"Benefit Plans" means, collectively, employee benefit plans subject to ERISA or the Code or individual retirement accounts.

"CARCO" means Chrysler Auto Receivables Company.

"CARCO receivables trust" means CARCO Auto Loan Master Trust.

"CCC" means Chrysler Credit Corporation.

"Certificateholders' Interest" means, for any series of investor certificates (including the collateral certificate), the undivided beneficial interests in certain assets of the CARCO receivables trust allocated to the Interest of the Certificateholders of the series.

"certificates" or "investor certificates" means the Auto Loan Asset Backed Certificates issued by the CARCO receivables trust, including the collateral certificate.

"CFC Corp." means Chrysler Financial Corporation.

"CFC LLC" means Chrysler Financial Company L.L.C.

"Clearstream" means Clearstream Banking, societe anonyme.

"Code" means the Internal Revenue Code of 1986, as amended.

"collateral certificate" means the investor certificate issued by the CARCO receivables trust and registered in the name of the indenture trustee for the benefit of the noteholders.

"Collateral Security" means, in respect of the receivables, a security interest in vehicles and parts inventory, equipment, fixtures, service accounts and, in some cases, realty and a personal guarantee.

"Collection Account" means an Eligible Deposit Account which the servicer has established and will maintain for the benefit of the certificateholders in the name of the CARCO receivables trust trustee, on behalf of the CARCO receivables trust.

"Collection Period" means, for any payment date, the calendar month preceding the month in which that payment date occurs.

"Commission" or "SEC" means the Securities and Exchange Commission.

"Controlled Amortization Period" means, for any applicable series of non-collateral certificates, a controlled amortization period which will begin at the close of business on the date stated in or determined in the manner stated in the related Series Supplement and will end on the earliest of:

    o   the beginning of a Reinvestment Period with respect to the series;

    o the beginning of an Early Amortization Period with respect to the series; and

    o payment in full of the outstanding principal amount of the non-collateral certificates of the series.

The collateral certificate will not have a Controlled Amortization Period.

"Controlled Deposit Amount" means, for any series of non-collateral certificates, an amount stated in the related Series Supplement plus, in the case of some payment dates, any amounts in the Excess Funding Account allocable to the series.

"DaimlerChrysler" means DaimlerChrysler Corporation, the successor to Chrysler Corporation.

"DCS" means DaimlerChrysler Services North America LLC.

"DCWR" means DaimlerChrysler Wholesale Receivables LLC.

"Dealer Overconcentrations" means, on any payment date, with respect to any Dealer or group of affiliated Dealers, the excess of:

    o the aggregate principal amount of receivables due from the Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding that payment date over

    o 2% (or with respect to certain dealers, 4%) of the Pool Balance on the last day of the immediately preceding Collection Period.

"Dealer Trouble" means a status under which a dealer will be classified by DCS under some circumstances which include:

    o   failure to remit any principal or interest payment when due;

    o   any notifications of liens, levies or attachments; and

    o   a general deterioration of its financial condition.

"dealers" or "Dealers" means domestic automobile dealers franchised by DaimlerChrysler and/or other automobile manufacturers.

"Dealer Trouble status" is described under "The Dealer Floorplan Financing Business -- `Dealer Trouble' Status and DCS's Write-off Policy."

"Defaulted Amount" means for any Collection Period will be an amount, which shall not be less than zero, equal to (a) the principal amount of receivables that became Defaulted Receivables during the preceding Collection Period minus
(b) the sum of (i) the full amount of any Defaulted Receivables subject to reassignment to the seller or purchase by the servicer for the Collection Period unless events of bankruptcy, insolvency or receivership have occurred with respect to either of the seller or the servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables and (ii) the excess, if any, for the immediately preceding Determination Date of the amount determined pursuant to this clause (b) for that Determination Date over the amount determined pursuant to clause (a) for that Determination Date.

"Defaulted Receivables" means on any Determination Date:

    o all receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period; and

    o all receivables which were Eligible Receivables when transferred to the CARCO receivables trust, which arose in an Account which became an Ineligible Account after the date of transfer of the receivables to the CARCO receivables trust and which were not Eligible Receivables for any six consecutive Determination Dates after that date.

"Definitive Notes" means the notes of a series or class issued in fully registered, certificated form to noteholders or their nominees.

"Depository" means DTC, together with any successor depository selected by the seller.

"Designated Accounts" means the Accounts to be removed from the CARCO receivables trust.

"Designated Balance" means the aggregate principal balance of receivables in respect of each of the Designated Accounts.

"Designated Receivables" means, at any time, the then existing receivables in the Designated Accounts.

"Determination Date" means each second business day preceding a payment date.

"Distribution Date Statement" means a statement prepared by the servicer and forwarded by the CARCO receivables trust trustee to each investor certificateholder of record of any series on each payment date, including each payment date that corresponds to an interest payment date or any Special Payment Date, that sets forth information with respect to the CARCO receivables trust and the investor certificates of the series, as stated in the related Series Supplement.

"DOL" means the Department of Labor.

"DTC" means The Depository Trust Company.

"Early Amortization Event" means, for any series of investor certificates (including the collateral certificate), any of the events so defined in the related Series Supplement, as well as each of the following events:

    o the occurrence of events of bankruptcy, insolvency or receivership relating to the CARCO receivables trust or the seller; and

    o the CARCO receivables trust or DCWR becomes an investment company within the meaning of the Investment Company Act of 1940.

"Early Amortization Period" means, for any series of non-collateral certificates, the period beginning on the day on which an Early Amortization Event has occurred with respect to a series and ending on the earliest of:

    o payment in full of the outstanding principal amount of the certificates of the series;

    o the recommencement of the Revolving Period in accordance with the related Series Supplement; and

    o   the Termination Date for the series.

The collateral certificate will not have an Early Amortization Period.

"Eligible Account" means a wholesale financing line of credit extended by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC, to a Dealer, which, as of its date of determination:

    o is established by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC, in the ordinary course of business under a floorplan financing agreement;

    o   is in favor of an Eligible Dealer;

    o is in existence and maintained and serviced by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC; and

    o in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

"Eligible Dealer" means a Dealer:

    o which is located in the United States of America, including its territories and possessions;

    o which has not been identified by the servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation;

    o in which DaimlerChrysler or any affiliate of DaimlerChrysler does not have an equity investment; and

    o which has not been classified by the servicer as being under Dealer Trouble status.

"Eligible Deposit Account" means either:

    o   a segregated account with an Eligible Institution; or

    o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states of the United States, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

"Eligible Institution" means:

    o   the corporate trust department of the CARCO receivables trust trustee;
        or

    o a depository institution organized under the laws of the United States or any one of the states of the United States, or the District of Columbia, or a domestic branch of a foreign bank, which at all times
        (i) has either (x) a long-term unsecured debt rating of A2 or better by Moody's and of AAA by Standard & Poor's or (y) a certificate of deposit rating of P-1 by Moody's or A-1+ by Standard & Poor's and (ii) is a member of the FDIC or which is otherwise acceptable to each Rating Agency.

"Eligible Investments" means book-entry securities, negotiable instruments or physical securities having original or remaining maturities of 30 days or less, but in no event occurring later than the payment date next succeeding the CARCO receivables trust trustee's acquisition of those securities or instruments, except as otherwise provided in the related Series Supplement. Eligible Investments are limited to:

    o direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

    o demand deposits, time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States, or any domestic branch of a foreign bank, and subject to supervision and examination by Federal or state banking or depository institution authorities. However, at the time of the trust's investment or contractual commitment to invest in those investments, the commercial paper or other short-term unsecured debt obligations, other than obligations the rating of which is based on the credit of a person or entity other than the depository institution or trust company, of that entity shall have a credit rating from each of the Rating Agencies in its highest investment category;

    o commercial paper having, at the time of the CARCO receivables trust's investment or contractual commitment to invest in the commercial paper, a rating from each of the Rating Agencies in its highest investment category;

    o except during a Reinvestment Period with respect to any series, investments in money market funds having a rating from each of the Rating Agencies in its highest investment category or otherwise approved in writing by each of the Rating Agencies;

    o bankers' acceptances issued by any depository institution or trust company referred to in the second clause of this sentence;

    o certain repurchase obligations, including those of appropriately rated broker-dealers and financial institutions; and

    o any other investment consisting of a financial asset that by its terms converts to cash within a finite period of time, provided that each Rating Agency shall have notified the seller, the servicer and the CARCO receivables trust trustee that the trust's investment in that investment will not cause its then rating of any outstanding class or series with respect to which it is a Rating Agency to be reduced or withdrawn.

"Eligible Portfolio" means all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts.

"Eligible Receivable" means a receivable:

    o which was originated or acquired by DCS, directly or as successor to CFC LLC, CFC Corp. or CCC, in the ordinary course of business;

    o which has arisen under an Eligible Account and is payable in United States dollars;

    o which is owned by DCS, CFC LLC, CFC Corp. or CCC at the time of sale to the seller;

    o which represents the obligation of a Dealer to repay an advance made to the Dealer to finance the acquisition of vehicles;

    o which at the time of creation and at the time of transfer to the CARCO receivables trust is secured by a perfected first priority security interest in the related vehicle;

    o which was created in compliance in all respects with all requirements of law applicable to it and pursuant to a floorplan financing agreement which complies in all respects with all requirements of law applicable to any party to the agreement;

    o with respect to which all consents and governmental authorizations required to be obtained by DaimlerChrysler, CCC, CFC Corp., CFC LLC, CFC, DCS or the seller in connection with the creation of the receivable or the transfer of the receivable to the CARCO receivables trust or the performance by CCC, CFC LLC, CFC Corp. or DCS of the floorplan financing agreement under which the receivable was created, have been duly obtained;

    o as to which at all times following the transfer of the receivable to the CARCO receivables trust, the CARCO receivables trust will have good and marketable title to the receivable free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted under the Pooling and Servicing Agreement;

    o which has been the subject of a valid transfer and assignment from the seller to the CARCO receivables trust of all the seller's interest in the receivable, including any proceeds of the receivable;

    o which will at all times be the legal and assignable payment obligation of the related Dealer, enforceable against the Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy or other similar laws;

    o which at the time of transfer to the CARCO receivables trust is not subject to any right of rescission, setoff, or any other defense, including defenses arising out of violations of usury laws, of the Dealer;

    o as to which, at the time of transfer of the receivable to the CARCO receivables trust, DaimlerChrysler, CCC, CFC Corp., CFC LLC, DCS and the seller have satisfied all their respective obligations with respect to the receivable required to be satisfied at that time;

    o as to which, at the time of transfer of the receivable to the CARCO receivables trust, neither DaimlerChrysler, CCC, CFC Corp., CFC LLC or DCS nor the seller has taken or failed to take any action which would impair the rights of the CARCO receivables trust or the certificateholders;

    o which constitutes "chattel paper" as defined in Article 9 of the UCC as then in effect in the State of Michigan; and

    o which was transferred to the CARCO receivables trust with all applicable governmental authorization.

"Enhancements" means enhancements which may be provided with respect to one or more classes of a series of non-collateral certificates, including one or more of the following:

    o   letter of credit;

    o   surety bond;

    o   cash collateral account;

    o   spread account;

    o   guaranteed rate agreement;

    o swap, including without limitation currency swaps, or other interest protection agreement;

    o   repurchase obligation;

    o   cash deposit; or

    o another form of credit enhancement described in the related prospectus supplement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Euroclear" means the Euroclear System.

"Euroclear Operator" means Euroclear Bank, S.A./N.V.

"Euroclear Participants" means participants of Euroclear.

"Excess Funded Amount" means, initially, the initial principal balance of the certificates of a series over the Initial Invested Amount of the series.

"Excess Funding Account" means an Eligible Account established with the CARCO receivables trust trustee for a series of investor certificates in which the Excess Funding Amount will be maintained, except, to the extent provided in the related Series Supplement, during an Early Amortization Period or Reinvestment Period for the series.

"Excess Principal Collections" means the amount of available certificateholder principal collections for each series of investor certificates and any Collection Period remaining after required payments, if any.

"Excluded Series" means a series of investor certificates designated as an excluded series with respect to a Paired Series.

"Finance Hold" is described under "The Dealer Floorplan Financing Business -- Creation of Receivables."

"Fleet Receivables" means receivables originated in connection with multiple new vehicle orders of at least five vehicles by specified Dealers.

"Fully Reinvested Date" means the date on which the amount on deposit in the Principal Funding Account with respect to a series of non-collateral certificates equals the outstanding principal amount of the certificates.

"Global Securities" means the globally offered notes.

"Indirect Participants" means entities including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

"Ineligible Receivables" means any receivable as to which the Certificateholders' Interest with respect to the receivable will be reassigned to the seller on the terms and conditions set forth in this prospectus as a result of a breach by the seller of any representation and warranty described in the first paragraph of "Description of the Investor Certificates Issued by the CARCO Receivables Trust -- Representations and Warranties" in this prospectus, which breach remains uncured for 30 days or a longer period as may be agreed to by the CARCO receivables trust trustee, after the earlier to occur of the discovery of such breach by the seller or the servicer or receipt of written notice of such breach by the seller or the servicer, and which breach has a materially adverse effect on the Certificateholders' Interest in any receivable or Account.

"Initial Cut-Off Date" means May 31, 1991.


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"Initial Invested Amount" means, with respect to any series of investor certificates (other than the collateral certificate) and for any date, the amount stated as the "Initial Invested Amount" in the related Series Supplement. The Initial Invested Amount for any series may be increased or decreased from time to time as stated in the related Series Supplement, including as a result of deposits to or withdrawals from the Excess Funding Account, if any, for the series.

"Insolvency Laws" means the United States Bankruptcy Code or similar applicable state laws.

"Installment Balance" means, with respect to any dealer, the balance outstanding after the initial payment by that dealer on any receivable and not immediately required to be remitted under the related floorplan financing agreement and floorplan financing guidelines following the date of sale of the related vehicle.

"Installment Balance Amount" means the portion of the aggregate amount of Installment Balances in respect of which DCS has not received an offsetting payment from the related Dealer on a payment date.

"interest collections" or "Interest Collections" means collections under the receivables that consist of interest and other non-principal charges, including insurance fees, amounts recovered with respect to Defaulted Receivables and insurance proceeds.

"Interest Funding Account" means, with respect to a series of non-collateral certificates, the one or more trust accounts in which collections or other amounts, or the portion allocable to a class, will be deposited if the interest payment dates for a series or class occur less than monthly.

"Invested Amount" means, with respect to any series of investor certificates (other than the collateral certificate) and for any date, the amount stated as the "Invested Amount" in the related Series Supplement. In general, the Invested Amount for a series of investor certificates (other than the collateral certificate) is the Initial Invested Amount minus principal payments (other than principal payments made from the Excess Funding Account) to certificateholders or deposited in the Principal Funding Account minus unreimbursed charge-offs allocated to such investor certificates. The Invested Amount for the collateral certificate is the sum of the series nominal liquidation amounts for all outstanding series of notes.

"Investor Default Amount" means the portion of the Defaulted Amount allocated to the certificateholders of a series (including the issuer as holder of the collateral certificate).

"IRA" means an individual retirement account.

"issuer" means DaimlerChrysler Master Owner Trust.

"Miscellaneous Payments" means, for any Collection Period, the sum of:

    o Adjustment Payments and Transfer Deposit Amounts received with respect to the Collection Period; and

    o Unallocated Principal Collections on the payment date available to be treated as Miscellaneous Payments as described in this prospectus under "Description of Investor Certificates Issued by the CARCO Receivables Trust -- Allocation Percentages -- Principal Collections for all Series."

"Monthly Payment Rate" means, for a Collection Period, the percentage obtained by dividing Principal Collections for the Collection Period by the daily average Pool Balance for the Collection Period.

"Monthly Servicing Fee" means, unless a related Series Supplement or prospectus supplement states otherwise, the share of the Servicing Fee allocable to certificateholders of any series with respect to any payment date, which shall generally be equal to one-twelfth of the product of:

    o   the Servicing Fee Rate; and


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    o   the Invested Amount of the series (or, in the case of the collateral certificate, the sum of the nominal liquidation amounts of the outstanding series of notes) as of the last day of the second preceding Collection Period.

"Moody's" means Moody's Investors Service, Inc. or its successors.

"New Vehicles" means:

    o   current and prior model year unmiled vehicles;

    o current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler; and

    o   prior model year and two year old miled vehicles.

"non-collateral certificates" means the investor certificates other than the collateral certificate.

"OID" means original issue discount.

"OID regulations" means the Treasury regulations relating to OID.

"Overconcentration Amount" means the aggregate principal amount of receivables in the CARCO receivables trust on a payment date which are Dealer
Overconcentrations.

"Paired Series" means a series of non-collateral certificates previously issued by the CARCO receivables trust as to which the Accumulation Period or Controlled Amortization Period has commenced with respect to which a series of certificates may be designated as an Excluded Series.

"Participants" means the participating organizations of DTC which include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.

"Plan Assets Regulation" means the final regulation issued by DOL concerning the definition of what constitutes the "plan assets" of Benefit Plans.

"Pool Balance" means the aggregate amount of the principal balances of the receivables.

"Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement, as amended and supplemented from time to time, among DCWR, as seller of the receivables, DCS, as servicer of the receivables, and the CARCO receivables trust trustee.

"prime rate" means the rate designated as the "prime rate" from time to time by certain financial institutions selected by DCS.

"principal collections" or "Principal Collections" means collections of principal on the receivables.

"Principal Funding Account" means the trust account established for the benefit of the certificateholders of a series of non-collateral certificates in which, during the Accumulation Period for the series, Principal Collections and other amounts allocable to the Certificateholders' Interest of the series, which may include some Excess Principal Collections, will be deposited.

"principal receivables" means the portion of the receivables that represents principal.

"Principal Shortfalls" means any principal distributions to certificateholders of any series of investor certificates which are either scheduled or permitted and which have not been covered out of principal collections and certain other amounts allocated to the series.

"Principal Terms" means the terms of a series of investor certificates which, under the Pooling and Servicing Agreement, the seller may specify, including, among other things:


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    o   its name or designation;

    o   its initial principal amount, or method for calculating such amount;

    o its certificate rate, or the method for determining its certificate rate;

    o a date on which it will begin its Accumulation Period or Controlled Amortization Period, if any;

    o the method for allocating principal and interest to certificateholders of such series;

    o   the percentage used to calculate monthly servicing fees;

    o the issuer and terms of any Enhancement or the level of subordination provided by the Seller's Interest;

    o the terms on which the certificates of such series may be exchanged for certificates of another series, be subject to repurchase, optional redemption or mandatory redemption by the seller or be remarketed by any remarketing agent;

    o   the Series Termination Date; and

    o   any other terms permitted by the Pooling and Servicing Agreement.

"Qualified Account" means either:

    o a segregated account (including a securities account) with a Qualified Institution; or

    o a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), so long as any of the securities of such depository institution shall have a credit rating from each rating agency in one of its generic rating categories which signifies investment grade.

"Qualified Institution" means either:

    o a depository institution, which may include the indenture trustee or the owner trustee (so long as it is a paying agent), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, the deposits of which are insured by the Federal Deposit Insurance Corporation and which at all times has a short-term unsecured debt rating in the applicable investment category of each rating agency; or

    o   a depository institution acceptable to each rating agency.

"Rating Agency" means each rating agency designated by the seller in respect of any outstanding series or class of certificates or each rating agency designated by the seller for a series of notes, as the case may be.

"Receivables Transfer Date" means the Series Cut-Off Date, or the Additional Cut-Off Date, in the case of any Additional Accounts, or the date any future receivable is generated.

"Registration Statement" means the registration statement, together with all amendments and exhibits, which the seller has filed under the Securities Act with the Commission with respect to the collateral certificate and the notes.


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"Reinvestment Event" means, for any series of non-collateral certificates, any of the events so defined in the related Series Supplement.

"Reinvestment Period" means, for any applicable series of non-collateral certificates, the period beginning on the day on which a Reinvestment Event has occurred and ending on the earliest of:

    o the beginning of an Early Amortization Period with respect to the series;

    o the recommencement of the Revolving Period in accordance with the related Series Supplement; and

    o payment in full of the outstanding principal amount of the non-collateral certificates of the series.

The collateral certificate will not have a Reinvestment Period.

"remarketing firms" means one or more firms which, acting as principals for their own accounts or as agents for the seller, may offer and sell the notes of a series, if the related prospectus supplement so states, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms.

"Removal and Repurchase Date" means the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur.

"Removal Commencement Date" means the Determination Date on which removal of one or more Accounts will commence.

"Removal Date" means the Determination Date on which the Designated Balance in a Designated Account is reduced to zero.

"Removal Notice" means a written notice furnished to the CARCO receivables trust trustee, any Enhancement provider and the Rating Agencies by the seller, or the servicer on its behalf stating the Removal Commencement Date and the Designated Accounts.

"Removed Account" means a Designated Account as to which the seller has stopped allocating collections of receivables and which has been deemed removed from the CARCO receivables trust for all purposes.

"Repurchased Receivables" means Designated Receivables which have been deemed repurchased from the CARCO receivables trust for all purposes.

"Required Participation Amount" means for any date an amount equal to the sum of:

    o the sum of the amounts for each series of certificates obtained by multiplying the Required Participation Percentage for the series by the Initial Invested Amount for the series at that time. However, each Excluded Series will be excluded from this calculation until the Invested Amount of the related Paired Series is reduced to zero;

    o the Trust Available Subordinated Amount on the immediately preceding Determination Date, after giving effect to the allocations, distributions, withdrawals and deposits to be made on the payment date following that Determination Date; and

    o the sum of (x) the sum of the amounts for each series of notes obtained by multiplying the Required Participant Percentage for the series by the nominal liquidation amount of that series of notes at that time and (y) the sum of the overcollateralization amounts for each series of notes on the preceding payment date, after giving effect to the allocations, deposits and payments made on that payment date.

"Required Participation Percentage" means, for a series, the required participation percentage specified in the related Series Supplement.


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


"Revolving Period" means, for any series of non-collateral certificates, the period during which Principal Collections and other amounts otherwise allocable to the Certificateholders' Interest of that series or class will be:

    o   paid to the seller;

    o   deposited to the Excess Funding Account, if any, for that series; or

    o distributed to, or for the benefit of, the certificateholders of other classes or series.

The collateral certificate will not have a Reinvestment Period. A Revolving Period for a series of non-collateral certificates will begin on the Series Cut-off Date and end on the earlier of:

    o the day immediately before the Accumulation Period commencement date or the controlled amortization period commencement date for the series; and

    o the day immediately before the day on which an Early Amortization Event or a Reinvestment Event occurs with respect to the series.

"RPA seller" means DCS, as seller, together with its predecessors as appropriate, under the Receivables Purchase Agreement.

"SEC" or "Commission" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Seller's Certificate" means the certificate evidencing the Seller's Interest.

"Seller's Participation Amount" means the Pool Balance minus the aggregate Invested Amounts for all outstanding series of certificates.

"Series Allocable Defaulted Amount" means, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of the Defaulted Amount with respect to the Collection Period.

"Series Allocable Interest Collections" means, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of Interest Collections, with respect to the Collection Period.

"Series Allocable Miscellaneous Payments" means, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of Miscellaneous Payments, with respect to the Collection Period.

"Series Allocable Principal Collections" means, with respect to any series of certificates for any Collection Period, the product of the Series Allocation Percentage for the series and the amount of Principal Collections, with respect to the Collection Period.

"Series Allocation Percentage" means, with respect to a series for any Collection Period, the percentage equivalent of a fraction, the numerator of which is the Adjusted Invested Amount of the series as of the last day of the immediately preceding Collection Period and the denominator of which is the Trust Adjusted Invested Amount as of that last day.

"Series Cut-off Date" means, for a series, the date stated in the related Series Supplement on which a revolving period for the series of certificates will begin.

"Series Issuance Date" means the date of issuance of any series.

"Series Supplement" means a supplement to the Pooling and Servicing Agreement that provides for a series of investor certificates.


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


"Series Termination Date" means, for any series, the date stated in the related prospectus supplement, on which the last payment of principal and interest on any series of certificates will be due and payable, if not previously paid.

"Service Default" means any of the following events:

    o failure by the servicer to make any payment, transfer or deposit, or to give instructions to the CARCO receivables trust trustee to make any payment, transfer or deposit, on the date the servicer is required to do so under the Pooling and Servicing Agreement, which is not cured within a five day grace period;

    o failure by the servicer duly to observe or perform any other covenants or agreements of the servicer in the Pooling and Servicing Agreement which failure has a materially adverse effect on the certificateholders of any outstanding series and which continues unremedied for a period of 30 days after the date written notice of the failure shall have been given to the servicer by the CARCO receivables trust trustee;

    o the servicer delegates its duties under the Pooling and Servicing Agreement, except as specifically permitted thereunder;

    o any representation, warranty or certification made by the servicer in the Pooling and Servicing Agreement or in any certificate delivered pursuant to the Pooling and Servicing Agreement proves to have been incorrect in any material respect when made, has a materially adverse effect on the rights of the certificateholders of any outstanding series, and which materially adverse effect continues for a period of 60 days after written notice of that fact shall have been given to the servicer by the CARCO receivables trust trustee; or

    o events of bankruptcy, insolvency or receivership occur with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first clause for a period of ten business days or referred to under the second, third or fourth clauses for a period of 60 business days, shall not constitute a Service Default if the delay or failure was caused by an act of God or other similar occurrence.

"Service Transfer" means, in the event of any Service Default, an action by the CARCO receivables trust trustee, by written notice to the servicer, terminating all of the rights and obligations of the servicer, as servicer, under the Pooling and Servicing Agreement and in and to the receivables and the proceeds thereof and appointing a new servicer.

"servicer" means DCS or any successor servicer.

"Servicing Fee" means a monthly servicing fee which constitutes the servicer's compensation with respect to the certificates of a series for its servicing activities and reimbursement for its expenses, unless the related Series Supplement or prospectus supplement states otherwise.

"Servicing Fee Rate" means, for a series, the servicing fee rate set forth in the related Series Supplement.

"Special Payment Date" means, during an Early Amortization Period for a series, each payment date beginning with the payment date following the Collection Period in which the Early Amortization Period begins.

"Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successors.

"Supplemental Certificate" means a certificate for which the seller may, from time to time, exchange a portion of the Seller's Certificate for transfer or assignment to a person or entity chosen by the seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement, if:


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


    o the seller shall at the time of that exchange and after giving effect to the exchange have an interest of not less than 2% in the Pool Balance;

    o the seller shall have delivered to the CARCO receivables trust trustee, the Rating Agencies and any Enhancement provider a Tax Opinion with respect to the exchange; and

    o the seller shall have delivered to the CARCO receivables trust trustee written confirmation from the applicable Rating Agencies that the exchange will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates. Any later transfer or assignment of a Supplemental Certificate is also subject to certain conditions.

"Tax Counsel" means Sidley Austin Brown & Wood LLP, special federal income tax counsel to the seller, the CARCO receivables trust and the issuer.

"Tax Opinion" means an opinion of counsel to the effect that, for federal income tax and Michigan income and single business tax purposes:

    o such action, other than some specified actions, will not adversely affect the characterization of the non-collateral certificates of any outstanding series or class as debt of the seller; and

    o   the issuance will not cause a taxable event to any certificateholders.

"Terms and Conditions" means, collectively, the Terms and Conditions Governing Use of Euroclear and the related Operative Procedures of the Euroclear System, and applicable Belgian law.

"Transfer Deposit Amount" means, for any Determination Date, the amount by which the Seller's Participation Amount would be less than the Trust Available Subordinated Amount, after giving effect to the allocations, distributions, withdrawals and deposits to be made on that payment date, following a deduction by the servicer of the principal balance of a receivable from the Pool Balance.

"Trust Adjusted Invested Amount" means with respect to any Collection Period, the sum of the Adjusted Invested Amounts for all outstanding series of certificates.

"Trust Available Subordinated Amount" means the aggregate Available Subordinated Amounts for all outstanding series of non-collateral certificates.

"UCC" means the Uniform Commercial Code.

"Unallocated Principal Collections" means any amount of Principal Collections which are held unallocated.

"USA" means U.S. Auto Receivables Company.

"U.S. Wholesale Portfolio" means the accounts of domestic dealers financed and serviced by DCS.

"Used Vehicles" means previously owned vehicles, other than current model year miled vehicles purchased at a closed auction conducted by DaimlerChrysler and prior model year and two year old miled vehicles.

                                                                     Annex A

                         Global Clearance, Settlement
                       and Tax Documentation Procedures

    Except in limited circumstances, we will make available the globally offered notes (the "Global Securities") only in book-entry form. Unless we state otherwise in a prospectus supplement for a series, investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream or Euroclear. Investors may trade the Global Securities as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Investors holding Global Securities through Clearstream and Euroclear will conduct secondary market trades between each other in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, i.e., seven calendar day settlement.

    Investors holding Global Securities through DTC will conduct secondary market trades between each other under the rules and procedures applicable to U.S. corporate debt obligations.

    Clearstream or Euroclear and DTC participants holding Global Securities will effect secondary cross-market trades between each other on a delivery-against-payment basis through their respective depositaries, who are participants in DTC.

    Non-U.S. holders of Global Securities will be exempt from U.S. withholding taxes if those holders meet requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

    DTC, in the name of Cede & Co. as nominee of DTC, will hold all Global Securities in book-entry form. Financial institutions acting on the behalf of investors as direct and indirect participants in DTC will represent those investors' interests in the Global Securities. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as participants of DTC.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to securities previously issued by the trust. DTC will credit investor securities custody accounts with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Clearstream or Euroclear will credit Global Securities to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that purchasers and sellers can settle on the desired value date.

    Trading between DTC participants. DTC participants will settle secondary market trades between each other using the procedures applicable to securities previously issued by the issuer in same-day funds.

    Trading between Clearstream and/or participants. Clearstream participants and/or Euroclear participants will settle secondary market trades between each other using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When a DTC participant desires to transfer Global Securities from its account to the account of a Clearstream participant or a Euroclear participant the purchaser will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. Clearstream or Euroclear will instruct their respective depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month the depositary will then make payment to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the respective clearing system will credit the Global Securities to its system and, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The Global Securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. They may do so the most directly by prepositioning funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the related depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream and Euroclear participants may employ their customary procedures for transactions in which they are to transfer Global Securities by the respective clearing system, through the related depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the related depositary to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. For transactions settling on the 31st day of the month, payment will include interest accrued to and excluding the first day of the following month. Clearstream or Euroclear will then reflect the payment in the account of the Clearstream participant or Euroclear participant the following day, and back-value to the value date, which would be the preceding day, when settlement occurred in New York, the receipt of the cash proceeds in the Clearstream or Euroclear participant's account. Should the Clearstream or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, i.e., the trade fails, Clearstream or Euroclear would instead value as of the settlement date the receipt of the cash proceeds in the Clearstream or Euroclear participant's account.

    Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

    o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities enough time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

    o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

U.S. Federal Income Tax Documentation Requirements

    A holder of Global Securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless the holder takes one of the following steps to obtain an exemption or reduced tax rate:

    o Exemption for non-U.S. persons (Form W-8BEN). Non-U.S. persons that are beneficial owners of a note and are individuals or entities treated as corporations for federal income tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

    o Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person that for federal income tax purposes is an individual or entity treated as a corporation, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income from a note is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

    o Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8BEN). Non-U.S. persons that are beneficial owners of a note and that for federal income tax purposes are individuals or entities treated as corporations residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. A non-U.S. person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

    o Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Global Security holder, or in the case of a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom he holds, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN are generally effective for three calendar years and Form W-8ECI is effective for one calendar year.

    In this summary, we have not dealt with all aspects of federal income tax withholding that may be relevant to foreign holders of these Global Securities. We advise investors to consult their own tax advisors for specific tax advice concerning their holding and disposing of these Global Securities.

======================================  ======================================


    No dealer, salesman or other                     DAIMLERCHRYSLER
person has been authorized to give
any information or to make any
representations, other than those
contained in the prospectus or
prospectus supplement. Any                           DAIMLERCHRYSLER
information or representations,
other than those contained in the
prospectus or prospectus supplement,               MASTER OWNER TRUST
are not authorized by the seller or
by the underwriters. Do not rely on
any information or representations                        $[o]
other than those contained in the                   Auto Dealer Loan
prospectus or prospectus supplement.               Asset Backed Notes,
                                                       Series [o],
    We only intend the prospectus                        due [o]
supplement to be an offer to sell or a
solicitation of any offer to buy the
offered securities if:                          DAIMLERCHRYSLER WHOLESALE
                                                     RECEIVABLES LLC
    o   used in jurisdictions in which                   Seller
        the offer or solicitation is
        authorized,
                                                DAIMLERCHRYSLER SERVICES
    o   the person making the offer or              NORTH AMERICA LLC
        solicitation is qualified to do                 Servicer
        so, and

    o   the offer or solicitation is              PROSPECTUS SUPPLEMENT
        made to anyone to whom it is
        lawful to make the offer or                 [underwriter[s]]
        solicitation.

    The information in the
prospectus or prospectus supplement
is only accurate as of the date of
this prospectus supplement.

    All dealers effecting
transactions in the offered
securities within 90 days after the
date of this prospectus supplement
may be required to deliver the
prospectus and prospectus
supplement, regardless of their
participation in this distribution.
This is in addition to the
obligation of dealers to deliver the
prospectus supplement when acting as
underwriters or when selling their
unsold allotments or subscriptions.


=======================================   ====================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Securities.

  SEC Filing Fee...........................................    $485,400
  Trustee's Fees and Expenses (including counsel fees).....     $15,000
  Accounting Fees and Expenses.............................     $35,000
  Legal Fees and Expenses..................................     $20,000
  Printing and Engraving Expenses..........................     $25,000
  Rating Agency Fees.......................................    $175,000
  Miscellaneous............................................      $7,000
                                                                 ------
       Total...............................................    $762,400

Item 15. Indemnification of Directors and Officers.

         DaimlerChrysler Corporation (parent of DaimlerChrysler Services North America LLC and therefore the indirect parent of the Registrant) is incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         Section B of Article VIII of the Certificate of Incorporation of DaimlerChrysler Corporation, the indirect parent of the Registrant, provides, in effect, that, subject to certain limited exceptions, DaimlerChrysler Corporation will indemnify the officers and directors of DaimlerChrysler Corporation or its subsidiaries to the extent permitted by Delaware law. In addition, DaimlerChrysler Corporation maintains insurance providing for payment, subject to certain exceptions, on behalf of officers and directors of DaimlerChrysler Corporation and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers or directors.

         The Registrant, DaimlerChrysler Wholesale Receivables LLC, is formed under Delaware law. Section 18-108 of the Delaware Limited Liability Company Act provides, in effect, that a Delaware limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

         Section 8.2 of the Registrant's Amended and Restated Limited Liability Company Agreement indemnifies each member, employee or agent of the Registrant against expenses, judgments and amounts paid in settlement actually and reasonably incurred by such person in connection with actions, suits or proceedings by reason of such person being a member, employee or agent of the Registrant.


Item 16. Exhibits:

1.1 --   Form of Underwriting Agreement.

3.1 --   Certificate of Formation of the Registrant is incorporated by reference from Exhibit 3.1 of the Registrant's Registration
         Statement on Form S-3 (File No. 333-37882).

3.2 --   Limited Liability Company Agreement of the Registrant is incorporated by reference from Exhibit 3.2 of the Registrant's
         Registration Statement on Form S-3 (File No. 333-37882).

3.3 --   Form of Certificate of Trust for DaimlerChrysler Master Owner Trust (the "Issuer") (included in Exhibit 4.5).

4.1 --   Amended and Restated Pooling and Servicing Agreement among the Registrant, the Servicer and The Bank of New York, as
         Trustee, is incorporated by reference from Exhibit 4.1 of the Registrant's Registration Statement on Form S-3
         (File No. 333-73570).

4.2 --   Series 2002-CC Series Supplement to the Amended and Restated Pooling and Servicing Agreement (including form of collateral certificate).

4.3 --   Indenture between the Issuer and the Indenture Trustee.

4.4 --   Form of Series Indenture Supplement between the Issuer and the Indenture Trustee (including form of notes).

4.5 --   Trust Agreement between the Registrant and the Owner Trustee (including form of the Issuer's certificate of trust).

4.6 --   Form of collateral certificate (included in Exhibit 4.2).

4.7 --   Form of notes (included in Exhibit 4.4).

5.1 --   Opinion of Sidley Austin Brown & Wood LLP with respect to certain matters involving the notes and the collateral certificate.

8.1 --   Opinion of Sidley Austin Brown & Wood LLP with respect to certain federal tax matters.

23.1--   Consent of Sidley Austin Brown & Wood LLP (included in opinions filed as Exhibits 5.1 and 8.1).

23.2--   Consent of KPMG LLP.

25.1--   Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

99.1--   Administration Agreement among the Issuer, the Administrator and the Indenture Trustee.


Item 17. Undertakings.

         (a) As to Rule 415: The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) to reflect in the prospectus any facts or
                  events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) As to indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         (c) As to documents subsequently filed that are incorporated by reference: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing, if any, of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) As to information omitted in reliance on Rule 430A: The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on the 20th day of June, 2003.

                       DAIMLERCHRYSLER WHOLESALE RECEIVABLES LLC, as depositor to CARCO Auto Loan Master Trust and as beneficiary of DaimlerChrysler Master Owner Trust

                       By Chrysler Financial Receivables Corporation, a Member


                       By    /s/    Juergen Walker
                             ---------------------------------------------
                                               Juergen Walker
                                                  President


         Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement have been signed by the following persons in the capacities and on the dates indicated.

Principal executive officer of Chrysler Financial Receivables
Corporation:


/s/                   Juergen Walker                            President                       June 20, 2003
-----------------------------------------------------------
                        Juergen Walker


Principal financial officer and sole director of Chrysler Financial
Receivables Corporation:
                                                                Vice President, Sole
                                                                Director and Chief
/s/                   David H. Olsen                            Financial Officer               June 20, 2003
-----------------------------------------------------------
                        David H. Olsen


Principal accounting officer of Chrysler Financial
Receivables Corporation:
/s/                    Norbert Meder                            Vice President and              June 20, 2003
-----------------------------------------------------------
                        Norbert Meder                           Controller


       BOARD OF DIRECTORS OF CHRYSLER FINANCIAL RECEIVABLES CORPORATION:




Director of Chrysler Financial Receivables Corporation:

/s/                   David H. Olsen                            Director                        June 20, 2003
-----------------------------------------------------------
                        David H. Olsen

                                 EXHIBIT INDEX

Exhibit
Number                                                   Description
-------  --------------------------------------------------------------------------------------------------------------------------
1.1 --   Form of Underwriting Agreement.

3.1 --   Certificate of Formation of the Registrant is incorporated by reference from Exhibit 3.1 of the Registrant's Registration
         Statement on Form S-3 (File No. 333-37882).

3.2 --   Limited  Liability Company Agreement of the Registrant is incorporated by reference from Exhibit 3.2 of the Registrant's
         Registration Statement on Form S-3 (File No. 333-37882).

3.3 --   Form of Certificate of Trust for DaimlerChrysler Master Owner Trust (the "Issuer") (included in Exhibit 4.5).

4.1 --   Amended and Restated Pooling and Servicing Agreement among the Registrant, the Servicer and The Bank of New York, as Trustee, is incorporated by reference from Exhibit 4.1 of the Registrant's Registration Statement on Form S-3
         (File No. 333-73570).

4.2 --   Series 2002-CC Series  Supplement to the Amended and Restated Pooling and Servicing Agreement (including form of collateral certificate).

4.3 --   Indenture between the Issuer and the Indenture Trustee.

4.4 --   Form of Series Indenture Supplement between the Issuer and the Indenture Trustee (including form of notes).

4.5 --   Trust Agreement between the Registrant and the Owner Trustee (including form of the Issuer's certificate of trust).

4.6 --   Form of collateral certificate (included in Exhibit 4.2).

4.7 --   Form of notes (included in Exhibit 4.4).

5.1 --   Opinion of Sidley Austin Brown & Wood LLP with respect to certain matters involving the notes and the collateral certificate.

8.1 --   Opinion of Sidley Austin Brown & Wood LLP with respect to certain federal tax matters.

23.1--   Consent of Sidley Austin Brown & Wood LLP (included in opinions filed as Exhibits 5.1 and 8.1).

23.2--   Consent of KPMG LLP.

25.1--   Form of T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

99.1--   Administration Agreement among the Issuer, the Administrator and the Indenture Trustee.


                                     E-1